Exhibit 10.3

AMENDED AND RESTATED
CREDIT AGREEMENT
among
GPIF S FUNDING,
as Borrower,
THE LENDERS PARTY HERETO,
BANK OF AMERICA, N.A.,
as Administrative Agent,
GOLUB CAPITAL PRIVATE INCOME FUND S,
as Servicer
COMPUTERSHARE TRUST COMPANY, N.A.,
as Collateral Custodian
and
THE SECURITIZATION SUBSIDIARIES PARTY HERETO
BANK OF AMERICA, N.A.,
as Sole Lead Arranger and Sole Book Manager
Dated December 31, 2025

TABLE OF CONTENTS
Page
Section 1.01    Defined Terms    1
Section 1.02    Other Interpretive Provisions    59
Section 1.03    Accounting Terms    60
Section 1.04    Rounding    60
Section 1.05    Event of Default; Servicer Termination Event    60
Section 1.06    [Reserved]    60
Section 1.07    Times of Day    60
Section 1.08    Business Day Convention    61
Section 1.09    Currency Conversion    61
Section 1.10    Settlement Date Basis    61
Section 1.11    Interest Rates    61
ARTICLE II

THE COMMITMENTS AND BORROWINGS
Section 2.01    Loans    62
Section 2.02    Borrowings and Conversions of Loans    62
Section 2.03    Prepayments; Conversions    64
Section 2.04    Termination or Reduction of Commitments; Incremental Lenders    66
Section 2.05    Repayment of Loans    68
Section 2.06    Interest.    68
Section 2.07    Fees    68
Section 2.08    Computation of Interest and Fees    69
Section 2.09    Evidence of Debt    69
Section 2.10    Payments Generally; Administrative Agent’s Clawback    70
Section 2.11    Sharing of Payments by Lenders    72
Section 2.12    Defaulting Lenders    72
Section 2.13    Distributions    74
Section 2.14    Reinvestments    78
Section 2.15    Optional Sales    78
Section 2.16    Repurchase of Warranty Collateral Assets    81
Section 2.17    Unfunded Exposure Account    83
ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01    Taxes    84
Section 3.02    Illegality    88
Section 3.03    Inability to Determine Rates    88
Section 3.04    Increased Costs    93
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Section 3.05    Compensation for Losses    94
Section 3.06    Mitigation Obligations; Replacement of Lenders    95
Section 3.07    Survival    95
ARTICLE IV

CONDITIONS PRECEDENT TO BORROWINGS
Section 4.01    Conditions of Initial Borrowing    95
Section 4.02    Conditions to all Borrowings and Reinvestments    97
Section 4.03    Conditions of Amendment and Restatement    98
ARTICLE V

REPRESENTATIONS AND WARRANTIES
Section 5.01    Existence, Qualification and Power    100
Section 5.02    Authorization; No Contravention    100
Section 5.03    Governmental Authorization; Other Consents    100
Section 5.04    Binding Effect    101
Section 5.05    [Reserved]    101
Section 5.06    Litigation    101
Section 5.07    No Default    101
Section 5.08    Taxes    101
Section 5.09    ERISA Matters    102
Section 5.10    Equity Interests    102
Section 5.11    Margin Regulations; Investment Company Act    102
Section 5.12    Disclosure    102
Section 5.13    Compliance with Laws    103
Section 5.14    Taxpayer Identification Number; Other Identifying Information    103
Section 5.15    Anti-Corruption Laws; Sanctions    103
Section 5.16    Solvency    103
Section 5.17    [Reserved].    103
Section 5.18    No Liens, Etc.    103
Section 5.19    [Reserved]    104
Section 5.20    Collateral    104
Section 5.21    Selection Procedures    104
Section 5.22    Indebtedness    104
Section 5.23    No Injunctions    104
Section 5.24    No Subsidiaries    104
Section 5.25    [Reserved].    104
Section 5.26    Collections    104
Section 5.27    Value Given    104
Section 5.28    Use of Proceeds    105
Section 5.29    [Reserved].    105
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Section 5.30    Loan Documents    105
Section 5.31    Eligibility of Collateral Assets    105
Section 5.32    Broker-Dealer    105
Section 5.33    Instructions to Obligors    105
Section 5.34    EEA Financial Institution    105
ARTICLE VI

AFFIRMATIVE COVENANTS
Section 6.01    Financial Statements    106
Section 6.02    Certificates; Other Information    107
Section 6.03    Notices    108
Section 6.04    Payment of Obligations    108
Section 6.05    Preservation of Existence, Etc.    109
Section 6.06    [Reserved].    109
Section 6.07    Further Assurances    109
Section 6.08    Compliance with Laws    109
Section 6.09    Books and Records    109
Section 6.10    Inspection Rights    109
Section 6.11    Organization Documents    110
Section 6.12    Security Interest    110
Section 6.13    Sanctions    110
Section 6.14    Anti-Corruption Laws; Sanctions    110
Section 6.15    Securitization Subsidiary    110
Section 6.16    Special Purpose Entity Requirements    111
Section 6.17    Deposit of Collections    112
Section 6.18    Taxes    113
Section 6.19    [Reserved]    113
Section 6.20    Delivery of Collateral Asset Files    113
ARTICLE VII

NEGATIVE COVENANTS
Section 7.01    Liens    113
Section 7.02    Investments    113
Section 7.03    Indebtedness; Bank Accounts    113
Section 7.04    Fundamental Changes    113
Section 7.05    Sale of Collateral Assets    114
Section 7.06    Restricted Payments    114
Section 7.07    Transactions with Affiliates    114
Section 7.08    Burdensome Agreements    115
Section 7.09    Use of Proceeds    115
Section 7.10    Sanctions    115
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Section 7.11    Special Purpose Entity Requirements    115
Section 7.12    ERISA    116
Section 7.13    Change in Nature of Business    116
Section 7.14    Anti-Corruption Laws    116
Section 7.15    Use of Proceeds    116
Section 7.16    Limitation on Investments    116
ARTICLE VIII

ADMINISTRATION AND SERVICING OF COLLATERAL ASSETS
Section 8.01    Retention and Termination of the Servicer    117
Section 8.02    Resignation and Removal of the Servicer; Appointment of Successor Servicer    117
Section 8.03    Duties of the Servicer    118
Section 8.04    Representations and Warranties of the Servicer    121
Section 8.05    Covenants of the Servicer    123
Section 8.06    Servicing Fees; Payment of Certain Expenses by Servicer    125
Section 8.07    Collateral Reporting    125
Section 8.08    Notices    125
Section 8.09    Access to Servicer and Servicer’s Records    125
ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES
Section 9.01    Events of Default    126
Section 9.02    Remedies Upon Event of Default    130
Section 9.03    Purchase Right.    131
ARTICLE X

ADMINISTRATIVE AGENT
Section 10.01    Appointment and Authority    131
Section 10.02    Rights as a Lender    131
Section 10.03    Exculpatory Provisions    132
Section 10.04    Reliance by Administrative Agent    133
Section 10.05    Delegation of Duties    133
Section 10.06    Resignation of Administrative Agent    134
Section 10.07    Non-Reliance on Administrative Agent and Other Lenders    135
Section 10.08    No Other Duties, Etc.    135
Section 10.09    Administrative Agent May File Proofs of Claim; Credit Bidding    136
Section 10.10    Collateral Matters    137
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Section 10.11    Indemnification    138
Section 10.12    Recovery of Erroneous Payments    138
ARTICLE XI

MISCELLANEOUS
Section 11.01    Amendments, Etc.    138
Section 11.02    Notices; Effectiveness; Electronic Communication    140
Section 11.03    No Waiver; Cumulative Remedies; Enforcement    142
Section 11.04    Expenses; Indemnity; Damage Waiver    143
Section 11.05    Payments Set Aside    146
Section 11.06    Successors and Assigns    147
Section 11.07    Treatment of Certain Information; Confidentiality    151
Section 11.08    Right of Setoff    153
Section 11.09    Interest Rate Limitation    153
Section 11.10    Counterparts; Integration; Effectiveness    154
Section 11.11    Survival of Representations and Warranties    154
Section 11.12    Severability    154
Section 11.13    Replacement of Lenders    154
Section 11.14    Governing Law; Jurisdiction; Etc.    155
Section 11.15    Waiver of Jury Trial    157
Section 11.16    No Advisory or Fiduciary Responsibility    157
Section 11.17    Electronic Execution of Assignments and Certain Other Documents    158
Section 11.18    USA PATRIOT Act    159
Section 11.19    [Reserved]    159
Section 11.20    Non-Recourse Obligations; No Petition    159
Section 11.21    Time of the Essence    160
Section 11.22    Judgment Currency    160
Section 11.23    Acknowledgement Regarding Any Supported QFCs    160
Section 11.24    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    162
Section 11.25    Amendment and Restatement    162
ARTICLE XII

COLLATERAL CUSTODIAN
Section 12.01    Designation of Collateral Custodian    163
Section 12.02    Duties of the Collateral Custodian    163
Section 12.03    Collateral Administration    165
Section 12.04    Reports    167
Section 12.05    Delivery of Collateral Asset Files    168
Section 12.06    Collateral Asset File Certification    168
Section 12.07    Release of Collateral Asset Files    169
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Section 12.08    Examination of Collateral Asset Files    171
Section 12.09    Lost Note Affidavit    171
Section 12.10    Transmission of Collateral Asset Files    171
Section 12.11    Merger or Consolidation    171
Section 12.12    Collateral Custodian Compensation    172
Section 12.13    Removal or Resignation of Collateral Custodian    172
Section 12.14    Limitations on Liability    173
Section 12.15    Collateral Custodian as Agent of Administrative Agent    175
ANNEXES
A    Advance Rates
B    Eligibility and Portfolio Criteria
C    Moody’s Rating Definitions
D    S&P Rating Definitions
SCHEDULES
2.01    Commitments and Applicable Percentages
5.07    Certain Contractual Obligations
5.14    Identification Information of Borrower and Borrower Parent
7.06    Closing Date Collateral Assets
11.02    Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
A    Form of Loan Notice
B-1    Form of Assignment and Assumption
B-2    Form of Joinder Agreement
B-3    Form of Administrative Questionnaire
C    Form of Compliance Certificate (Borrower)
D    Form of U.S. Tax Compliance Certificates
E-1    Form of Request for Release and Receipt
E-2    Form of Request for Release and Receipt
F    Collateral Asset Schedule Certification
G-1    Monthly Report
G-2    Payment Date Report
H    Form of Reinvestment Request
I    Form of Approval Notice
J    Form of Note
K    [Reserved]
L    Form of Borrowing Base Certificate
M    Form of Notice of Loan Prepayment
N    Form of Securitization Subsidiary Joinder
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AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of December 31, 2025, among GPIF S FUNDING, a Delaware statutory trust (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), Golub Capital Private Income Fund S, a Delaware statutory trust, as Servicer (the “Servicer”), COMPUTERSHARE TRUST COMPANY, N.A., as Collateral Custodian (in such capacity, together with its successors and assigns, the “Collateral Custodian”) and each securitization subsidiary from time to time party hereto (collectively, the “Securitization Subsidiaries” and individually, a “Securitization Subsidiary”).
The Borrower, Bank of America, N.A., as a Lender, the Administrative Agent, the servicer party thereto, and the Collateral Custodian are party to that certain credit agreement, dated as of December 11, 2025 (as amended from time to time, the “Existing Agreement”), pursuant to which the lenders party thereto severally agreed, on the terms and conditions set forth therein, to make loans to the Borrower (or to a Securitization Subsidiary as directed by the Borrower) from time to time.
The parties to the Existing Agreement desire to amend and restate the Existing Agreement pursuant to the terms hereof. The Borrower has requested that the Lenders provide a revolving credit facility (the “Facility”), and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS
Section 1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Account” means any of the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account and any sub-accounts thereof deemed appropriate or necessary by the Administrative Agent for convenience in administering such accounts.
“Account Control Agreement” means, collectively, (i) the Borrower Account Control Agreement and (ii) each Securitization Subsidiary Account Control Agreement.
“Accreted Interest” means interest accrued on a Collateral Asset that is added to the principal amount of such Collateral Asset instead of being paid as it accrues.
“Adjusted Principal Balance” means with respect to any Collateral Asset as of any date of determination, the Dollar Equivalent of (a) the Principal Balance of such Collateral Asset multiplied by (b) the Assigned Value of such Collateral Asset. The “Adjusted Principal Balance” of any Collateral Asset that is not an Eligible Collateral Asset shall be zero.
“Administrative Agent” has the meaning specified in the Preamble.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.
“Administrative Expenses” means the fees and expenses (including indemnification payments) and other amounts of the Borrower or any Securitization Subsidiary due or accrued and payable by the Borrower or any Securitization Subsidiary in the following order: (a) first, on a pro rata basis, (x) to the Delaware Trustee, any amounts and indemnities payable to the Delaware Trustee pursuant to the Trust Agreement and (y) to any amounts and indemnities payable to the Collateral Custodian and the Securities Intermediary pursuant to the Loan Documents, including any accrued and unpaid Collateral Custodian Fees and Expenses; (b) second, to any rating agency for fees and expenses in connection with the rating of (or provision of credit estimates in respect of) any Collateral Asset and (c) third, to the Servicer to pay any expenses (excluding the Servicing Fee) of the Servicer under the Loan Documents.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit B-3 or any other form approved by the Administrative Agent.
“Advance Rate” means a percentage applicable to each Collateral Asset as specified in Annex A under the caption “Advance Rate”.
“Adverse Claim” means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien, other than Permitted Liens.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Person” has the meaning specified in Section 3.04(a).
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, (i) the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or common control by, a common Financial Sponsor and (ii) a Person whose equity securities were acquired by the Borrower, any Securitization Subsidiary, the Borrower Parent or an Affiliate in a workout or restructuring of, or in connection with a new financing of, a Collateral Asset shall not be deemed an “Affiliate” of the Borrower or any Securitization Subsidiary.
“Agent Fee Letter” means any letter agreement between the Borrower and the Administrative Agent with respect to any Agent Fees.
“Agent Fees” has the meaning specified in Section 2.07(c)(i).
“Aggregate Adjusted Principal Balance” means with respect to all or a portion of the Collateral Assets, as of any date, the sum of the Adjusted Principal Balances for such Collateral Assets.

“Aggregate Commitments” means the Commitments of all the Lenders.
“Aggregate Funded Spread” means, as of any date of determination, the sum of: (a) in the case of each Eligible Collateral Asset (other than a Broadly Syndicated Loan or a Qualifying Syndicated Loan, unless such Broadly Syndicated Loan or Qualifying Syndicated Loan is a Deferrable Collateral Asset that has been approved as a Broadly Syndicated Loan or a Qualifying Syndicated Loan by the Administrative Agent) that bears interest at a spread over a Relevant Rate, (I)(x) the stated interest rate spread (including any applicable spread adjustments thereto) on each such Collateral Asset above such index, plus the excess (if any) of (y) the greater of (i) such index or (ii) any applicable index floor over (z) the Relevant Rate for such applicable period of time multiplied by (II) the Principal Balance of each such Collateral Asset, plus (b) in the case of each Eligible Collateral Asset (other than a Broadly Syndicated Loan or a Qualifying Syndicated Loan, unless such Broadly Syndicated Loan or Qualifying Syndicated Loan is a Deferrable Collateral Asset that has been approved as a Broadly Syndicated Loan or a Qualifying Syndicated Loan by the Administrative Agent) that bears interest at a spread over an index other than a Relevant Rate, (I)(x) the stated interest spread (including any applicable spread adjustments thereto) on each such Collateral Asset above such index, plus (y) the greater of (i) such index or (ii) any applicable index floor minus (z) the applicable Relevant Rate for such Eligible Collateral Asset (provided that the Relevant Rate for purposes of this clause (b) shall be determined based on the currency in which such Eligible Collateral Asset is denominated for such applicable period of time), multiplied by (II) the Principal Balance of each such Collateral Asset. For purposes of calculating the Aggregate Funded Spread, the stated interest rate of a Deferrable Collateral Asset that is currently deferring the stated interest thereon will include only the portion of such interest required to be paid in cash.
“Aggregate Principal Balance” means with respect to all or a portion of the Collateral Assets, as of any date, the sum of the Principal Balances for such Eligible Collateral Assets.
“Aggregate Unfunded Exposure Amount” means, on any date of determination, the sum of the Unfunded Exposure Amounts of all Collateral Assets included in the Collateral.
“Aggregate Unfunded Exposure Equity Amount” means, on any date of determination, the sum of the Unfunded Exposure Equity Amounts of all Collateral Assets included in the Collateral.
“Aggregate Unfunded Exposure Loan Amount” means, on any date of determination, the excess of the Aggregate Unfunded Exposure Amount over the Aggregate Unfunded Exposure Equity Amount.
“Agreement” has the meaning specified in the Preamble.
“Agreement Currency” has the meaning specified in Section 11.22.
“Alternative Currency” means each Eligible Currency other than Dollars.
“Alternative Currency Daily Rate” means, for any day, (a) with respect to any Loan denominated in GBP, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment and (b) with respect to any Loan denominated in CAD, the rate per annum equal to Daily Simple CORRA, as published on the second Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “Daily Simple CORRA Rate”) plus the CORRA

Adjustment; provided that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.
“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.
“Alternative Currency Successor Rate” has the meaning specified in Section 3.03(d).
“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Loan:
(a)denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time in consultation with the Borrower) on the Rate Determination Date with a term equivalent to three months;
(b)denominated in AUD, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSW”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time in consultation with the Borrower) on the Rate Determination Date with a term equivalent to three months;
(c)denominated in NZD, the rate per annum equal to the Bank Bill Reference Bid Rate (“BKBM”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time in consultation with the Borrower) on the Rate Determination Date with a term equivalent to three months;
(d)denominated in NOK, the rate per annum equal to the Norwegian Interbank Offered Rate (“NIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time in consultation with the Borrower) on the Rate Determination Date with a term equivalent to three months;
(e)denominated in SEK, the rate per annum equal to the Stockholm Interbank Offered Rate (“STIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time in consultation with the Borrower) on the Rate Determination Date with a term equivalent to three months;
(f)denominated in CHF, the rate per annum equal to the Swiss Average Rate Overnight (“SARON”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time in consultation with the Borrower) on the Rate Determination Date with a term equivalent to three months; and
(g)denominated in DKK, the rate per annum equal to the Copenhagen Interbank Offered Rate (“CIBOR”), as published on the applicable Reuters screen page

(or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time in consultation with the Borrower) on the Rate Determination Date with a term equivalent to three months;
provided that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.
“Amendment and Restatement Date” means December 31, 2025.
“Amount Available” means, with respect to any Payment Date, the sum of (a) the amount of Collections received during the related Interest Period, plus (b) any investment income earned on amounts on deposit in the Collection Account during the related Interest Period, minus (c) any Principal Collections designated by the Servicer for the purchase of Eligible Collateral Assets pursuant to Section 2.14.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation applicable to a Loan Party in jurisdictions where such Loan Party is located or doing business.
“Applicable Accounting Standard” means (a) with respect to any Person organized in the United States (or any State thereof), GAAP and (b) with respect to any Person not organized in the United States (or any State thereof), generally accepted accounting principles as in effect from time to time in the applicable jurisdiction, including IFRS or GAAP.
“Applicable Authority” means (a) with respect to SOFR, CME or any successor administrator of the Term SOFR Screen Rate or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, acting in such capacity, and (b) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case, acting in such capacity.
“Applicable Law” means, as to any Person, all applicable Laws in or of applicable jurisdictions binding upon such Person or to which such a Person is subject.
“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.12 or any Assignment and Assumption. If the commitment of each Lender to make Loans has been terminated pursuant to Section 9.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments by any Lender and to any Lender’s status as a Defaulting Lender at the time of such determination. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means a per annum rate equal to, for any Interest Period, (a) with respect to any SOFR Loan or Alternative Currency Loan, a percentage equal to the greater of (x)(i) the sum of (A) the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that are Broadly Syndicated Loans and Qualifying Syndicated Loans included in the Borrowing Base as of the most recent Measurement Date prior to the Determination Date immediately preceding such Interest Period multiplied by 1.40% plus (B) the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets other than Broadly Syndicated Loans and Qualifying Syndicated Loans included in the Borrowing Base as of the most recent Measurement Date prior to the Determination Date immediately preceding such Interest Period multiplied by 1.85% divided by (ii) the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets included in the Borrowing Base as of the most recent Measurement Date prior to the Determination Date immediately preceding such Interest Period and (y)(i) from the Closing Date to and including September 30, 2026, 1.70% and (ii) thereafter, 1.75% and (b) with respect to any Base Rate Loan, the rate determined in accordance with the immediately preceding clause (a) as of the most recent Measurement Date prior to the Determination Date immediately preceding such Interest Period minus 1.00%.
“Approval Notice” means, with respect to any Collateral Asset (other than a Qualifying Syndicated Loan that has not been submitted to the Administrative Agent for approval by the Servicer), a copy of a notice executed by the Administrative Agent substantially in the form of Exhibit I, evidencing, among other things, the approval of the Administrative Agent, in its sole discretion, of such Collateral Asset.
“Approval Rate” means the percentage equivalent of a fraction (i) the numerator of which is equal to the Aggregate Principal Balance of the Collateral Assets (solely including the most recent ten (10) Collateral Assets that otherwise satisfy the Eligibility Criteria for which a Loan Party (or the Servicer on behalf of the applicable Loan Party) has submitted to the Administrative Agent a Borrowing or Reinvestment Request for approval) for which the Administrative Agent has provided an Approval Notice and (ii) the denominator of which is equal to Aggregate Principal Balance of all such ten (10) Collateral Assets described in the parenthetical in clause (i) (for the avoidance of doubt, whether or not an Approval Notice was provided with respect to such Collateral Assets but disregarding, for such purpose, any Collateral Asset with respect to which the applicable Loan Party (or the Servicer on its behalf) has failed to deliver the Obligor Information).
“Approved Dealer” has the meaning specified in the Side Letter.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Lender” means a Person that (i) owns and invests on a discretionary basis $25,000,000 or more in investments other than investments of an issuer that controls, is controlled by, or is under common control with, such Person; provided that, in determining whether a Person is an Approved Lender, there shall be deducted from the amount of such Person’s investments the amount of any outstanding indebtedness incurred to acquire the investments owned by such Person and (ii) is not a Disqualified Lender.
“Arranger” means Bank of America, an affiliate of BofA Securities, Inc., in its capacity as sole lead arranger and sole book manager.
“Asset Amount (AUD)” means, without conversion to Dollars, on any date of determination, (a)(x) on or prior to March 31, 2026, the aggregate outstanding principal balance (excluding any unfunded commitments) of all Collateral Assets denominated in AUD and (y) thereafter, the sum of the products, for each Eligible Collateral Asset denominated in AUD, of

(A) the Adjusted Principal Balance of such Eligible Collateral Asset and (B) the Advance Rate of such Eligible Collateral Asset plus (b) the amount of all cash and Cash Equivalents denominated in AUD credited to the Principal Collection Account on such date.
“Asset Amount (CAD)” means, without conversion to Dollars, on any date of determination, (a)(x) on or prior to March 31, 2026, the aggregate outstanding principal balance (excluding any unfunded commitments) of all Collateral Assets denominated in CAD and (y) thereafter, the sum of the products, for each Eligible Collateral Asset denominated in CAD, of (A) the Adjusted Principal Balance of such Eligible Collateral Asset and (B) the Advance Rate of such Eligible Collateral Asset plus (b) the amount of all cash and Cash Equivalents denominated in CAD credited to the Principal Collection Account on such date.
“Asset Amount (CHF)” means, without conversion to Dollars, on any date of determination, (a)(x) on or prior to March 31, 2026, the aggregate outstanding principal balance (excluding any unfunded commitments) of all Collateral Assets denominated in CHF and (y)  thereafter, the sum of the products, for each Eligible Collateral Asset denominated in CHF, of (A) the Adjusted Principal Balance of such Eligible Collateral Assets and (B) the Advance Rate of such Eligible Collateral Asset plus (b) the amount of all cash and Cash Equivalents denominated in CHF credited to the Principal Collection Account on such date.
“Asset Amount (DKK)” means, without conversion to Dollars, on any date of determination, (a)(x) on or prior to March 31, 2026, the aggregate outstanding principal balance (excluding any unfunded commitments) of all Collateral Assets denominated in DKK and (y) thereafter, the sum of the products, for each Eligible Collateral Asset denominated in DKK, of (A) the Adjusted Principal Balance of such Eligible Collateral Assets and (B) the Advance Rate of such Eligible Collateral Asset plus (b) the amount of all cash and Cash Equivalents denominated in DKK credited to the Principal Collection Account on such date.
“Asset Amount (EUR)” means, without conversion to Dollars, on any date of determination, (a)(x) on or prior to March 31, 2026, the aggregate outstanding principal balance (excluding any unfunded commitments) of all Collateral Assets denominated in EUR and (y) thereafter, the sum of the products, for each Eligible Collateral Asset denominated in EUR, of (A) the Adjusted Principal Balance of such Eligible Collateral Assets and (B) the Advance Rate of such Eligible Collateral Asset plus (b) the amount of all cash and Cash Equivalents denominated in EUR credited to the Principal Collection Account on such date.
“Asset Amount (GBP)” means, without conversion to Dollars, on any date of determination, (a)(x) on or prior to March 31, 2026, the aggregate outstanding principal balance (excluding any unfunded commitments) of all Collateral Assets denominated in GBP and (y) thereafter, the sum of the products, for each Eligible Collateral Asset denominated in GBP, of (A) the Adjusted Principal Balance of such Eligible Collateral Assets and (B) the Advance Rate of such Eligible Collateral Asset plus (b) the amount of all cash and Cash Equivalents denominated in GBP credited to the Principal Collection Account on such date.
“Asset Amount (NOK)” means, without conversion to Dollars, on any date of determination, (a)(x) on or prior to March 31, 2026, the aggregate outstanding principal balance (excluding any unfunded commitments)of all Collateral Assets denominated in NOK and (y) thereafter, the sum of the products, for each Eligible Collateral Asset denominated in NOK, of (A) the Adjusted Principal Balance of such Eligible Collateral Assets and (B) the Advance Rate of such Eligible Collateral Asset plus (b) the amount of all cash and Cash Equivalents denominated in NOK credited to the Principal Collection Account on such date.
“Asset Amount (NZD)” means, without conversion to Dollars, on any date of determination, (a)(x) on or prior to March 31, 2026, the aggregate outstanding principal balance

(excluding any unfunded commitments) of all Collateral Assets denominated in NZD and (y) thereafter, the sum of the products, for each Eligible Collateral Asset denominated in NZD, of (A) the Adjusted Principal Balance of such Eligible Collateral Assets and (B) the Advance Rate of such Eligible Collateral Asset plus (b) the amount of all cash and Cash Equivalents denominated in NZD credited to the Principal Collection Account on such date.
“Asset Amount (SEK)” means, without conversion to Dollars, on any date of determination, (a)(x) on or prior to March 31, 2026, the aggregate outstanding principal balance (excluding any unfunded commitments) of all Collateral Assets denominated in SEK and (y) thereafter, the sum of the products, for each Eligible Collateral Asset denominated in SEK, of (A) the Adjusted Principal Balance of such Eligible Collateral Assets and (B) the Advance Rate of such Eligible Collateral Asset plus (b) the amount of all cash and Cash Equivalents denominated in SEK credited to the Principal Collection Account on such date.
“Asset Amount (USD)” means, on any date of determination, (a)(x) on or prior to March 31, 2026, the aggregate outstanding principal balance (excluding any unfunded commitments) of all Collateral Assets denominated in USD and (y) thereafter, the sum of the products, for each Eligible Collateral Asset denominated in USD, of (A) the Adjusted Principal Balance of such Eligible Collateral Asset and (B) the Advance Rate of such Eligible Collateral Asset plus (b) the amount of all cash and Cash Equivalents denominated in USD credited to the Principal Collection Account on such date.
“Assigned Value” has the meaning specified in the Side Letter.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Audited Financial Statements” means, for any fiscal year, the audited consolidated financial statements of Golub Capital Private Income Fund S for such fiscal year ended September 30th, including the notes thereto.
“Australian Dollar” and “AUD” mean lawful money of Australia.
“Availability Period” means the period (i) beginning on the later of (A) the Closing Date and (B) the date on which all conditions precedent to the initial Borrowing have been satisfied or waived and (ii) ending on the earlier of (A) any date on which an Event of Default has occurred and each Lender’s commitment has been terminated pursuant to Section 9.02 or (B) the third anniversary of the Closing Date.
“Available Tenor” means, as of any date of determination and with respect to the then-current Canadian Benchmark, as applicable, (a) if the then-current Canadian Benchmark is a term rate, any tenor for such Canadian Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Canadian Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Loan” means any commercial loan. A participation in any loan will not be a Bank Loan; provided that Participation Interests in loans will be Bank Loans to the same extent as the underlying loan.
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Secured Overnight Financing Rate published on such day by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source) plus 1.00% (this clause (b), the “SOFR Component”) and (c) 1.00%. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greatest of clauses (a) and (c) above and shall be determined without reference to clause (b) above.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate. For the avoidance of doubt, each Base Rate Loan shall be denominated in Dollars.
“BBD Cure Condition” means a condition that will be satisfied on any date of determination on which a Borrowing Base Deficiency exists if (a) the Borrowing Base Deficiency Amount is less than 2.5% of the Total Outstandings and (b) such Borrowing Base Deficiency is solely the result of either (x) a change in the applicable currency-Dollar spot rate as set forth in the definition of “Dollar Equivalent” or (y) a decrease in the Assigned Value of any Collateral Asset following a Revaluation Event of the type described in clauses (b) through (f) of the definition thereof.
“BBD Cure Condition Failure” has the meaning specified in Section 2.03(b)(ii).
“BBD Cure Notice” has the meaning specified in Section 2.03(b).
“BBD Cure Plan” has the meaning specified in Section 2.03(b)(iii).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code, or (c) any governmental or other plan or arrangement or any entity deemed to hold plan assets of the foregoing, that, in each case, is not subject to ERISA or to Section 4975 of the Code but is subject to any law or restriction substantially similar to Section 406 of ERISA or Section 4975 of the Code that would be violated by the transactions contemplated by this Agreement or (d) any entity whose underlying assets include “plan assets” (within the meaning of the DOL Regulations).
“BHC Act Affiliate” has the meaning specified in Section 11.23(c)(i).
“Borrower” has the meaning specified in the Preamble.
“Borrower Account Control Agreement” means the Securities Account Control Agreement by and among the Borrower, as pledgor, the Administrative Agent on behalf of the Secured Parties, as secured party, and the Securities Intermediary.
“Borrower Parent” means Golub Capital Private Income Fund S, a Delaware statutory trust.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type made by each of the Lenders pursuant to Section 2.01.
“Borrowing Base” means, on any date of determination, the Dollar Equivalent of the least of:
(h)(i) the Aggregate Commitments minus (ii) the Aggregate Unfunded Exposure Amount plus (iii) the amount on deposit in the Unfunded Exposure Account (such amount not to exceed the Aggregate Unfunded Exposure Amount);
(i)(i) the aggregate of amounts determined with respect to each Eligible Collateral Asset equal to (x)(1) the Adjusted Principal Balance of such Eligible Collateral Asset minus (2) the Excess Concentration Amount attributable to such Eligible Collateral Asset times (y) the Advance Rate applicable to such Eligible Collateral Asset plus (ii) the par value of all Cash and Cash Equivalents owned by the Borrower as of such date and credited to the Principal Collection Account minus (iii) the Aggregate Unfunded Exposure Equity Amount as of such date plus (iv) amounts on deposit in the Unfunded Exposure Account; and
(j)(i) the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets plus (ii) the par value of all Cash and Cash Equivalents owned by the Borrower as of such date and credited to the Principal Collection Account minus (iii) the Excess Concentration Amount minus (iv) without duplication of amounts included in clause (iii), the Minimum Required Equity Amount;
(k)provided that, for the avoidance of doubt, any Collateral Asset which is owned by a Securitization Subsidiary which has closed a Securitization and has been released from all Loan Documents shall not be included in the calculation of the “Borrowing Base”.
“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base and each Currency Asset Amount (and specifying whether a Currency Asset Amount Shortfall exists) as of each applicable Measurement Date, in the form of Exhibit L, prepared by the Servicer and attaching the Collateral Asset Schedule.
“Borrowing Base Deficiency” means any time that either (a) the Total Outstandings at such time exceed an amount equal to the Borrowing Base or (b) solely following the Availability Period or after the occurrence and during the continuation of an Event of Default, the amounts on deposit in the Unfunded Exposure Account are less than the Required Funding Amount.
“Borrowing Base Deficiency Amount” means, with respect to any Borrowing Base Deficiency, the amount by which, as applicable, (a) the Total Outstandings exceed the Borrowing Base or (b) solely following the Availability Period or after the occurrence and during the continuation of an Event of Default, the amounts on deposit in the Unfunded Exposure Account are less than the Required Funding Amount.
“Broadly Syndicated Loan” means any First Lien Bank Loan that as of the relevant Cut-Off Date (w) is not a Deferrable Collateral Asset (unless waived or approved by the Administrative Agent in the Approval Notice with respect to such Collateral Asset), (x) has an original issuance size (including all tranches, undrawn delayed draw portions, and drawn and undrawn revolving credit facilities secured by the same collateral) of $250,000,000 or greater, (y) has a Moody’s Rating and/or an S&P Rating and (z) does not have a Moody’s Rating of less than “B3” or an S&P Rating of less than “B-”; provided that, in determining whether a Broadly Syndicated Loan is a First Lien Bank Loan, (i) notwithstanding clause (a) of the definition of “First Lien Bank Loan,” such Broadly Syndicated Loan may be subordinate in right of payment to (A) liquidation, trade claims, capitalized leases or similar obligations and (B) super senior revolving facilities and other customary senior facilities (so long as any such facility has a Moody’s Rating and/or an S&P Rating and does not have a Moody’s Rating of less than “B3” or an S&P Rating of less than “B-”) and (ii) clause (c) of the definition thereof shall be determined solely as of the Cut-Off Date for such Broadly Syndicated Loan; provided further that, subject to the terms of this Agreement, a Collateral Asset that would constitute a Broadly Syndicated Loan but for the fact that it is a Deferrable Collateral Asset shall constitute a First Lien Bank Loan.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, the state where the Administrative Agent’s Office is located (which is initially North Carolina) or the state where the Collateral Custodian’s office is located (which is initially Maryland) and:
(l)if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in EUR, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in EUR to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day;
(m)if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in GBP, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom;
(n)if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in a currency other than Euro or GBP, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency; and

(o)if such day relates to any fundings, disbursements, settlements and payments in a currency other than EUR in respect of an Alternative Currency Loan denominated in a currency other than EUR, or any other dealings in any currency other than EUR to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Canadian Benchmark” means, initially, Daily Simple CORRA; provided that if a replacement of the Canadian Benchmark has occurred pursuant to Section 3.03(c), then “Canadian Benchmark” means the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Canadian Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Canadian Benchmark Replacement” means, for any Available Tenor, the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Canadian Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for Canadian dollar-denominated syndicated credit facilities at such time; provided that, if the Canadian Benchmark Replacement would be less than 0%, the Canadian Benchmark Replacement will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.
“Canadian Benchmark Transition Event” means, with respect to any then-current Canadian Benchmark other than Daily Simple CORRA, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Canadian Benchmark, the regulatory supervisor for the administrator of such Canadian Benchmark, any Governmental Authority with jurisdiction over such administrator for such Canadian Benchmark, or the Bank of Canada, an insolvency official with jurisdiction over the administrator for such Canadian Benchmark, a resolution authority with jurisdiction over the administrator for such Canadian Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Canadian Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Canadian Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Canadian Benchmark or (b) all Available Tenors of such Canadian Benchmark are or will no longer be representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored.
“Canadian Dollar” and “CAD” mean lawful money of Canada.
“Canadian Prime Rate” means, for any day a fluctuating rate of interest per annum equal to the per annum rate of interest quoted or established as the “prime rate” of the Administrative Agent which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to any Borrower or any other Person. Such prime rate is based on various factors including cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“Canadian Prime Rate Loan” means a Loan that bears interest based on the Canadian Prime Rate. All Canadian Prime Rate Loans shall be denominated in CAD.
“Cash” means any funds denominated in an Eligible Currency as at the time shall be legal tender for payment of all public and private debts.
“Cash Equivalents” means any Eligible Currency-denominated investment that, at the time it is delivered to the Collateral Custodian (directly or through an intermediary or bailee), is one or more of the following obligations or securities including investments for which the Collateral Custodian or an Affiliate of the Collateral Custodian provides services and receives compensation therefor:
(p)(x) direct obligations (1) of the United States or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by the United States and (y) obligations (1) of any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by such an agency or instrumentality, in each case if such agency or instrumentality has the Required Ratings, in all cases having a remaining maturity of not more than 183 days;
(q)demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States (including the Collateral Custodian) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Required Ratings;
(r)commercial paper or other short term obligations with the Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; provided that this clause (c) will not include extendible commercial paper or asset backed commercial paper; and
(s)money market funds which have, at all times, credit ratings of “Aaa-mf” by Moody’s and “AAAm” or “AAAm-G” by S&P, respectively;
provided that Cash and Cash Equivalents shall not include (i) any interest-only security, any security purchased at a price in excess of 100% of the par value thereof or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Servicer, (ii) any security whose rating assigned by S&P includes the subscript “f,” “p,” “q,” “pi,” “r,” “t” or “sf” (iii) any security that is subject to an Offer, (iv) any other security that is an asset the payments on which are subject to withholding tax (other than withholding taxes imposed under FATCA) if owned by the Borrower unless the issuer or obligor or other Person (and guarantor, if any) is required to make “gross-up” payments that cover the full amount of any such withholding taxes or (v) any security secured by real property.
“Cause” has the meaning specified in the Trust Agreement.

“CCC Qualifying Syndicated Loan” means a Qualifying Syndicated Loan (x) the rating of which has been downgraded by Moody’s or S&P as of any Measurement Date such that, after giving effect to such downgrade, such Qualifying Syndicated Loan has (as its lowest rating) a Moody’s Rating of “Caa1” or lower or an S&P Rating of “CCC+” or lower and (y) such rating has not been restored for a period of five (5) Business Days following the date of such downgrade.
“Change in Control” means the occurrence of any of the following: (a) the Borrower Parent shall cease to own, directly or indirectly, 100% of the Equity Interests of the Borrower, (b) GC Advisors LLC or a Permitted Affiliate ceases to be the investment advisor of the Borrower Parent or (c) the failure of the Borrower to own 100% of the equity interests of any Securitization Subsidiary.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Charges” means (i) all federal, state, county, city, municipal, local, foreign or other governmental Taxes (including Taxes owed to the Pension Benefit Guaranty Corporation at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on the Collateral Assets or any other property of the Loan Parties and (iii) any such Taxes, levies, assessment, charges or claims which constitute a Lien or encumbrance on any property of the Loan Parties.
“CHF” means the lawful currency of Switzerland.
“CLO Takeout” has the meaning specified in the Side Letter.
“Closing Date” means December 11, 2025.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Collateral” shall have the meaning specified in the Security Agreement.
“Collateral Asset” means any loan (including any Bank Loan), security, cash or other asset (or Participation Interest therein) owned or held by a Loan Party, in each case whether or not given credit in the Borrowing Base or having a positive Advance Rate.
“Collateral Asset File” means, with respect to each Collateral Asset, (i)(x) if the Collateral Asset includes a note, an original, executed copy of the related promissory note or, in the case of a lost promissory note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity endorsed by the applicable Loan Party in blank, in each case with an unbroken chain of endorsements from each prior holder of such promissory note to the applicable Loan Party or in blank, or (y) in the case of a noteless Collateral Asset, a copy of each executed document or instrument evidencing the assignment of such Collateral Asset to the applicable Loan Party, (ii) paper or electronic copies (as indicated on the Collateral Asset Schedule) of any related credit or loan agreement, security agreement, guaranty, intercreditor agreement or any other material agreement (as determined by the Servicer in its reasonable discretion) and (iii) paper or electronic copies of the file stamped (or the electronic equivalent of) UCC financing statements and continuation statements (including amendments or modifications thereof) authorized by the obligor thereof or by another Person on the obligor’s behalf in respect of such Collateral Asset or evidence that such financing statements have been submitted for filing, in each case only to the extent reasonably available to the Servicer.
“Collateral Asset Schedule” means, collectively, a list or lists identifying the assets that constitute Collateral Assets as of each date of determination, in the form attached to the form of Borrowing Base Certificate in Exhibit L, prepared by the Servicer. The Collateral Asset Schedule attached to any Reinvestment Request shall supplement the Collateral Asset Schedule attached to the most recently delivered Borrowing Base Certificate.
“Collateral Custodian” has the meaning specified in the Preamble.
“Collateral Custodian Fee Letter” means that certain fee schedule from the Collateral Custodian as accepted and acknowledged by the Borrower.
“Collateral Custodian Fees and Expenses” has the meaning specified in Section 12.12.
“Collateral Database” has the meaning specified in Section 12.03(b)(i).
“Collateral Dispute Notice” means notice from the Administrative Agent to the Borrower, the Servicer and the Collateral Custodian (i) asserting that the determination of whether a Collateral Asset is an Eligible Collateral Asset, any component of the Monthly Report or Payment Date Report or the determination as to compliance with any of the Portfolio Criteria, or the related determinations with respect to any Collateral Asset underlying such determination as to compliance or eligibility, is incorrect and (ii) providing the correct information or determination and a reasonable explanation of the basis of such correction; provided that no Collateral Dispute Notice will apply with regard to any determination under the Eligibility Criteria or Portfolio Criteria that is expressly provided to be a determination made by the Administrative Agent so long as the Administrative Agent has provided a reasonably detailed explanation describing the basis for such determination.
“Collection Account” means, collectively, the Interest Collection Account and the Principal Collection Account.
“Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral.
“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed (a) the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement or pursuant to any Assignment and Assumption and (b) after the end of the Availability Period, such Outstanding Amount of the Loans made by such Lender.
“Commitment Fee” has the meaning specified in Section 2.07(a).
“Commitment Fee Rate” has the meaning specified in the Side Letter.
“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Concentration Measure” means (a) prior to the earlier of (x) the date that is four (4) months after the Closing Date and (y) the first date on which the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets plus amounts on deposit in the Principal Collection Account is greater than or equal to the Aggregate Commitments, the Aggregate Commitments and (b) thereafter, the greater of (x) the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets plus amounts on deposit in the Principal Collection Account and (y) the Aggregate Commitments.
“Conforming Changes” means, with respect to either the use or administration of SOFR, SONIA, CORRA, EURIBOR, BBSW, BKBM, NIBOR, STIBOR, SARON, CIBOR or any proposed Successor Rate for an Eligible Currency, any technical, administrative or operational changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR,” “SONIA”, “Daily Simple CORRA”, “EURIBOR”, “BBSW”, “BKBM”, “NIBOR”, “STIBOR”, “SARON”, “CIBOR”, “Alternative Currency Daily Rate”, “Alternative Currency Term Rate”, “Canadian Prime Rate” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment or conversion notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Eligible Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Eligible Currency exists, in such other manner of administration as the Administrative Agent determines, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator satisfactory to the Administrative Agent).
“CORRA Adjustment” means 0.32138% (32.138 basis points).
“Covered Entity” has the meaning specified in Section 11.23(c)(ii).
“Covered Party” has the meaning specified in Section 11.23(b).
“Currency Asset Amount” means (a) with respect to Loans denominated in CAD, the Asset Amount (CAD), (b) with respect to Loans denominated in USD, the Asset Amount (USD), (c) with respect to Loans denominated in GBP, the Asset Amount (GBP), (d) with respect to Loans denominated in EUR, the Asset Amount (EUR), (e) with respect to Loans denominated in AUD, the Asset Amount (AUD), (f) with respect to Loans denominated in NZD, the Asset Amount (NZD), (g) with respect to Loans denominated in NOK, the Asset Amount (NOK), (h) with respect to Loans denominated in SEK, the Asset Amount (SEK), (i) with respect to Loans denominated in CHF, the Asset Amount (CHF) and (j) with respect to Loans denominated in DKK, the Asset Amount (DKK).
“Currency Asset Amount Shortfall” means with respect to any Currency Asset Amount, any time the amount by which the Outstanding Amount of Loans denominated in the applicable Eligible Currency (including any such Loans to be made on such date of determination) on any date of determination exceeds such Currency Asset Amount on such day.
“Current Pay Obligation” means a Collateral Asset (other than a DIP Loan) that (a) would otherwise be a Defaulted Obligation but for the exclusion of Current Pay Obligations from the definition of “Defaulted Obligation” pursuant to the proviso at the end of such definition; (b)(i) (x) if the issuer of such Collateral Asset is subject to a bankruptcy proceeding, the relevant court has authorized the issuer to make payments of principal, interest or commitment fees on such Collateral Asset and no such payments that are due and payable are unpaid and (y) otherwise, no other payments authorized by such relevant court are due and payable and are unpaid and (ii) is not past due with respect to any payments of principal, interest or commitment fees and for which the Servicer reasonably believes all such amounts will continue to be current as they become contractually due; (c) has an MTM Value of at least 80% of its par value; and (d) such Collateral Asset has a facility rating from Moody’s of either (i) at least “Caa1” (and if “Caa1”, not on watch for downgrade) or (ii) at least “Caa2” (and if “Caa2”, not on watch for downgrade) and its MTM Value is at least 85% of its par value (provided that for purposes of this definition, with respect to a Collateral Asset already owned by the Borrower whose facility rating from Moody’s is withdrawn after the Borrower’s acquisition thereof, the facility rating will be the last outstanding facility rating before the withdrawal); provided that to the extent that Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that would otherwise be Current Pay Obligations exceeds 5.0% of the Concentration Measure, such excess over 5.0% will constitute Defaulted Obligations; and provided, further that, in determining which of the Eligible Collateral Assets will be included in such excess, the Collateral Assets with the lowest MTM Value expressed as a percentage will be deemed to constitute such excess.
“Cut-Off Date” means, with respect to each Collateral Asset, the Closing Date (with respect to any Collateral Asset included in the Collateral on such date) or any subsequent date that is the later of (a) the date on which such Collateral Asset is acquired by the applicable Loan Party or (b) other than with respect to a Qualifying Syndicated Loan, the most recent date on which the Borrower has received an Approval Notice upon initial request for approval or upon request for re-approval, as the case may be, with respect to such Collateral Asset hereunder.
“Daily Simple CORRA” means the rate per annum equal to CORRA determined for any day pursuant to the definition thereof. Any change in Daily Simple CORRA shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be determined to be zero for purposes of this Agreement.
“Daily Simple CORRA Rate” has the meaning specified in the definition of “Alternative Currency Daily Rate”.
“Daily SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debt-to-Recurring-Revenue Ratio” means the definition of “Debt-to-Recurring Revenue Ratio” or comparable term in the Underlying Instruments for each Collateral Asset, or if not defined, the ratio of (a) indebtedness of the related obligor less unrestricted cash, to (b) Recurring Revenue.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means, with respect to any Loan, 2.00% plus the applicable Interest Rate.
“Default Right” has the meaning specified in Section 11.23(c)(iii).
“Defaulted Obligation” means any Collateral Asset owned by a Loan Party, as of any date of determination:
(t)as to which there has occurred and is continuing a default with respect to the payment of interest or principal that continues and has not been cured for the lesser of (i)(x) three (3) Business Days, in the case of a payment of principal, or (y) five (5) Business Days, in the case of any payment of interest, in each case, after the applicable due date under the related Underlying Instrument and (ii) any grace period and/or cure period under the related Underlying Instrument;
(u)as to which an Insolvency Event occurs with respect to the obligor thereof;
(v) that is pari passu with or subordinated to other indebtedness for borrowed money owing by the obligor thereof, to the extent that, to the knowledge of a Responsible Officer of the Servicer, a payment default of the type described in clause (a) has occurred with respect to such other indebtedness;

(w)as to which there has occurred a default under the Underlying Instruments (other than any payment default described in clause (a) of this definition) after giving effect to any grace period applicable thereto, and the holders of such Collateral Asset have accelerated the repayment of such Collateral Asset;
(x)the Servicer determines, in its sole discretion, in accordance with the Servicing Standard, that all or a portion of such Collateral Asset is not collectible, is on non-accrual status or has been written-off or charged-off in whole or in part;
(y)as to which there has occurred a Material Modification described in clause (a) of the definition thereof;
(z)such Collateral Asset is a Participation Interest with respect to which the selling institution has defaulted in any respect in the performance of any of its payment obligations under the Participation Interest; provided that, if such default is cured within five (5) Business Days after the occurrence thereof, such Collateral Asset shall no longer be considered a Defaulted Obligation pursuant to this clause (g);
(aa)such Collateral Asset is a Participation Interest in a Bank Loan that would, if such Bank Loan were a Collateral Asset, constitute a “Defaulted Obligation”; or
(ab)in the case of a Broadly Syndicated Loan or a Qualifying Syndicated Loan, such Collateral Asset has (x) a rating by S&P of “CC” or below or “SD” or (y) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or, in each case, had such ratings before they were withdrawn by S&P or Moody’s, as applicable.
provided that (i) a Collateral Asset shall not constitute a Defaulted Obligation pursuant to clauses (b), (c), (d) and (h) above if such Collateral Asset is a DIP Loan, (ii) a Collateral Asset shall not constitute a Defaulted Obligation pursuant to clause (f) above if such Collateral Asset is a Broadly Syndicated Loan or a Qualifying Syndicated Loan and (iii) a Collateral Asset shall not constitute a Defaulted Obligation (other than pursuant to clause (e) above) if such Collateral Asset is a Current Pay Obligation.
Other than with respect to clause (a) above, until so notified, the Collateral Custodian shall not be deemed to have notice or knowledge to the contrary.
“Defaulting Lender” means, subject to Section 2.12(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless, prior to such date, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a

Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, examiner, liquidator, provisional liquidator, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent (in consultation with Borrower) that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.
“Deferrable Collateral Asset” means a Collateral Asset that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest.
“Delaware Trustee” means Computershare Delaware Trust Company, a Delaware limited purpose trust company, not in its individual capacity but solely in its capacity as Delaware trustee under the Trust Agreement, including its successors and assigns.
“Delayed Draw Asset” means a Collateral Asset that requires one or more future advances to be made to the applicable Loan Party and which does not permit the re-borrowing of any amount previously repaid by the related obligor; provided that such Collateral Asset shall be considered a Delayed Draw Asset only for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Determination Date” means the tenth Business Day immediately preceding the twelfth calendar day of each month.
“DIP Loan” means any Collateral Asset (i) with respect to which the related obligor is a debtor-in-possession as defined under the Bankruptcy Code of the United States, (ii) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code of the United States and (iii) the terms of which have been approved by a court of competent jurisdiction (the enforceability of which is not subject to any pending contested matter or proceeding).
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Institution” has the meaning specified in Section 11.06(b)(v).
“Disqualified Lender” has the meaning specified in Section 11.06(b)(v).
“Disqualified Participation Interest” means any Bank Loan that is a Participation Interest as of any date that is 90 days or later (or such longer time period as agreed by the Administrative Agent in its sole discretion) after the date of acquisition of such Participation Interest by the applicable Loan Party.
“Dividing Person” has the meaning specified in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“DKK” means the lawful currency of Denmark.
“DOL Regulations” means regulations promulgated by the U.S. Department of Labor at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.
“Dollar”, “USD” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, (a) for any amount denominated in Dollars, such amount and (b) for any amount denominated in any other currency, (i) with respect to any amount relating to the prepayment or repayment of a Loan in a currency different than the applicable currency, or the calculation of the Dollar Equivalent of the Outstanding Amount of Loans in a currency other than Dollars for purposes of calculating the Unused Amount, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the current spot rate determined by the Administrative Agent in a commercially reasonable manner and (ii) with respect to any amount relating to any Collateral Asset or a Loan for any other purpose (including, for the avoidance of doubt, calculating the Borrowing Base), the equivalent amount thereof in Dollars determined by the Servicer by reference to (x) for an actual currency exchange, the applicable currency-Dollar spot rate obtained by the Servicer through customary banking channels, including, without limitation, any spot rate published by the Collateral Custodian or (y) for all other purposes, the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date (other than with respect to a Loan Notice), as of 11:00 a.m. of such day or (ii) otherwise, as of 11:00 a.m. the immediately preceding Business Day.
“EBITDA” means, with respect to any Collateral Asset for any Relevant Test Period, either (a) the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for such Collateral Asset or (b) in any case that “EBITDA”, “Adjusted EBITDA” or a comparable definition is not defined in such Underlying Instruments, an amount, for the obligor on such Collateral Asset and any parent that is obligated pursuant to the Underlying Instruments for such Collateral Asset (determined on a consolidated basis without duplication in accordance with the Applicable Accounting Standard) equal to earnings (excluding any exceptional and/or non-recurring items) before interest, taxes, depreciation and amortization for such period (to the extent otherwise deducted when determining earnings from continuing operations), in each case including or excluding any other item or making such adjustments as the Servicer deems to be appropriate, provided such adjustments are reasonably acceptable to the Administrative Agent; provided that with respect to any obligor for which economic data for the full test period is not available, EBITDA shall be determined for such obligor based on annualizing the economic data from the reporting periods actually available in a manner mutually acceptable to Borrower and Administrative Agent.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” has the meaning specified in Section 11.17.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligibility Criteria” means the eligibility criteria with respect to the Collateral Assets set forth in Section 1 of Annex B.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“Eligible Collateral Asset” means (i) any Collateral Asset (other than Cash and Cash Equivalents) that satisfies the Eligibility Criteria and, other than in the case of a Qualifying Syndicated Loan, with respect to which the applicable Loan Party has received an Approval Notice and (ii) any Permitted Collateral Asset.
“Eligible Currency” means USD, GBP, EUR, CAD, AUD, NZD, NOK, SEK, CHF and DKK.
“Equity Interests” means, with respect to any Person, all of the shares or the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of, other equity securities or equity instruments of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, limited liability company or beneficial interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Equity Security” means (i) any equity security or any other security that is not eligible for purchase by a Loan Party as a Collateral Asset, and (ii) any security purchased as part of a “unit” with a Collateral Asset and that itself is not eligible for purchase by a Loan Party as a Collateral Asset.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, including all regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, for purposes of Title IV of ERISA, is a member of a Loan Party’s “controlled group” or is under “common control” with a Loan Party, within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“ERISA Event” means (a) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the thirty (30)-day notice requirement with respect thereto has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan under Section 412(c) of the Code or Section 302(c) of ERISA; (c) the provision by the administrator of any Plan of a notice of intent to terminate such a Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of a Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by a Loan Party or any ERISA Affiliate from a Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions set forth in Section 430(k) of the Code or Section 303(k)(1)(A) and (B) of ERISA to the creation of a lien upon property or assets or rights to property or assets of a Loan Party or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied; (g) the termination of a Plan by the PBGC pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; (h) any failure by any Plan to satisfy the minimum funding standards of Sections 412 or 430 of the Code or Section 302 of ERISA, whether or not waived; (i) the determination that any Plan is or is expected to be in “at-risk” status, within the meaning of Section 430 of the Code or Section 303 of ERISA; (j) the receipt by a Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of liability with respect to the withdrawal or partial withdrawal from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A or Section 4042 of ERISA); (k) the failure of a Loan Party or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; or (l) a Loan Party or any ERISA Affiliate incurs any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro,” “EUR” and “€” mean the lawful money of the Member States of the European Union that have adopted and retain the single currency in accordance with the treaty establishing the European Community, as amended from time to time; provided that if any member state or states ceases to have such single currency as its lawful currency (such member state(s) being the “Exiting State(s)”), such term shall mean the single currency adopted and retained as the lawful currency of the remaining member states and shall not include any successor currency introduced by the Exiting State(s).
“Event of Default” has the meaning specified in Section 9.01.
“Excess Concentration Amount” means, as of the most recent Measurement Date (and after giving effect to all Eligible Collateral Assets to be purchased or sold by any Loan Party on such date), the amount by which the sum of the Aggregate Adjusted Principal Balance of the Eligible Collateral Assets that do not satisfy the Portfolio Criteria exceed the applicable limitations therein; provided that, solely for purposes of calculating the Borrowing Base, in determining which of the Eligible Collateral Assets (or portions thereof) are included in the Excess Concentration Amount with respect to any Portfolio Criteria, the Eligible Collateral Assets (or portions thereof) with the lowest Advance Rates shall be deemed to constitute such Excess Concentration Amount.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Sections 3.06 and 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and(d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Agreement” has the meaning specified in the Preamble.

“Exposure Amount Shortfall” has the meaning specified in Section 2.02(d).
“Facility” has the meaning specified in the recitals hereto.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements implementing the foregoing (including any legislation, regulations, rules, promulgations, guidance notes, official agreements or practices adopted pursuant to such intergovernmental agreements).
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letters” means, collectively, the Lender Fee Letters and the Agent Fee Letter.
“FILO Bank Loan” means a Bank Loan that would constitute a First Lien Bank Loan but that, at any time prior to and/or after an event of default under the related Underlying Instruments of such Bank Loan, will be paid after one or more other obligations issued by the same obligor have been paid in full in accordance with a specified waterfall or other priority of payments, unless such obligations constitute Permitted Obligor Indebtedness.
“Financial Sponsor” means any Person, including any subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.
“First Lien Bank Loan” means a Bank Loan that (a) is not (and by its terms is not permitted to become) subordinate in right of payment or has a junior lien priority to any other debt for borrowed money incurred by the obligor of such Bank Loan other than Permitted Obligor Indebtedness, (b) is secured by a valid first priority perfected security interest or lien on specified collateral securing the obligor’s obligations under such Bank Loan (such collateral, together with any other pledged assets, or the related enterprise value, having a value (as determined by the Servicer in good faith as of the related Cut-Off Date, not to be questioned as a result of subsequent events) equal to or greater than the principal balance of the Bank Loan and other pari passu debt) subject to (i) Liens permitted under the applicable Underlying Instrument that are reasonable and customary for similar loans, (ii) Liens to secure Permitted Obligor Indebtedness and (iii) Liens accorded priority by law in favor of any Governmental Authority and (c) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (c) does not apply with respect to a Bank Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Bank Loan or any other similar type of indebtedness owing to third parties).
“Foreign Lender” means, a Recipient that is not a U.S. Person.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funding Date” means the date of any Borrowing or any Reinvestment Date, as applicable.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“GBP”, “Sterling” and “£” mean the lawful money of the United Kingdom.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, without duplication of amounts, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“IC Memo” has the meaning specified in Section 6.02.
“IFRS” means international financial reporting standards applicable to private enterprises in the applicable jurisdiction, which are applicable to the circumstances as of any day.

“Increased Costs” means, collectively, any increased cost, loss or liability owing to any Affected Person under Article III of this Agreement.
“Incremental Commitment” has the meaning specified in Section 2.04(b)(i).
“Incremental Commitment Effective Date” has the meaning specified in Section 2.04(b)(ii).
“Incremental Lender” has the meaning specified in Section 2.04(b)(i).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with the Applicable Accounting Standard:
(ac)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(ad)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(ae)all obligations of such Person to pay the deferred purchase price of property or services;
(af)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(ag)capital leases and Synthetic Lease Obligations;
(ah)all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(ai)all Guarantees of such Person in respect of any of the foregoing;
but (A) expressly excluding indebtedness of any Loan Party on account of the sale by such Loan Party of the first-out tranche of any First Lien Bank Loan that arises solely as an accounting matter under ASC 860, provided that such indebtedness (i) is nonrecourse to such Loan Party, (ii) involves no other liabilities of such Loan Party that are not customary for a participation agreement and (iii) would not represent a claim against such Loan Party in a bankruptcy, insolvency or liquidation proceeding of such Loan Party, in each case in excess of the amount sold or purportedly sold; provided, further that such Loan Party has notified the Administrative Agent of any such indebtedness and (B) in each case, excluding (to the extent not included in the definition of “Indebtedness” in the Underlying Instruments or included in the calculation of Senior Leverage Ratio or Total Leverage Ratio) (1) letters of credit, to the extent undrawn or otherwise cash collateralized, bankers’ acceptances and surety bonds, whether or not matured (unless such indebtedness constitutes drawn and unreimbursed amounts), (2) the principal balance (including capitalized interest if applicable) of holdco notes, seller notes and convertible notes that constitute subordinated indebtedness, (3) earn-outs and similar deferred purchase price, but only so long as such earn-outs and similar deferred purchase price remain contingent in nature or, if no longer contingent in nature, does not remain past due for more than ten (10) Business Days following the due date therefor, (4) working capital and similar purchase price adjustments in connection with acquisitions not prohibited hereunder, (5) royalty payments made in the ordinary course of business in respect of licenses (to the extent such licenses are otherwise permitted), (6) accruals for payroll and other non-interest bearing liabilities incurred in the ordinary course of business, (7) deferred rent obligations, (8) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (9) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (10) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, and (11) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any disqualified stock in such Person or any other Person, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.
“Indemnified Amounts” has the meaning specified in Section 11.04(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 11.04(b).
“Independent Manager” means a natural person who, (A) for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer of any Loan Party or any of its Affiliates (other than his or her service as an Independent Manager of any Loan Party or other Affiliates that are structured to be “bankruptcy remote”); (ii) a customer or supplier of any Loan Party or any of its Affiliates (other than his or her service as an Independent Manager of any Loan Party or any such Affiliate); (iii) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of any Loan Party or any Affiliate of any Loan Party or (iv) any member of the immediate family of a person described in clauses (i), (ii) or (iii); provided that an independent manager may serve in similar capacities for other special purpose entities established from time to time by Affiliates of any Loan Party and (B) has (i) prior experience as an Independent Manager for a corporation, limited liability company or statutory trust whose charter documents required the unanimous consent of all Independent Managers thereof before such corporation, limited liability company or statutory trust could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Industry Category” means, with respect to any Collateral Asset, the S&P industry classification groups with respect to the obligor of such Collateral Asset, as determined by the Servicer; provided that, with respect to Collateral Assets in the S&P industry classification titled “Software”, the industry classification group may be based on the predominant end-user of the product of the applicable obligor, as determined by the Servicer and as specified in the related Approval Notice, if applicable.
“Information” has the meaning specified in Section 11.07.
“Insolvency Event” means, with respect to any Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, winding-up, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, provisional liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs or the presentation of a petition for such Person’s winding up, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or such Person shall admit in writing its inability to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing; or (c) any analogous procedure or step is taken in any jurisdiction to which such Person is subject.
“Interest” means with respect to any Interest Period, the sum for each day in such Interest Period and the Loans in each Eligible Currency determined in accordance with the following formula:
IR x L
D
where: IR    =    the applicable Interest Rate applicable on such day (or, after the occurrence and during the continuation of Event of Default, the Default Rate);
    L    =    the outstanding amount of Loans in such Eligible Currency on such day; and
    D    =    the number of days specified in Section 2.08 for the applicable Type of Loan in the applicable Eligible Currency.
“Interest Collection Account” means each Securities Account created and maintained on the books and records of the Collateral Custodian entitled “Interest Collection

Account”, in the name of the applicable Loan Party and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.
“Interest Collections” means (i) all payments and collections received by a Loan Party in its capacity as lender and attributable to interest on any Collateral Asset or other Collateral, including scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Collateral Asset or other Collateral, (ii) all fees and commissions, including any delayed compensation, commitment, ticking, upfront, underwriting, origination or amendment fees received in respect of any Collateral Asset unless the Servicer has determined in its sole discretion that such payments are treated as Principal Collections, (iii) all equity contributions from the Borrower Parent to the Borrower designated as Interest Collections by the Servicer at the time of such contribution and (iv) the earnings on Interest Collections in the Interest Collection Account that are invested in Cash Equivalents, in each case other than Retained Interests.
“Interest Coverage Ratio” means, with respect to any Collateral Asset for any Relevant Test Period, either (a) the meaning of “Interest Coverage Ratio,” “Pro Forma Interest Coverage Ratio” or any comparable definition in the Underlying Instruments for such Collateral Asset or (b) in any case that “Interest Coverage Ratio,” “Pro Forma Interest Coverage Ratio” or a comparable definition is not defined in such Underlying Instruments, the ratio of (i) EBITDA to (ii) cash interest with respect to such Relevant Test Period as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant obligor as per the requirements of the related Underlying Instruments.
“Interest Period” means, with respect to any Payment Date, the period from but excluding the Determination Date immediately preceding the previous Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to and including the Determination Date immediately preceding the current Payment Date.
“Interest Rate” means, for any Loans outstanding as of any day during any Interest Period (a) with respect to any SOFR Loan, a rate per annum equal to Term SOFR plus the Applicable Rate, (b) with respect to any Alternative Currency Daily Rate Loan, a rate per annum equal to the applicable Alternative Currency Daily Rate plus the Applicable Rate, (c) with respect to any Alternative Currency Term Rate Loan, a rate per annum equal to the applicable Alternative Currency Term Rate plus the Applicable Rate, (d) with respect to any Base Rate Loan, a rate per annum equal to the Base Rate plus the Applicable Rate and (e) with respect to any Canadian Prime Rate Loan, a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“IRS” means the United States Internal Revenue Service.
“Joinder Agreement” means a joinder agreement in substantially the form of Exhibit B-2 (or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent and the Borrower) entered into by any Person (including any Lender) pursuant to which such Person shall provide an Incremental Commitment hereunder and (if such Person is not then a Lender) shall become a Lender party hereto.

“Judgment Currency” has the meaning specified in Section 11.22.
“Large Corporate Loan” means any First Lien Bank Loan that, as of the related Cut-Off Date, the obligor with respect to such loan has an EBITDA of at least $40,000,000 for the most recent twelve fiscal months for which the obligor has provided financial statements.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority, self-regulatory organization, market, exchange, or clearing facility charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, self-regulatory organization, market, exchange, or clearing facility, in each case whether or not having the force of law.
“Lender Fee Letter” means each fee letter agreement between the Borrower and a Lender.
“Lender Fees” has the meaning specified in Section 2.07(c)(ii).
“Lenders” has the meaning specified in the Preamble.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify in writing the Borrower and the Administrative Agent.
“Lien” means any assignment by way of security, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Liquidity Event” means the occurrence of the Borrower Parent’s merger or consolidation with or transformation into a public entity
“Loan” has the meaning specified in Section 2.01.
“Loan Documents” means this Agreement, the Security Agreement, each Account Control Agreement, each Assignment and Assumption, each Sale Agreement, each Securitization Subsidiary Joinder, each Note, the Collateral Custodian Fee Letter and each Fee Letter.
“Loan Notice” means a notice of (a) a Borrowing or (b) a conversion of Loans from one Type to the other, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A.
“Loan Party” means, collectively and individually as the context requires, the Borrower and each Securitization Subsidiary party hereto.
“Loan Party Materials” has the meaning specified in Section 11.02(c).
“Make-Whole Fee” has the meaning specified in Section 2.07(b).
“Make-Whole Percentage” has the meaning specified in the Side Letter.

“Master Agreement” has the meaning specified in Section 11.23(c)(v).
“Material Adverse Effect” means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on (a) the financial condition or operations of any Loan Party or the Servicer, (b) the legality, validity or enforceability of any of the Loan Documents, (c) the right or ability of any Loan Party or the Servicer to perform any of its obligations under any of the Loan Documents or (d) the rights or remedies of (i) any Lender or the Administrative Agent under any of the Loan Documents or (ii) of any Loan Party under the Collateral Assets taken as a whole.
“Material Modification” means any amendment or waiver of, or modification or supplement to, any Underlying Instrument governing a Collateral Asset executed or effected on or after the Cut-Off Date which, unless the Administrative Agent has otherwise consented thereto:
(aj)reduces or forgives any or all of the principal amount due under such Collateral Asset;
(ak)(i) waives one or more interest payments, (ii) permits any interest due in cash to be (x) deferred or (y) capitalized and added to the principal amount of such Collateral Asset (other than, in either case, any deferral or capitalization already allowed by the terms of any Deferrable Collateral Asset as of the date of the related Approval Notice) or (iii) reduces the spread or coupon payable on such Collateral Asset (provided that (A) no such reduction shall constitute a Material Modification if the Servicer certifies that such reduction results from an increase in the credit quality of the related obligor or (B) no such waiver, deferral or capitalization of interest shall constitute a Material Modification if, after giving effect to such waiver, deferral or capitalization of interest, the current cash pay interest required pursuant to the Underlying Instruments is at least equal to the cash pay interest required pursuant to the Underlying Instruments as of the applicable Cut-Off Date);
(al)contractually or structurally subordinates such Collateral Asset by operation of (i) any priority of payment provisions, (ii) any turnover provisions, (iii) the transfer of assets in order to limit recourse to the related obligor (other than where such transfer is not intended to avoid or limit recourse but is a bona fide disposition transaction which results in the repayment of Indebtedness from any net proceeds) or (iv) the granting of Liens on any of the Related Security securing such Collateral Asset (other than Permitted Liens);
(am)either (i) extends the maturity date of such Collateral Asset past the maturity date as of the Cut-Off Date, unless such amendment is the first amendment extending the maturity date of such Collateral Asset and such extension is no longer than ninety (90) days beyond the applicable maturity date as of the Cut-Off Date or (ii) extends the amortization schedule with respect thereto and the effect of such extension is to extend the average life of such Collateral Asset by more than 10% (from the amortization schedule in effect as of the related Cut-Off Date); provided that no such extension shall constitute a Material Modification if such extension is for less than one year from such schedule as of the applicable Cut-Off Date and the Servicer certifies that the credit quality of the obligor with respect to such Collateral Asset has not worsened;
(an)substitutes, alters or releases the Related Security securing such Collateral Asset and such substitution, alteration or release, individually or in the aggregate and as determined in the Administrative Agent’s reasonable discretion, materially and adversely affects the value of such Collateral Asset;
(ao)amends, waives, forbears, supplements or otherwise modifies in any way the definition of, or any term or provision of such Underlying Instruments referenced in or utilized in the calculation of, “Net Senior Leverage Multiple”, “EBITDA”, “Net Leverage Multiple”, “Recurring Revenue”, “Debt-to-Recurring-Revenue Ratio” or “Interest Coverage Ratio” (or any respective comparable definitions in its Underlying Instruments) or the definition of any component thereof in a manner that, in the reasonable discretion of the Administrative Agent, adversely affects any Lender; provided that, no such amendment, waiver, forbearance, supplement or modification shall constitute a Material Modification if either (A) the Servicer continues to calculate the calculation without giving effect to such change or (B) recalculates the calculation affected thereby as of the related Cut-Off Date based on the new methodology prescribed by such change;
(ap)results in any change in the currency or composition of any payment of interest or principal to any currency other than that in which such Collateral Asset was originally denominated; or
(aq)results in any less financial information in respect of reporting frequency (other than with respect to delivery of any “loan level” financial reporting package described in clause (b) of the definition of “Revaluation Event”), scope or otherwise being provided with respect to the related obligor or reduces the frequency or total number of any appraisals required thereunder that, in each case, has a material adverse effect on the ability of the Servicer or the Administrative Agent (as determined by the Administrative Agent in its sole reasonable discretion) to determine whether such Collateral Asset satisfies the Eligibility Criteria or whether a Revaluation Event has occurred; provided that, without limiting the foregoing, any such reduction in reporting frequency will not be a Material Modification so long as such reporting continues to be made at least quarterly;
(ar)provided that the Administrative Agent shall have declared such modification to be a “Material Modification” no later than 15 calendar days after having received all documents and information requested by the Administrative Agent in relation to such modification. For the avoidance of doubt, a change in the interest rate from a benchmark rate to an alternative rate which is effected in accordance with standard market practice or in accordance with the Underlying Instrument, in each case as reasonably determined by the Servicer, shall not constitute a Material Modification.
“Maturity Date” means the sixth anniversary of the Closing Date; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next following Business Day.
“Measurement Date” means each of the following, as applicable: (i) the Closing Date; (ii) each Determination Date; (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.03; (v) the date that the Servicer has actual knowledge of a change in the Assigned Value of any Collateral Asset (for the avoidance of doubt, including a change in the Assigned Value as a result of obtaining a firm bid in accordance with the Side Letter but excluding a change in the Assigned Value of a Broadly Syndicated Loan or a Qualifying Syndicated Loan solely as a result of a change in such Assigned Value based on an observable bid-side quote) or that any Collateral Asset fails to be an Eligible Collateral Asset;

(vi) the date of any repurchase or substitution pursuant to Section 2.16; (vii) the Business Day immediately succeeding the last day of the Availability Period; (viii) the date of any Optional Sale; (ix) the date of any Restricted Payment; (x) the date of any Event of Default; (xi) the date of any CLO Takeout and (xii) any other date requested by the Administrative Agent upon not less than three (3) Business Days’ prior written notice to the Borrower and the Servicer.
“Minimum Required Equity Amount” means, as of any date of determination, the Dollar Equivalent of the amount equal to the sum of the Adjusted Principal Balances plus the Unfunded Exposure Amounts of all Eligible Collateral Assets attributable to the four obligors whose Collateral Assets have the highest combined Adjusted Principal Balances and Unfunded Exposure Amounts.
“Monthly Report” means a monthly report prepared by the Collateral Custodian, on behalf of the Borrower, substantially in the form of Exhibit G-1.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Moody’s Rating” means, with respect to any Collateral Asset, the rating for such Collateral Asset determined in accordance with Annex C attached hereto.
“MTM Value” means, with respect to any Collateral Asset, the amount (determined by the Servicer) equal to the product of the principal amount thereof and the price (expressed as a percentage of par) determined in the following manner:
(a)    the bid-side quote determined by any of Loan Pricing Corporation, MarkIt Partners, FT Interactive, Bridge Information Systems or KDP or any other nationally recognized loan or bond pricing service selected by the Servicer;
(b)    if such quote described in clause (a) is not available or the Servicer determines in accordance with the standards of the Servicer such price does not reflect the value of such asset, (i) the average of the bid-side quotes determined by three broker-dealers active in the trading of such asset that are independent (with respect to each other and the Servicer), or (ii) if only two such bids can be obtained, the lower of the bid-side quotes;
(c)    if such quote or bid described in clause (a) or (b) is not available, then the MTM Value of such Collateral Asset will be the lowest of (i) 70% of the outstanding principal amount of the Collateral Asset, (ii) the MTM Value determined by the Servicer, exercising reasonable commercial judgment, consistent with the manner in which it would determine the MTM Value of an asset for purposes of other funds or accounts managed by it, and (iii) the purchase price of such Collateral Asset; provided that the MTM Value of any such asset may not be determined in accordance with this clause (c) for more than 30 days; or
(d)    if the MTM Value of an asset is not determined in accordance with clauses (a), (b) or (c) above, then the MTM Value will be deemed to be zero until such determination is made in accordance with clause (a) or (b) above.
“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, as applicable, in respect of which a Loan Party or any ERISA Affiliate has any obligation or liability as an “employer” within the meaning of Section 3(5) of ERISA.

“Nationally Recognized Pricing Service” means IHS MarkIt Ltd., Thomson Reuters LPC or any other nationally recognized loan pricing service selected by the Servicer with the consent of the Administrative Agent.
“Net Leverage Multiple” means, with respect to any Collateral Asset that is not a First Lien Bank Loan or FILO Bank Loan for any Relevant Test Period, either (a) the meaning of “Net Leverage Multiple”, “Total Leverage Ratio” or any comparable definition in the Underlying Instruments for such Collateral Asset or (b) in any case that “Net Leverage Multiple”, “Total Leverage Ratio” or a comparable definition is not defined in such Underlying Instruments, the ratio of (i) Indebtedness of the relevant obligor (other than unsecured Indebtedness of such obligor) less unrestricted cash and cash equivalents of the relevant obligor to (ii) EBITDA of such obligor with respect to such Relevant Test Period (or such other definition as the Borrower and the Administrative Agent shall agree upon in writing (including via email)), as most recently calculated by the obligor pursuant to the Underlying Instruments or by the Borrower and the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant obligor as per the requirements of the related Underlying Instruments.
“Net Senior Leverage Multiple” means, with respect to any Collateral Asset for any Relevant Test Period, either (a) the meaning of “Net Senior Leverage Ratio”, “Senior Leverage Ratio” or any comparable definition in the Underlying Instruments for such Collateral Asset (or, if such Collateral Asset is the only tranche of debt issued by such obligor, the meaning of “Net Leverage Multiple”, “Total Leverage Ratio” or any comparable definition in the Underlying Instruments for such Collateral Asset) or (b) in any case that the Net Senior Leverage Multiple cannot be determined pursuant to clause (a), the ratio of (i) Indebtedness of the relevant obligor (other than Indebtedness of such obligor that is junior in terms of payment or lien subordination (including unsecured Indebtedness) to Indebtedness of such obligor held by the applicable Loan Party) less unrestricted cash and cash equivalents of the relevant obligor to (ii) EBITDA of such obligor with respect to such Relevant Test Period (or such other definition as the Borrower and the Administrative Agent shall agree upon in writing (including via email)), as most recently calculated by the obligor pursuant to the Underlying Instruments or by the Borrower and the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant obligor as per the requirements of the related Underlying Instruments.
“NOK” means the lawful currency of Norway.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that requires the approval of such Lender in accordance with the terms of Section 11.01.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender to the Borrower, substantially in the form of Exhibit J.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit M or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.
“NZD” mean lawful money of New Zealand.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, each Loan Party arising under any Loan Document to the Secured Parties, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including Interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Obligor Information” means with respect to any obligor under any Collateral Asset, the following information to the extent reasonably available and not subject to any applicable confidentiality restrictions that would prevent the applicable Loan Party or the Servicer from sharing such information: (i) the legal name, address and organizational chart of such obligor, (ii) the jurisdiction in which such obligor is domiciled, (iii) the audited financial statements for the two fiscal years of such obligor prior to the Cut-Off Date (or such shorter period of time that the obligor has been in existence), (iv) the IC Memo for such Collateral Asset, (v) the quality of earnings report, (vi) upon request by the Administrative Agent and to the extent available to the applicable Loan Party or the Servicer at such time, unaudited quarterly financial statements of such obligor, and (vii) upon request by the Administrative Agent and to the extent available to the applicable Loan Party or the Servicer at such time, the quarterly valuation report prepared by the Servicer with respect to such obligor; provided that to the extent that any of the foregoing information is not available to the applicable Loan Party, such Loan Party shall notify the Administrative Agent, and such information shall not constitute Obligor Information if the Administrative Agent consents to such exclusion; provided that, no such consent shall be required with respect to the information described in clauses (iii), (vi) or (vii).
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Offer” means, with respect to any security or debt obligation, any offer by the issuer of such security or borrower with respect to such debt obligation or by any other Person made to all of the holders of such security or debt obligation to purchase or otherwise acquire such security or debt obligation (other than pursuant to any redemption in accordance with the terms of the underlying instrument in respect of such security or debt obligation or for the purpose of registering the security or debt obligation) or to exchange such security or debt obligation for any other security, debt obligation, Cash or other property.
“Optional Sale” has the meaning specified in Section 2.15(a).
“Organization Documents” means, (a) with respect to any company, exempted company or corporation, the charter or certificate or articles of incorporation, certificate of incorporation on change of name (if any), the bylaws and/or memorandum and articles of association (as applicable) (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and

(c) with respect to any partnership, exempted limited partnership, joint venture, trust, unit trust or other form of business entity, the partnership, joint venture, trust or other applicable agreement of such entity or declaration of trust and any agreement, instrument, certificate, filing or notice with respect thereto filed in connection with its formation, registration or organization with the applicable Governmental Authority in the jurisdiction of its formation, registration or organization and, if applicable, any certificate or articles of formation, trust, registration or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means, with respect to any Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Eligible Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Partial Deferrable Collateral Asset” means any Deferrable Collateral Asset with respect to which under the related Underlying Instruments (i) a portion of the interest due thereon is required to be paid in cash no less frequently than semi-annually and is not permitted to be deferred or capitalized and (ii) (A) such portion is less than (1) if such Deferrable Collateral Asset is a fixed rate Collateral Asset, 2.00% per annum over the Relevant Rate as of the related Cut-Off Date corresponding to the Eligible Currency in which such Collateral Asset is denominated or (2) otherwise, 2.00% per annum over the applicable index rate and (B) the issuer thereof or obligor thereon may not defer or capitalize the portion of the interest due thereon which is below the amount specified in clause (A)(1) or (2), as applicable, for longer than two (2) years.
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“Participation Interest” means a participation interest in a loan that would, at the time of acquisition or the applicable Loan Party’s commitment to acquire the same, satisfy each of the following criteria: (i) the seller of the participation is the lender on the subject loan, (ii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iii) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (iv) the entire purchase price for such participation is paid in full at the time of its acquisition, and (v) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation.
“PATRIOT Act” has the meaning specified in Section 11.18.
“Payment Date” means, (i) the 12th day of each of February, May, August and November (or, if such day is not a Business Day, the next succeeding Business Day) commencing in February 2026, (ii) the Maturity Date and (iii) following the occurrence of and during the continuation of an Event of Default, any other Business Day designated by the Administrative Agent upon three (3) Business Days’ prior written notice.
“Payment Date Report” means a quarterly report prepared by the Collateral Custodian, on behalf of the Borrower, substantially in the form of Exhibit G-2.
“Payment in Full” means, with respect to the Obligations, termination of all Commitments hereunder and payment in full of all of the Obligations, other than any contingent reimbursement and indemnification obligations which are unknown, unmatured and for which no claim has been made.
“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns.
“Permitted Affiliate” means any Affiliate of the Servicer or the investment advisor of the Borrower Parent, as applicable, that (i) has the ability to professionally and competently perform duties similar to the duties performed by the Servicer under this Agreement or the investment advisor of the Borrower Parent, as applicable, (ii) is legally qualified and has the capacity to act as servicer or the investment advisor of the Borrower Parent, as applicable, hereunder, (iii) in the case of the Servicer, at the time of assuming the role of servicer hereunder uses substantially the same credit and collection policies as the assigning Servicer, and (iv) in the case of the Servicer, has provided all documentation and other information that the Administrative Agent requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.
“Permitted BDC Merger” means a merger involving the Servicer in which either (x) the Servicer remains the surviving entity of such merger, and such merger does not result in a Change in Control or (y) the Servicer is merged with any “business development company” (within the meaning of the Investment Company Act) managed by GC Advisors LLC or its Affiliates.
“Permitted Collateral Asset” means a debt obligation received by the Borrower in exchange for a Collateral Asset or received in connection with the insolvency, bankruptcy, reorganization, restructuring or workout of a Collateral Asset or the related obligor that does not satisfy one or more of the Eligibility Criteria.
“Permitted Jurisdiction” means Austria, Australia, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Luxembourg, The Netherlands, New Zealand, Norway, Sweden, Switzerland, the United Kingdom or the United States and any other jurisdiction consented to by the Administrative Agent in writing in its sole discretion.

“Permitted Liens” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with the Applicable Accounting Standard have been provided on the books of such Person, (b) Liens imposed by Laws, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by any Loan Document, (d) Liens in favor of any purchaser of a Collateral Asset if such Collateral Asset has been sold by the applicable Loan Party for cash consideration and (i) such cash consideration has been delivered into the Collection Account, (ii) the transfer of such Collateral Asset has not been or cannot be completed and (iii) the applicable Loan Party has settled such sale as a participation or similar arrangement (including settlement as a participation pending transfer), (e) with respect to agented Collateral Assets, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of indebtedness of such obligor under the related Collateral Asset, (f) Liens in favor of a bank or a securities intermediary holding any account which arise as a matter of Law on items in the course of collection or encumbering deposits or other similar Liens (including the right of set-off) with respect to such account and (g) with respect to any Collateral Assets, restrictions on transfer set forth in the applicable Underlying Instrument. Notwithstanding the preceding sentence, no Lien for any Indebtedness on any Collateral other than the Obligations will be a Permitted Lien.
“Permitted Obligor Indebtedness” means Indebtedness that (i) is secured by all or a portion of the assets of the related obligor and (ii) has a ratio of the maximum aggregate principal amount outstanding or available to be drawn under the applicable underlying instruments to EBITDA of such obligor (based on the most recently available quarterly financial statements of such obligor received by the applicable Loan Party as of the related Cut-Off Date) not greater than 1.00x or, with respect to any Collateral Asset, such greater amount as the Administrative Agent may permit with respect to such Indebtedness in its sole discretion.
“Permitted RIC Distribution” means distributions on any Payment Date to the Borrower Parent (from the Collection Account or otherwise) to the extent required to allow the Borrower Parent to make sufficient distributions to qualify as a “regulated investment company” within the meaning of Section 851 of the Code, and to otherwise eliminate federal or state income or excise taxes payable by the Borrower Parent in or with respect to any taxable year of the Borrower Parent (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Borrower Parent shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Borrower Parent to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code.
“Person” means any natural person, exempted company, corporation, limited liability company, trust, unit trust, joint venture, association, company, partnership, exempted limited partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA, Section 412 and 430 of the Code, or Section 302 of ERISA and in respect of which a Loan Party or any ERISA Affiliate (x) is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or (y) has any obligation or liability under Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA.
“Platform” has the meaning specified in Section 11.02(c).
“Portfolio Criteria” means the portfolio criteria with respect to the Collateral Assets set forth in Section 2 of Annex B.
“Principal Balance” means with respect to any Collateral Asset as of any date of determination, the Dollar Equivalent (unless otherwise specified herein) of the outstanding principal balance (excluding any unfunded commitments) of such Collateral Asset, exclusive of any deferred or capitalized interest.
“Principal Collection Account” means each Securities Account created and maintained on the books and records of the Collateral Custodian entitled “Principal Collection Account”, in the name of the applicable Loan Party and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.
“Principal Collections” means (a) the proceeds of any Borrowings and (b) any and all amounts of collections received with respect to the Collateral other than Interest Collections, including (but not limited to) (i) all collections attributable to principal on such Collateral (including any proceeds received by any Loan Party as a result of exercising any warrant at any time), (ii) the earnings on Principal Collections in the Principal Collection Account that are invested in Cash Equivalents, (iii) all Repurchase Amounts, in each case other than Retained Interests and (iv) all equity contributions from the Borrower Parent to the Borrower designated as Principal Collections by the Servicer at the time of such contribution.
“Prohibited Obligation” has the meaning specified in the Side Letter.
“Purchase Price” means, with respect to any Collateral Asset as of any date, an amount (expressed as a percentage of par) equal to (i) the purchase price (or, if different principal amounts of such Collateral Asset were purchased at different purchase prices, the weighted average of such purchase prices) paid by the applicable Loan Party for such Collateral Asset (exclusive of any interest, Accreted Interest and original issue discount) divided by (ii) the principal balance of the portion of such Collateral Asset purchased by a Loan Party outstanding as of the date of such purchase (exclusive of any interest, Accreted Interest and original issue discount); provided that (i) any Collateral Asset (other than a Qualifying Syndicated Loan) acquired with a purchase price of 97% of par or greater shall be deemed to have been acquired at par and (ii) any Qualifying Syndicated Loan acquired with a purchase price of 99% of par or greater shall be deemed to have been acquired at par.
“Purchasing Parties” has the meaning specified in Section 9.03.
“QFC” has the meaning specified in Section 11.23(c)(iv).
“QFC Credit Support” has the meaning specified in Section 11.23(a).
“Qualifying Syndicated Loan” means any Collateral Asset that, as of the relevant Cut-Off Date:

(as)is a First Lien Bank Loan that has an original issuance size (including all tranches, undrawn delayed draw portions, and drawn and undrawn revolving credit facilities secured by the same collateral) of $250,000,000 or greater,
(at)(1) has a Moody’s Rating and/or an S&P Rating and (2) does not have a Moody’s Rating of less than “B3” or an S&P Rating of less than “B-”,
(au)has an observable bid-side quote from a Nationally Recognized Pricing Service with an indicated bid-depth of one or more (subject to clause (o) of the Portfolio Criteria);
(av)has a Purchase Price of 80% or more of the Principal Balance of such Collateral Asset;
(aw)as of any date of determination, has a Principal Balance less than or equal to 10% of the related tranche of the underlying facility; and
(ax)is not a Deferrable Collateral Asset (unless waived or approved by the Administrative Agent in the Approval Notice with respect to such Collateral Asset);
provided that in determining whether a Qualifying Syndicated Loan is a First Lien Bank Loan, (i) notwithstanding clause (a) of the definition of “First Lien Bank Loan,” such Qualifying Syndicated Loan may be subordinate in right of payment to (A) liquidation, trade claims, capitalized leases or similar obligations and (B) super senior revolving facilities and other customary senior facilities (so long as any such facility has a Moody’s Rating and/or an S&P Rating and does not have a Moody’s Rating of less than “B3” or an S&P Rating of less than “B-”) and (ii) clause (c) of the definition thereof shall be determined solely as of the Cut-Off Date for such Qualifying Syndicated Loan; provided further that, subject to the terms of this Agreement, a Collateral Asset that would constitute a Qualifying Syndicated Loan but for the fact that it is a Deferrable Collateral Asset shall constitute a First Lien Bank Loan.
Notwithstanding the foregoing, for any Qualifying Syndicated Loan, the Borrower may (but is not obligated to) request an Approval Notice from the Administrative Agent to designate such Collateral Asset as a Broadly Syndicated Loan. Prior to providing the Borrower with such Approval Notice, the Administrative Agent shall provide notice to the Borrower of the proposed Assigned Value for such Collateral Asset. Upon receipt of such notice, the Borrower may elect to accept such Approval Notice, upon which such asset will be designated a Broadly Syndicated Loan, or reject such Approval Notice, upon which such Collateral Asset will continue to be designated a Qualifying Syndicated Loan.
“Rate Determination Date” means the date that is two (2) Business Days prior to (i) the commencement of the applicable Interest Period or (ii) if no Loans in the applicable Eligible Currency are outstanding at the commencement of the applicable Interest Period, the first date on which a Loan in such Eligible Currency is made.
“Recipient” means the Administrative Agent and any Lender, as applicable.
“Records” means the Collateral Asset File for any Collateral Asset and all other documents, books, records and other information prepared and maintained by or on behalf of the applicable Loan Party or the Servicer with respect to any Collateral Asset and the obligors thereunder, including all documents, books, records and other information prepared and maintained by the applicable Loan Party or the Servicer with respect to such Collateral Asset or obligors. For the avoidance of doubt, no IC Memos, investment committee memorandums or related materials utilized by any of the Borrower Parent, the Servicer or any Loan Party in

connection with the origination or acquisition of such Collateral Asset shall be delivered to or otherwise provided to any Person other than the Administrative Agent, unless, to the extent the Servicer is Golub Capital Private Income Fund S or an Affiliate thereof, the Servicer consents in its sole discretion.
“Recurring Revenue” means, with respect to any Recurring Revenue Loan, (a) the “Recurring Revenue” of such obligor or any comparable term defined in the Underlying Instruments, or (b) in the case of any Collateral Asset with respect to which the Underlying Instruments do not include a definition of “Recurring Revenue” or any comparable term, the amount of revenues of such obligor in respect of perpetual or recurring licenses, subscriptions, maintenance service, support, hosting, and other revenues identified by the Servicer (including software as a service subscription revenue), of the related obligor or any of its parents or subsidiaries that are obligated with respect to such Collateral Asset pursuant to the Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP), as calculated by the Servicer in good faith in accordance with the Servicing Standard.
“Recurring Revenue Loan” means a First Lien Loan that is underwritten on the basis of Recurring Revenue; provided that, after the Cut-Off Date with respect to any Recurring Revenue Loan, the Servicer (subject to approval by the Administrative Agent) may cease treating such Collateral Asset as a Recurring Revenue Loan for all purposes hereunder.
“Register” has the meaning specified in Section 11.06(c).
“Reinvestment” has the meaning specified in Section 2.14.
“Reinvestment Date” has the meaning specified in Section 2.14(a).
“Reinvestment Request” has the meaning specified in Section 2.14(a).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
“Related Property” means, with respect to any Collateral Asset, any real property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Collateral Asset, including, without limitation, any pledge of the stock, membership or other ownership interests (including warrants) in the related obligor or its subsidiaries and all proceeds from any sale or other disposition of such property or other assets.
“Related Security” means, with respect to any Collateral Asset:
(ay)any Related Property securing such Collateral Asset, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Funding Date and all liquidation proceeds thereof;
(az)all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;
(ba)all Collections with respect to such Collateral Asset and any of the foregoing;
(bb)any guarantees or similar credit enhancement for an obligor’s obligations under any Collateral Asset, all UCC financing statements or other filings relating thereto,

including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the applicable Loan Party thereunder and all rights, remedies, powers, privileges and claims of the applicable Loan Party thereunder (whether arising pursuant to the terms of such agreement or otherwise available to applicable Loan Party at law or in equity);
(bc)all Records with respect to such Collateral Asset and any of the foregoing; and
(bd)all recoveries and proceeds of the foregoing.
“Release Date” has the meaning specified in Section 2.16(e).
“Relevant Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or, in each case, any successor thereto.
“Relevant Rate” means with respect to any Loan or Collateral Asset, as applicable, denominated in (a) Dollars, Term SOFR, (b) CAD, the Daily Simple CORRA Rate, (c) GBP, SONIA, (d) Euros, EURIBOR, (e) AUD, BBSW, (f) NZD, BKBM, (g) NOK, NIBOR, (h) SEK, STIBOR, (i) CHF, SARON or (j) DKK, CIBOR, as applicable.
“Relevant Test Period” means, with respect to any Collateral Asset, either (a) the relevant test period for the calculation of Debt-to-Recurring Revenue Ratio, EBITDA, Interest Coverage Ratio, Net Leverage Multiple or Net Senior Leverage Multiple, as applicable, for such Collateral Asset in accordance with the related Underlying Instruments or (b) if no such period is provided for therein, each period of the last four (4) consecutive reported fiscal quarters of the principal obligor on such Collateral Asset; provided that with respect to any Collateral Asset for which the relevant test period is not provided for in the related Underlying Instruments, or if an obligor is a newly-formed entity as to which four (4) consecutive fiscal quarters have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such obligor to the end of the fourth (4th) fiscal quarter from the date of formation, and shall subsequently include each period of the last four (4) consecutive reported fiscal quarters of such obligor. Notwithstanding the foregoing, if the Underlying Instruments for a Collateral Asset do not require the related obligor to calculate a Debt-to-Recurring Revenue Ratio, Interest Coverage Ratio, Net Leverage Multiple or Net Senior Leverage Multiple, the “Relevant Test Period” for the calculation of such ratios with respect to such Collateral Asset shall be the period for which the obligor last provided an EBITDA calculation.
“Reporting Date” means (i) solely with respect to each Payment Date Report, the Business Day immediately preceding each Payment Date and (ii) otherwise, the Business Day immediately preceding the 12th calendar day of each month, commencing in February 2026.
“Representatives” has the meaning specified in Section 6.10.
“Repurchase Amount” means, for any Warranty Collateral Asset for which a payment or substitution is being made pursuant to Section 2.16(a) as of any time of determination, (i) prior to the end of the Availability Period and so long as no Default or Event of Default has occurred and is continuing, the lesser of (a) the product of (1) the Adjusted Principal Balance and (2) the Advance Rate for such Collateral Asset and (b) the amount necessary to reduce any Borrowing Base Deficiency to zero and (ii) otherwise, the greater of (a) the product of (1) the Adjusted Principal Balance and (2) the Advance Rate for such Collateral Asset and (b) the Purchase Price with respect to such Collateral Asset multiplied by the Principal Balance of such Collateral Asset.

“Repurchase Event” means, with respect to any Collateral Asset acquired under a Sale Agreement, the occurrence of any of the following:
(be)the related conveyance becomes or is void or subject to avoidance under Section 548 or 544 of Title 11 of the Bankruptcy Code and the rules and regulations thereunder; or
(bf)as of the related Cut-Off Date, such Collateral Asset was not an Eligible Collateral Asset.
“Request for Release and Receipt” means a form substantially in the form of Exhibit E-1 or Exhibit E-2 completed and signed by the Servicer.
“Required Funding Amount” means, as of the date of determination and after giving effect to any withdrawal from the Unfunded Exposure Account on such date of determination, the Aggregate Unfunded Exposure Amount.
“Required Lenders” means, at any time (a) Bank of America, N.A., as a Lender and (b) Lenders having Commitments representing more than 50% of the Aggregate Commitments of all Lenders; provided that, for purposes of Sections 3.03(b), (c) and (d), those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in applicable Eligible Currency shall be excluded from any determination of Required Lenders with respect to such Eligible Currency. The Commitment and Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Required Ratings” means (a) if such obligation or security (i) has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” or higher (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody’s, such rating is at least equal to or higher than the current Moody’s long-term ratings of the U.S. government, and (iii) has only a short-term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade) and (b) a long-term senior unsecured debt rating of at least “AA-” (not on credit watch for possible downgrade) and a short-term credit rating of at least “A-1” by S&P (or, if such institution has no short-term credit rating, a long-term senior unsecured debt rating of at least “AA” (not on credit watch for possible downgrade) by S&P).
“Required Reports” means, collectively, the Borrowing Base Certificate, the Monthly Report and the Compliance Certificate.
“Rescindable Amount” has the meaning specified in Section 2.10(b)(ii).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means (i) with respect to the Servicer or any Loan Party, any duly authorized manager or senior officer of the Servicer or such Loan Party directly responsible for the administration of this Agreement, or the authorized manager or officer of such Loan Party’s ultimate general partner, if applicable, (ii) with respect to the Collateral Custodian, any person with direct responsibility for the administration of this Agreement and (iii) with respect to any Person other than the Collateral Custodian, the Servicer, or any Loan Party, any manager, director or officer or any other Person who is authorized to act for such Person, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of such Person and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party, the Borrower

Parent or the Servicer so designated by any of the foregoing managers or officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the applicable Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, organizational and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).
“Retained Interest” means, with respect to any Collateral Asset included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Asset that have been retained by the other lender(s) of such Collateral Asset, (b) all of the rights and obligations of a Loan Party, if any, of or owing to the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.
“Revaluation Event” means, with respect to any Collateral Asset, the occurrence of any one or more of the following events after the related Cut-Off Date:
(bg)such Collateral Asset becomes a Defaulted Obligation;
(bh)the failure to deliver a “loan level” financial reporting package no later than (i) 45 days after the end of each fiscal month (to the extent required by the Underlying Instruments), (ii) 60 days (or such longer period permitted in the Underlying Instruments (including any grace period set forth therein), but in any case not exceeding 80 days) after the end of each fiscal quarter or (iii) 130 days (or such longer period permitted in the Underlying Instruments (including any grace period set forth therein), but in any case not exceeding 150 days) after the end of each fiscal year (unless waived or otherwise agreed to by the Administrative Agent in its reasonable discretion); provided that, following the occurrence of any event described in this clause (b), once the late financials pertaining to such Collateral Asset are actually received from the obligor, the Administrative Agent shall either confirm the “Assigned Value” or adjust the “Assigned Value” at such time, but may not further adjust the “Assigned Value” for such Collateral Asset pursuant to this clause (b) unless another “Revaluation Event” pursuant to this clause (b) shall occur; provided, further, that, notwithstanding the foregoing, no “Revaluation Event” shall be deemed to have occurred pursuant to this clause (b) so long as (x) the obligor delivers to the applicable Loan Party or the Servicer an unqualified audit no later than ninety (90) days after the date on which the applicable financial reporting package was due under the related Underlying Instruments, (y) as certified by the Servicer to the Administrative Agent (which may be via e-mail), such obligor is not considered to be in default pursuant to the Servicer’s internal policies and (z) the obligor continues to prepare and provide the applicable financial reporting packages (if any) when due in accordance with the Underlying Instruments until such unqualified audit is delivered;

(bi)solely with respect to a Recurring Revenue Loan, the Debt-to-Recurring-Revenue Ratio for any Relevant Test Period is more than 20.0% higher than such ratio as of the Relevant Test Period most recently ended prior to the related Cut-Off Date;
(bj)(i) with respect to any First Lien Bank Loan or FILO Bank Loan (other than a Qualifying Syndicated Loan or Recurring Revenue Loan), the Net Senior Leverage Multiple for any Relevant Test Period with respect to such Collateral Asset is both (x) more than 0.75x higher than the Net Senior Leverage Multiple as of the related Cut-Off Date and (y) greater than 4.00x or (ii) with respect to any Second Lien Bank Loan, the Net Leverage Multiple for any Relevant Test Period with respect to such Collateral Asset is both (x) more than 0.75x higher than the Net Leverage Multiple as of the related Cut-Off Date and (y) greater than 4.00x;
(bk)a Material Modification with respect to such Collateral Asset that is not previously approved by the Administrative Agent;
(bl)the Collateral Asset becomes subject to (x) litigation or dispute by the related obligor seeking to invalidate or challenge the effectiveness or enforceability of such Collateral Asset or (y) any setoff of payments thereunder;
(bm)solely with respect to any Qualifying Syndicated Loan, such Collateral Asset becomes a CCC Qualifying Syndicated Loan; or
(bn)any other “Revaluation Event” agreed in writing between the Administrative Agent and the Servicer on the Cut-Off Date (which may be designated in the related Approval Notice if signed by the Servicer).
“Revalued Collateral Asset” has the meaning specified in the Side Letter.
“Revolving Asset” means any Collateral Asset (other than a Delayed Draw Asset) that is a senior secured obligation (including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the obligor by the applicable Loan Party; provided that such Collateral Asset shall be considered a Revolving Asset only until all commitments by the applicable Loan Party to make advances to the obligor thereof expire, or are terminated, or are irrevocably reduced to zero.
“S&P” means S&P Global Ratings, an S&P Global business, and any successor thereto.
“S&P Rating” means, with respect to any Collateral Asset, the rating for such Collateral Asset determined in accordance with Annex D attached hereto.
“Sale Agreement” means each of (i) the Second Amended and Restated Purchase and Sale Agreement, dated as of the Amendment and Restatement Date, between the Borrower and the Borrower Parent and (ii) and each Purchase and Sale Agreement, between the Borrower Parent and the applicable Securitization Subsidiary, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Same Day Funds” means immediately available funds in the applicable Eligible Currency.

“Sanction(s)” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, or through any existing or future Executive Order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other governmental authorities with jurisdiction over any Loan Party where such Loan Party is located or doing business.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(d)(ii).
“Second Lien Bank Loan” means a Bank Loan that (a) is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor of such Bank Loan, other than a “first lien” loan and Permitted Obligor Indebtedness, (b) is secured by a valid and perfected security interest or lien on specified collateral securing the obligor’s obligations under such Bank Loan, whether or not there is also a lien of a higher or lower priority in additional collateral of such obligor (such collateral, together with any other pledged assets or the related enterprise value, having a value (as determined by the Servicer in good faith as of the related Cut-Off Date, not to be questioned as a result of subsequent events) equal to or greater than the principal balance of the Bank Loan and any other senior or pari passu debt) subject to (w) a “first lien” loan, (x) Liens permitted under the applicable Underlying Instrument that are reasonable and customary for similar loans, (y) Liens to secure Permitted Obligor Indebtedness and (z) Liens accorded priority by law in favor of a Governmental Authority and (c) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (c) does not apply with respect to a Bank Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Bank Loan or any other similar type of indebtedness owing to third parties).
“Secured Parties” means the Lenders, the Administrative Agent, the Collateral Custodian and the Securities Intermediary.
“Securities Account” has the meaning specified in Section 8-501(a) of the UCC.
“Securities Intermediary” means Computershare Trust Company, N.A., or any subsequent institution acceptable to the Administrative Agent at which the Accounts are kept.
“Securitization” means any private or public term or conduit securitization transaction undertaken by the Borrower or any Securitization Subsidiary that is secured, directly or indirectly, primarily by Collateral Assets currently or formerly owned by the Borrower or such Securitization Subsidiary or any portion thereof or any interest therein released from the Lien of this Agreement, including, without limitation, any collateralized loan obligation or collateralized debt obligation offering or other asset securitization or term facility.
“Securitization Subsidiary” means an entity whose limited partnership or other equity interests are 100% owned by the Borrower formed for the sole purpose of owning Collateral Assets in anticipation of a Securitization. For the avoidance of doubt, no Person shall be a Securitization Subsidiary after such Person completes a Securitization and the Lien on the related Collateral is released in accordance with the terms hereof.

“Securitization Subsidiary Account Control Agreement” means each Securities Account Control Agreement, in form and substance substantially similar as the Borrower Account Control Agreement, by and among the applicable Securitization Subsidiary, as pledgor, the Administrative Agent on behalf of the Secured Parties, as secured party, and the Securities Intermediary.
“Securitization Subsidiary Collateral” shall have the meaning specified in the Security Agreement.
“Securitization Subsidiary Joinder” means an agreement among a Securitization Subsidiary and the Collateral Custodian in the form of Exhibit N to this Agreement (appropriately completed) delivered in connection with a Person becoming a Securitization Subsidiary hereunder after the Closing Date, as contemplated by the terms of this Agreement, a copy of which shall be delivered to the Administrative Agent and the Servicer.
“Security Agreement” means the Amended and Restated Security Agreement among the Administrative Agent, the Borrower and each of the Securitization Subsidiaries from time to time a party thereto, dated as of the Amendment and Restatement Date.
“SEK” means the lawful currency of Sweden.
“Servicer” has the meaning specified in the Preamble.
“Servicer Termination Event” means the occurrence of one of the following events:
(bo)failure on the part of the Servicer duly to observe or to perform in any material respect any covenant or agreement of the Servicer set forth in this Agreement or any other Loan Document to which it is a party (it being understood that the failure to satisfy any Eligibility Criteria, Portfolio Criteria or the existence of any Excess Concentration Amount, the existence of any Currency Asset Amount Shortfall or Borrowing Base Deficiency or other asset-specific test is not a breach under this subclause (a)) which failure continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice thereof shall have been given to the Servicer by the Administrative Agent and (y) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;
(bp)the occurrence of an Insolvency Event with respect to the Servicer;
(bq)any representation, warranty or statement of the Servicer made in this Agreement, the other Loan Documents or any certificate delivered pursuant hereto shall prove to be false or incorrect as of the time when the same shall have been made or deemed made (i) which incorrect representation, warranty or statement has a material and adverse effect on (1) the validity, enforceability or collectability of this Agreement or any other Loan Document or (2) the rights and remedies of any Secured Party with respect to matters arising under this Agreement or any other Loan Document, and (ii) has not been remedied within thirty (30) days after the earlier to occur of (x) the date on which written notice thereof shall have been given to the Servicer by the Administrative Agent and (y) the date on which a Responsible Officer of the Servicer acquires knowledge thereof; provided that the delivery of a certificate or other report which corrects any inaccuracy contained in a previous report or certification shall be deemed to cure such inaccuracy as of the date of delivery of such updated report or certificate and any and all inaccuracies arising from continuation of such initial inaccurate report or certificate shall cure any breach or failure arising therefrom as of the date of such failure;

(br)(i) the occurrence of an Event of Default under this Agreement that results from any breach by the Servicer of its duties under this Agreement or (ii) the occurrence and continuation of any other Event of Default under this Agreement and the Purchasing Parties have not exercised their right of first refusal pursuant to Section 9.03 within the time period specified therein;
(bs)(i) the failure of the Servicer or any insurance provider on behalf of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $50,000,000, individually or in the aggregate; or (ii) the occurrence of any event or condition that has resulted in the acceleration of such recourse debt which has caused a Material Adverse Effect on the ability of the Servicer to perform its obligations under any Loan Documents to which it is a party;
(bt)the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money (in each case, net of amounts covered by insurance) in excess of $50,000,000, individually or in the aggregate, and such judgment, decree or order remains unsatisfied and in effect for any period of more than thirty (30) consecutive days without a stay of execution;
(bu)the dissolution, termination, liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of the Servicer (other than in connection with a Permitted BDC Merger);
(bv)Golub Capital Private Income Fund S or a Permitted Affiliate thereof ceases to be the Servicer without the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed); or
(bw)(A) the occurrence of an act by the Servicer that constitutes fraud or criminal activity in the performance of its obligations under this Agreement (as determined pursuant to a final adjudication by a court of competent jurisdiction) or the Servicer being indicted for a criminal offense materially related to its business of providing asset management services, or (B) any Responsible Officer of the Servicer primarily responsible for the performance by the Servicer of its obligations under this Agreement (in the performance of his or her investment management duties) is indicted for a criminal offense materially related to the business of the Servicer providing asset management services and continues to have responsibility for the performance by the Servicer under this Agreement for a period of 30 days after such indictment; provided that any indictment arising from practices that have become the subject of contemporaneous actions against multiple investment advisers shall not constitute a “Servicer Termination Event” for purposes of this clause (i) if the Servicer enters into an agreement of settlement with any authority that has commenced an indictment, which agreement is entered into without prejudice within the 90 days following such indictment.
“Servicing Fee” means the fee payable to the Servicer on each Payment Date in arrears in respect of each Interest Period, which fee shall be equal to the product of (i) 0.50% (ii) the arithmetic mean of the Aggregate Principal Balance of all Eligible Collateral Assets on the first day and on the last day of the related Interest Period and (iii) the actual number of days in such Interest Period divided by 360; provided that, in the sole discretion of the Servicer, the Servicer may, from time to time, waive all or any portion of the Servicing Fee payable on any Payment Date.
“Servicing Standard” means, with respect to the Collateral Assets included in the Collateral, to service and administer such Collateral Assets on behalf of the Borrower or any

Securitization Subsidiary in accordance with Applicable Law, the terms of this Agreement, the applicable Underlying Instruments and, to the extent consistent with the foregoing, with the same care, skill, prudence and diligence with which the Servicer services and administers loans for its own account or for the account of others.
“Side Letter” means the amended and restated letter agreement, dated as of the Amendment and Restatement Date, among the Borrower, the Servicer and the Administrative Agent.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.
“SOFR Component” has the meaning specified in the definition of “Base Rate”.
“SOFR Loan” means a Loan that bears interest at a rate based on the definition of “Term SOFR”.
“SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii).
“SOFR Successor Rate” has the meaning specified in Section 3.03(b).
“Solvent” means, as to any Person, such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code of the United States or Section 271 of the Debtor and Creditor Law of the State of New York.
“SONIA” means with respect to any applicable determination date the greater of (a) zero and (b) the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time in consultation with the Borrower); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.
“SONIA Adjustment” means, with respect to SONIA, 0.1193% (11.93 basis points) per annum.
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time and located in North America, Europe or Australia.
“Special Purpose Entity Requirements” means the obligations of each Loan Party to comply with the provisions set forth in Sections 6.16 and 7.11.
“Stale Participation Interest” means any Bank Loan that is a Participation Interest as of any date that is more than 60 days and fewer than 90 days (or such longer time period as agreed by the Administrative Agent in its sole discretion) after the date of acquisition of such Participation Interest by the applicable Loan Party.

“Standby Directed Investment” means Morgan Stanley Treasury Portfolio MMF #8304 (VP8800113).
“Structured Finance Security” means any security that is primarily serviced by or linked to the cash flows of a pool of receivables or other financial assets, either fixed or revolving, plus any rights or other assets designed to assure the servicing or timely distributions of proceeds to the security holders, including without limitation any “synthetic CDO”, credit-linked note or similar credit-linked loan or obligation; provided that loans to financial service companies, factoring businesses, health care providers and other genuine operating businesses do not constitute Structured Finance Securities.
“Subject Assets” has the meaning specified in Section 7.11(c).
“Substitute Collateral Asset” has the meaning specified in Section 2.16(b).
“Substitution Date” has the meaning specified in Section 2.16(b).
“Successor Rate” has the meaning specified in Section 3.03(d).
“Successor Servicer” has the meaning specified in Section 8.02(d).
“Supported QFC” has the meaning specified in Section 11.23(a).
“Swap Contract” has the meaning specified in Section 11.23(c)(v).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means, for any day during any Interest Period with respect to a SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate for a term of three months published on such day if such day is a U.S. Government Securities Business Day (or if such day is not a U.S. Government Securities Business day, the first preceding U.S. Government Securities Business Day); provided that if the rate is not published prior to 5:00 p.m. on such determination date then Term SOFR means the Term SOFR Screen Rate for a term of three months published on the first preceding U.S. Government Securities Business Day for which such rate was published so long as such U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such date of determination; provided that if Term SOFR determined in accordance with the foregoing provisions of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or, in the event that CME is no longer the official administrator of the Term SOFR Screen Rate, the successor administrator) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent in consultation with the Borrower from time to time).
“Total Outstandings” means, as of any date of determination, the aggregate Outstanding Amount of all Loans as of such date.
“Trust Agreement” means that certain Third Amended and Restated Trust Agreement of the Borrower, dated as of the Amendment and Restatement Date, among the Borrower Parent, as the trust manager and the beneficial owner, Donald J. Puglisi, as an independent manager, and the Delaware Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Agreement.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a SOFR Loan, a Canadian Prime Rate Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Special Resolution Regimes” has the meaning specified in Section 11.23(a).
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(III).
“UCC” shall have the meaning specified in the Security Agreement.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Underlying Instrument” means the loan agreement, credit agreement or other customary agreement pursuant to which a Collateral Asset has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Collateral Asset or of which the holders of such Collateral Asset are the beneficiaries.

“Unencumbered Liquidity” means, with respect to any entity, (i) cash (or cash equivalents) held by such entity plus (ii) (a) uncalled capital commitments of such entity minus (b) any advances outstanding under any capital call facility pursuant to which such uncalled capital commitments have been pledged plus (iii) solely with respect to the Borrower Parent, the undrawn portions of any revolving credit facilities.
“Unfunded Exposure Account” means each Securities Account created and maintained on the books and records of the Collateral Custodian entitled “Unfunded Exposure Account” in the name of the applicable Loan Party and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.
“Unfunded Exposure Amount” means, on any date of determination, with respect to any Collateral Asset, the aggregate amount (without duplication) of all unfunded commitments associated with such Collateral Asset.
“Unfunded Exposure Equity Amount” means, on any date of determination, with respect to any Collateral Asset, an amount equal to (a) the Unfunded Exposure Amount with respect to such Collateral Asset, minus (b) the product of (i) the Assigned Value of such Collateral Asset, (ii) the Unfunded Exposure Amount with respect to such Collateral Asset and (iii) the Advance Rate for such Collateral Asset.
“Unfunded Exposure Shortfall” has the meaning specified in Section 2.17(c).
“United States” and “U.S.” mean the United States of America.
“Unmatured Servicer Termination Event” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Servicer Termination Event.
“Unused Amount” means, as of any date of determination, an amount equal to the Aggregate Commitments of non-Defaulting Lenders minus Total Outstandings of non-Defaulting Lenders.
“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.
“Warranty Collateral Asset” has the meaning specified in Section 2.16(a).
“Weighted Average Spread” means, as of any date of determination, the number expressed as a percentage equal to (i) the Aggregate Funded Spread divided by (ii) the Aggregate Principal Balance of all Eligible Collateral Assets (excluding Broadly Syndicated Loans or Qualifying Syndicated Loans, but including Broadly Syndicated Loans or Qualifying Syndicated Loans that are Deferrable Collateral Assets that have been approved as Broadly Syndicated Loans or Qualifying Syndicated Loans, as applicable, by the Administrative Agent).
“Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread is greater than or equal to 3.5%.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b)

with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document and any Underlying Instrument) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vii) with respect to any Loan Party, the Borrower Parent or the Servicer, any use of the term “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge after reasonable inquiry.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(e)The Obligations shall be joint and several obligations of each Loan Party in all respects and each Loan Party jointly and severally agrees to pay, shall be jointly and severally liable for, and absolutely and unconditionally guarantees to each Secured Party the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of, the Obligations arising in connection with this Agreement and each other Loan Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Obligations.
Section 1.03Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, the Applicable Accounting Standard applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
Section 1.04Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.05Event of Default; Servicer Termination Event. Any Event of Default or Servicer Termination Event that has occurred shall be deemed to be continuing unless waived in accordance with the terms hereof, or the Administrative Agent otherwise agrees that such Event of Default or Servicer Termination Event shall no longer be continuing.
Section 1.06[Reserved].
Section 1.07Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York, New York time.
Section 1.08Business Day Convention. Unless otherwise specified, in the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.
Section 1.09Currency Conversion. Unless otherwise expressly stated, for purposes of (i) complying with any requirement of this Agreement stated in Dollars and (ii) calculating any ratio or other test set forth in this Agreement, the amount of any Collateral Asset or Loan denominated in an Alternative Currency shall be deemed to be the Dollar Equivalent of such amount of such Eligible Currency.
Section 1.10Settlement Date Basis. All determinations of whether an asset is to be included for purposes of determination of the Borrowing Base, any Eligibility Criteria, any Portfolio Criteria or any other calculation to be made under this Agreement or the other Loan Documents will be on a settlement-date basis (meaning that any asset that has been purchased will not be treated as a Collateral Asset until such purchase has settled, and any Collateral Asset which has been sold will not be excluded as a Collateral Asset until such sale has settled); provided that (i) no asset shall be included as a Collateral Asset to the extent it has not been paid for in full and (ii) for purposes of Section 2.01, all Loans requested to be made on such date plus the balance of all unfunded Loans to be made in connection with a Loan Party’s purchase of previously requested (and approved, if applicable) Collateral Assets will be treated as having been made.

Section 1.11Interest Rates. Other than as expressly set forth herein, the Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to any Loan Party. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to any Loan Party, any Lender or any other person or entity for damages of any kind, for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service, in each case, unless it has acted with gross negligence or willful misconduct in performing its obligations hereunder with respect thereto.
Section 1.12References to calculations made on a “pro forma basis” in the priority of payments set forth in Section 2.13 shall mean such calculations after giving effect to all payments, in accordance with the priority of payments set forth therein, that precede (in priority of payment) or include the clause in which such calculation is made.
Section 1.13References in this Agreement to a Loan Party’s “purchase” or “acquisition” of a Collateral Asset include references to such Loan Party’s acquisition of such Collateral Asset by way of a sale and/or contribution from the Borrower Parent or any Affiliate thereof and the applicable Loan Party’s making or origination of such Collateral Asset. Portions of the same Collateral Asset acquired by a Loan Party on different dates (whether through purchase, receipt by contribution or the making or origination thereof, but excluding subsequent draws under Revolving Assets or Delayed Draw Assets) will, for purposes of determining the purchase price of such Collateral Asset, be treated as separate purchases on separate dates (and not a weighted average purchase price for any particular Collateral Asset).
ARTICLE II

THE COMMITMENTS AND BORROWINGS
Section 2.01Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) to the Borrower (or to a Securitization Subsidiary as directed by the Borrower) in each Eligible Currency from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments and (ii) the Outstanding Amount of the Loans made by any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.03 or as otherwise provided in this Agreement (including, without limitation, Section 2.13), and reborrow under this Section 2.01. Loans may be Base Rate Loans, SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans,

as further provided herein. Notwithstanding anything to the contrary herein, the parties hereto intend that each Loan made hereunder shall constitute a “loan” and not a “security” for purposes of Section 8-102(a)(15) of the UCC.
Section 2.02Borrowings and Conversions of Loans. (a) Each Borrowing and each conversion of Loans from one Type to the other shall be made upon the Borrower’s irrevocable notice to the Administrative Agent and Collateral Custodian, which may be given in writing, including via email; provided that no Borrowing of, or conversion to, a Canadian Prime Rate Loan shall be permitted other than as required pursuant to Section 3.03(c)(ii). Each such notice must be received by the Administrative Agent not later than (x) in the case of SOFR Loans, 3:00 p.m. (1) one Business Day prior to the requested date of any Borrowing of or conversion to SOFR Loans or of any conversion of SOFR Loans to Base Rate Loans, (y) in the case of Alternative Currency Loans (A) that are denominated in CAD, 1:00 p.m. one (1) Business Day prior to the requested date of Borrowing, (B) that are denominated in AUD, 11:00 a.m. three (3) Business Days prior to the requested date of Borrowing and (C) otherwise, 1:00 p.m. three Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing and (z) on the requested date of any Borrowing of Base Rate Loans. Each written notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, or conversion to SOFR Loans and each Borrowing of, or conversion to Alternative Currency Loans shall be in a minimum principal amount of the lesser of (x)(i) in the case of USD-denominated Loans, $500,000 or a whole multiple of $100,000 in excess thereof, (ii) in the case of EUR-denominated Loans, €500,000 or a whole multiple of €100,000 in excess thereof, (iii) in the case of GBP-denominated Loans, £500,000 or a whole multiple of £100,000 in excess thereof or (iv) in the case of CAD-denominated Loans, CAD 500,000 or a whole multiple of CAD 100,000 in excess thereof, (v) in the case of AUD-denominated Loans, AUD 500,000 or a whole multiple of AUD 100,000 in excess thereof, (vi) in the case of DKK-denominated Loans, DKK 500,000 or a whole multiple of DKK 100,000 in excess thereof, (vii) in the case of NOK-denominated Loans, NOK 500,000 or a whole multiple of NOK 100,000 in excess thereof, (viii) in the case of SEK-denominated Loans, SEK 500,000 or a whole multiple of SEK 100,000 in excess thereof, (ix) in the case of NZD-denominated Loans, NZD 500,000 or a whole multiple of NZD 100,000 in excess thereof or (x) in the case of CHF-denominated Loans, CHF 500,000 or a whole multiple of CHF 100,000 in excess thereof or (y) the amount of the unused portion of the Commitments. Each Borrowing of, or conversion to, Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, in each case, Dollar Equivalent thereof) or in the amount of the unused portion of the Commitments. Each Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing or a conversion of Loans from one Type to another, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed or converted, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) the requested Eligible Currency in which such Loan is to be made and (vi) with respect to any Revolving Asset or Delayed Draw Asset, the amount to be deposited in the Unfunded Exposure Account in connection with the acquisition of any Collateral Asset(s) pursuant to Section 2.17. If the Borrower fails to specify a Type of Loan in a Loan Notice, then the applicable Loans shall be made as SOFR Loans.
(a)Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Borrowing, Section 4.01), the Administrative Agent shall make all funds so received available to the

Borrower or a Securitization Subsidiary (on behalf of the Borrower) in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower or a Securitization Subsidiary on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(b)[Reserved].
(c)Notwithstanding anything to the contrary herein, (i) upon the expiration of the Availability Period, if the amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount, the Borrower shall be deemed to have made a Borrowing request and for such Borrowing to be deposited into the Unfunded Exposure Account in the amount of the lesser of (x) such shortfall and (y) the Aggregate Unfunded Exposure Loan Amount and (ii) upon the occurrence of an Event of Default, (A) if the amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount, the Borrower shall be deemed to have made a Borrowing request and for such Borrowing to be deposited into the Unfunded Exposure Account in the amount of such shortfall and (B) request a Borrowing in the applicable Eligible Currencies equal to the aggregate Unfunded Exposure Amount in each Eligible Currency minus any amounts on deposit in the Unfunded Exposure Account in such Eligible Currency (the “Exposure Amount Shortfall”). Following receipt of a Loan Notice (which shall specify the account details of the Unfunded Exposure Account where the funds will be made available), the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans and the Lenders shall fund such Aggregate Unfunded Exposure Loan Amount or Exposure Amount Shortfall, as applicable, in accordance with Section 2.02(b), notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 4.02), except that no Lender shall make any Loan to the extent that, after giving effect to such Loan, the Total Outstandings would exceed the Borrowing Base.
Section 2.03Prepayments; Conversions. (a) The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans, in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) on the Business Day of prepayment (x) of any Loans denominated in Dollars or Alternative Currency Loans denominated in CAD or (y) for purposes of curing any Borrowing Base Deficiency or Currency Asset Amount Shortfall and (B) in all other cases, on the Business Day immediately preceding the Business Day of such prepayment; (ii) unless otherwise agreed to by the Administrative Agent, any prepayment of SOFR Loans, Canadian Prime Rate Loans or Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment, and the payment amount specified in such notice shall be due and payable on the date specified therein unless otherwise revoked by the Borrower. Subject to Section 2.12, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages. Notwithstanding anything herein to the contrary, the Borrower may revoke any such notice at any time prior to the time such prepayment was scheduled to take place.

(a)If at any time prior to the Payment in Full, a Borrowing Base Deficiency exists and the Administrative Agent notifies the Borrower at any time that a Borrowing Base Deficiency exists at such time, then the Borrower shall: (1) give notice to the Administrative Agent and Lenders acknowledging receipt of such notice (a “BBD Cure Notice”) by 3:00 p.m. on the Business Day following the delivery of notice via electronic mail or facsimile to the Borrower of the Borrowing Base Deficiency (unless Borrower has actually cured such Borrowing Base Deficiency by such time) and (2) cure any Borrowing Base Deficiency by either:
(i)repaying outstanding Loans, selling Collateral Assets and depositing the proceeds of such sale into the Collection Account or Unfunded Exposure Account, as applicable or transferring additional Eligible Collateral Assets, Cash or Cash Equivalents (including Interest Collections) to the Principal Collection Account so that the Borrowing Base Deficiency Amount will be reduced to zero by 3:00 p.m. on the third Business Day following the delivery of such BBD Cure Notice (or, if applicable, the BBD Cure Condition Failure);
(ii)if the BBD Cure Condition is satisfied, (x) delivering to the Administrative Agent by 5:00 p.m. on the second Business Day following the delivery of the BBD Cure Notice and on each Business Day thereafter until such Borrowing Base Deficiency Amount has been reduced to zero evidence reasonably satisfactory to the Administrative Agent that the Borrower Parent will maintain sufficient liquidity to cure such Borrowing Base Deficiency at any point in time and (y) reducing such Borrowing Base Deficiency Amount to zero (by taking any steps set forth in clause (i) above) within thirty (30) days (or, if the Borrower has requested an extension of such 30-day period, such longer period approved by the Administrative Agent, but not to exceed 30 additional days following the date of such extension request) following the delivery of the BBD Cure Notice; provided that, if the BBD Cure Condition is no longer satisfied or the Borrower Parent fails to maintain sufficient liquidity to cure such Borrowing Base Deficiency on any date of determination after the Borrower has undertaken to cure a Borrowing Base Deficiency pursuant to this clause (ii) (a “BBD Cure Condition Failure”), the Borrower shall reduce such Borrowing Base Deficiency Amount to zero in accordance with subclause (i) or (iii) of this Section 2.03(b); or
(iii)(x) delivering to the Administrative Agent a written report (a “BBD Cure Plan”) by 5:00 p.m. on the second Business Day following the delivery of the BBD Cure Notice (or, if applicable, the BBD Cure Condition Failure) showing a projected cure of any Borrowing Base Deficiency based on actions described in clause (i), if any, and pending purchases and sales of Collateral Assets, which BBD Cure Plan shall (1) be satisfactory to the Administrative Agent, (2) give effect to all committed purchases of Collateral Assets and other financial assets by the Loan Parties and account in a manner reasonably satisfactory to the Administrative Agent for any change in the market value of any such Collateral Asset, (3) give effect to sales of Collateral Assets (including sales committed to on the date of such BBD Cure Plan) only if such sales are to Approved Dealers and the Borrower reasonably expects such sales to be settled within fifteen (15) Business Days of the applicable Loan Party’s commitment to such sale and/or (4) give effect to funds to be made available to the Borrower and/or the Borrower Parent to cure the Borrowing Base Deficiency (which funds may be raised in connection with a capital call or such other means available to the Borrower Parent and its Affiliates) only if the Borrower reasonably expects such funds to be available to the Borrower within fifteen (15) Business Days of such BBD Cure Notice and (y) reducing such Borrowing Base Deficiency Amount to zero within fifteen (15) Business Days following the delivery of the BBD Cure Notice.

(b)Any prepayment of any Loan shall be accompanied by all amounts owing under Section 2.06 in respect of the amount prepaid.
Section 2.04Termination or Reduction of Commitments; Incremental Lenders.
(a)Termination or Reduction of Commitments. The Borrower may, at its discretion on any date, upon written notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce all or any portion of the Aggregate Commitments without any prepayment penalty or fee (other than any applicable Make-Whole Fee); provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. two Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, in each case, Dollar Equivalent thereof) or, if less, the entire Aggregate Commitments and (iii) the Borrower shall not terminate or reduce the Aggregate Commitments to the extent that, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All Interest and, in connection with a termination of all Aggregate Commitments, fees (pro rata with respect to the portion of the Aggregate Commitments so reduced) accrued and unpaid until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. Notwithstanding anything herein to the contrary, the Borrower may rescind any such notice for any reason not later than 3:00 p.m. on the Business Day before such termination was scheduled to take place.
(b)Incremental Lenders.
(i)An increase in the Commitments (each such increase, an “Incremental Commitment”) may be provided by any existing Lender or other Person that is an Eligible Assignee (each such existing Lender or other Person that agrees to provide an Incremental Commitment, an “Incremental Lender”); provided that each Incremental Lender shall be subject to the consent (in each case, not to be unreasonably withheld or delayed) of the Administrative Agent and the Borrower. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to increase its Commitment, or to provide a Commitment, pursuant to this Section 2.04(b) and any election to do so shall be in the sole discretion of such Lender.
(ii)The Administrative Agent and the Borrower shall determine the effective date for such increase pursuant to this Section (an “Incremental Commitment Effective Date”) and, if applicable, the final allocation of such increase among the Persons providing such increase.
(iii)In order to effect such increase, the Borrower, the applicable Incremental Lender(s) and the Administrative Agent (but no other Lenders or Persons) shall enter into one or more Joinder Agreements, each in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which the applicable Incremental Lender(s) will provide the Incremental Commitment(s).
(iv)Effective as of the applicable Incremental Commitment Effective Date, subject to the terms and conditions set forth in this Section 2.04(b), each Incremental Lender providing such Incremental Commitment shall be, and have all the rights of, a Lender, and the Loans made by it on such Incremental Commitment Effective Date pursuant to Section 2.04(b)(vi) shall be Loans, for all purposes of this Agreement.

(v)Notwithstanding the foregoing, the increase in the Commitments pursuant to this Section 2.04(b) shall not be effective with respect to any Incremental Lender unless:
(A)no Default or Event of Default shall have occurred and be continuing on the Incremental Commitment Effective Date and after giving effect to such increase;
(B)the representations and warranties contained in this Agreement are true and correct on and as of the Incremental Commitment Effective Date and after giving effect to such increase, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(C)the Administrative Agent shall have received one or more Joinder Agreements contemplated above, providing for Incremental Commitments in the amount of such increase; and
(D)the Administrative Agent shall have received such legal opinions and other documents reasonably requested by the Administrative Agent in connection therewith.
As of such Incremental Commitment Effective Date, upon the Administrative Agent’s receipt of the documents required by this clause (v), the Administrative Agent shall record the information contained in the applicable Joinder Agreement(s) in the Register and give prompt notice of the increase in the Commitments to the Borrower and the Lenders (including each Incremental Lender).
(vi)On each Incremental Commitment Effective Date, if there are Loans then outstanding, the Borrower shall be deemed to have prepaid such Loans and borrowed Loans from the Incremental Lender(s), as shall be necessary in order that, after giving effect to such prepayments and borrowings, all Loans will be held ratably by the Lenders (including the Incremental Lender(s)) in accordance with their respective Commitments after giving effect to the applicable Incremental Commitment(s).
Section 2.05Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans made to the Borrower outstanding on such date and shall repay Loans as provided in Section 2.03.
Section 2.06Interest. (a) Subject to the provisions of Section 2.06(b) below, each Loan shall bear interest on the Outstanding Amount thereof from the applicable Funding Date at a rate per annum equal to the applicable Interest Rate, as calculated by the Administrative Agent.
(a)
(b)(i)    While any Event of Default has occurred and is continuing, the principal amount of all outstanding Loans hereunder shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(c)(ii)     Accrued and unpaid interest on past due amounts shall be due and payable upon written demand.
(d)Interest on each Loan shall be due and payable in arrears on each Payment Date applicable thereto and at such other times as may be specified herein; provided that any prepayment of any Alternative Currency Term Rate Loan shall be accompanied by all accrued and unpaid interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
Section 2.07Fees. (a) Commitment Fee. Subject to Section 2.12(a)(iii), the Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (a “Commitment Fee”) in Dollars equal to for each day of the related Interest Period, the product of (i)(x) the actual daily Unused Amount times (y) the Commitment Fee Rate times (ii) 1/360. The commitment fee shall accrue from and including the Closing Date to but excluding the last day of the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable in arrears on each Payment Date and shall be calculated on the Determination Date immediately preceding such Payment Date. For purposes of calculating the Unused Amount on each day of any Interest Period, the Dollar Equivalent of the Outstanding Amount of Loans in a currency other than Dollars shall be determined using the currency-Dollar spot rate determined by the Administrative Agent as set forth in clause (b)(i) of the definition of “Dollar Equivalent” on the Determination Date immediately preceding such day and the Administrative Agent shall promptly, after each Determination Date, notify the Servicer and the Borrower in writing of such Dollar Equivalent.
(a)Make-Whole Fee. Subject to Section 2.12(a)(iii), if the Aggregate Commitments are terminated in whole or in part pursuant to Section 2.04(a), then Borrower shall pay to the Administrative Agent for the account of each Lender (other than any Defaulting Lender) in accordance with its Applicable Percentage a fee (a “Make-Whole Fee”) equal to the amount in Dollars of the product of (i) the Aggregate Commitments (or terminated portion thereof) of non-Defaulting Lenders multiplied by (ii) the applicable Make-Whole Percentage; provided that no Make-Whole Fee shall be due and payable in the event of a termination (i) in connection with (A) the Relevant Rate being replaced with the Base Rate pursuant to Section 3.03(b) without the consent of the Borrower, (B) the suspension of any Lender’s obligation to make, maintain or fund Loans the interest of which is determined by reference to a Relevant Rate pursuant to Section 3.02, (C) the Relevant Rate being suspended pursuant to Section 3.03(a) for greater than ten (10) Business Days without consent of the Borrower, (D) the inability of the Administrative Agent and the Borrower to determine an alternative interest rate pursuant to Section 3.03(b) or Section 3.03(c) for greater than ten (10) Business Days, (E) the appointment of a successor Administrative Agent pursuant to Section 10.06, (F) any Lender or Affected Person makes any claim for Increased Costs (to the extent of the Aggregate Commitments of such Lenders and/or the Lenders related to such Affected Persons) or (G) any material breach of this Agreement by the Administrative Agent, (ii) at any time when the Approval Rate is less than 70%, (iii) if Bank of America, N.A. and its Affiliates cease to collectively hold aggregate Commitments representing more than 50% of the Aggregate Commitments of all Lenders as a result of assignments without the consent of the Borrower pursuant to Section 11.06(b)(iii)(A) or (iv) in connection with a Liquidity Event.
(b)Other Fees. (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Agent Fee Letter, if any (“Agent Fees”). Such fees shall be fully earned when paid and amounts owed and paid shall not be refundable for any reason whatsoever.
(i)The Borrower shall pay to the Lenders, in Dollars, fees in the amounts and at the times specified in any applicable Lender Fee Letter (collectively, the “Lender Fees”). Such fees shall be fully earned when paid and amounts owed and paid shall not be refundable for any reason whatsoever.
Section 2.08Computation of Interest and Fees. All computations of interest and fees for Loans denominated in Alternative Currencies calculated by reference to an Alternative Currency Term Rate shall be made on the basis of a 360-day year and the actual number of days elapsed. All computations of interest and fees for SOFR Loans, Base Rate Loans or Loans denominated in Alternative Currencies calculated by reference to an Alternative Currency Daily Rate shall be made on the basis of a 365-day year and the actual number of days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section 2.09Evidence of Debt. The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business in accordance with its usual practice. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the written request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
Section 2.10Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. All payments by the Borrower or the Collateral Custodian (on behalf of the Borrower) hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in the applicable Eligible Currency and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. may in each case be deemed received on the next following Business Day and any applicable interest or fee may continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that this sentence shall not apply to payments made on the Maturity Date without giving effect to the proviso in the definition of such term.

(a)(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of SOFR Loans or Alternative Currency Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower (solely with respect to interest accrued thereon and only for so long as the applicable Lender is not Bank of America or an Affiliate thereof) severally agree to pay to the Administrative Agent forthwith on written demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the Relevant Rate applicable to such Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Nothing in this paragraph shall relieve any Lender of its obligation to fulfill its commitments hereunder, and any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(i)Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.10(b) shall be conclusive, absent manifest error.
(b)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(c)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(d) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 11.04(d) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make any Loan or to make its payment under Section 11.04(d).
(d)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
Section 2.11Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued and unpaid interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent and the Borrower of such fact, and (b) purchase (for cash at face value) participations in the Loans, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued and unpaid interest on their respective Loans and other amounts owing them, provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest;
(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or any non-pro rata payment in connection with the replacement of a Lender in accordance with Section 11.13(b)) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower (as to which the provisions of this Section shall apply); and
(iii)notwithstanding anything herein to the contrary, the Borrower shall not (x) be required to acknowledge or give effect to any sharing of payments by Lenders pursuant to this Section 2.11 unless notice thereof is provided by the Administrative Agent, and (y) be liable, responsible or otherwise obligated to indemnify any Lender with respect to any dispute between two or more Lenders arising in connection with any sharing of payments by Lenders pursuant to this Section 2.11 and shall not be required to make a payment or adjustment subject to such dispute until such dispute is resolved.
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower’s rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 2.12Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists or is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. Notwithstanding anything to the contrary herein, no Defaulting Lender shall be entitled to receive any fee payable under Section 2.07(a) or 2.07(b) for any period during which that Lender is a Defaulting Lender and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender.
(a)Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify in writing the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.13Distributions. (a) On each Payment Date so long as no Event of Default has occurred and is continuing, the Collateral Custodian shall (x) transfer all Interest Collections in all Interest Collection Accounts to the Interest Collection Account of the Borrower (such transfer constituting a deemed dividend of all such amounts by each such Securitization Subsidiary to the Borrower) and (y) distribute from the Collection Account, in accordance with the Payment Date Report for such Payment Date prepared by the Collateral Custodian and approved by the Servicer and the Administrative Agent pursuant to Section 12.04, the portion of the Amount Available consisting of Interest Collections for such Payment Date in the following order of priority:
(i)to the payment of Taxes and governmental fees owing by or in respect of the Borrower, if any, which expenses shall not exceed $50,000 on any Payment Date (together with any amounts paid pursuant to Section 2.13(c)(i));
(ii)to accrued and unpaid Administrative Expenses (in the order and priority set forth in the definition thereof), which expenses shall not exceed $150,000 for any rolling 12-month period (together with any amounts paid pursuant to Section 2.13(c)(ii));
(iii)to the Servicer, any accrued and unpaid Servicing Fee (unless waived or deferred); provided that the total amount of deferred Servicing Fees that may be distributed on such Payment Date pursuant to this clause (iii) shall not exceed $300,000;
(iv)to the Arranger and the Administrative Agent, in an amount equal to any accrued and unpaid Agent Fees;
(v)to the Administrative Agent for distribution to the Lenders, in an amount equal to any accrued and unpaid Interest on the Loans made by such Lender and any accrued and unpaid Commitment Fee (such Commitment Fee to be allocated based on the Unused Amount of each Lender);
(vi)at the discretion of the Servicer, to fund the Unfunded Exposure Account in an amount not to exceed the amount necessary to cause all amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Equity Amount in each applicable Eligible Currency;
(vii)to the Administrative Agent for distribution to the Lenders, in the amount necessary to cure any Borrowing Base Deficiency;
(viii)to the Borrower Parent, any Permitted RIC Distribution;
(ix)to any Affected Persons, any Increased Costs then due and owing;

(x)to the Administrative Agent for distribution to the Lenders (for the avoidance of doubt, other than Defaulting Lenders and subject in all cases to the other limitations set forth in Section 2.07(b)), in an amount equal to any accrued and unpaid Make-Whole Fee;
(xi)to the extent not previously paid by or on behalf of the Borrower, to each Indemnitee, any Indemnified Amounts then due and owing to each such Indemnitee;
(xii)to the extent not previously paid pursuant to Section 2.13(a)(ii) above, to the Collateral Custodian and the Securities Intermediary, any Collateral Custodian Fees and Expenses due to the Collateral Custodian and the Securities Intermediary;
(xiii)(i) first, to the payment of any Taxes or governmental fees owing by or in respect of the Borrower to the extent not paid pursuant to Section 2.13(a)(i) above, and then (ii) second, to pay any other amounts due under this Agreement and the other Loan Documents and not previously paid pursuant to this Section 2.13(a) (including, without limitation, any deferred Servicing Fees which remain unpaid due to the limitation in clause (iii) above); and
(xiv)at the discretion of the Servicer, (1) to remain in the Interest Collection Account as Interest Collections, (2) to be transferred to the Principal Collection Account as Principal Collections, (3) to cure any Currency Asset Amount Shortfall, (4) to the Administrative Agent for distribution to the Lenders to repay the Loans on a pro rata basis or (5) so long as no Default has occurred and is continuing, to the Borrower (which may be distributed to the Borrower Parent including in the form of a Restricted Payment).
(a)On each Payment Date so long as no Event of Default has occurred and is continuing, the Collateral Custodian shall (x) transfer all Principal Collections in all Principal Collections Accounts to the Principal Collections Account of the Borrower (such transfer constituting a deemed dividend of all such amounts by each such Securitization Subsidiary to the Borrower) and (y) distribute from the Collection Account, in accordance with the Payment Date Report for such Payment Date prepared by the Collateral Custodian and approved by the Servicer and the Administrative Agent pursuant to Section 12.04, the portion of the Amount Available consisting of Principal Collections for such Payment Date in the following order of priority:
(i)to the extent not previously paid pursuant to Section 2.13(a)(i) through (viii), to the payment of such amounts (subject to the limitations set forth therein), in the amount and order of priority set forth in Section 2.13(a);
(ii)after the end of the Availability Period, to the Administrative Agent for distribution to the Lenders to repay the Total Outstandings;
(iii)to the extent not previously paid pursuant to Section 2.13(a)(ix) through (xiii), to the payment of such amounts, in the amount and order of priority set forth in Section 2.13(a);
(iv)(x) during the Availability Period, at the discretion of the Servicer, to fund the Unfunded Exposure Account in an amount not to exceed the amount necessary to cause all amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Equity Amount in each applicable Eligible Currency, or (y) after the Availability Period, to fund the Unfunded Exposure Account in an amount necessary to cause the amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount in each Eligible Currency;
(v)during the Availability Period, at the discretion of the Servicer, to remain in the Principal Collection Account as Principal Collections; and
(vi)(x) if a Default has occurred and is continuing, to remain in the Principal Collection Account as Principal Collections or (y) otherwise, at the discretion of the Servicer, (1) to cure any Currency Asset Amount Shortfall and/or (2) any remaining Amount Available constituting Principal Collections to the Borrower (which may be distributed to the Borrower Parent including in the form of a Restricted Payment).
(b)On each Payment Date following the occurrence of and during the continuation of an Event of Default, the Collateral Custodian shall (x) transfer all collected funds held in all Collection Accounts to the Borrower’s Collection Account (such transfer constituting (provided such Securitization Subsidiary is able to pay its debts as they fall due immediately after such transfer) a deemed dividend of all such amounts by each such Securitization Subsidiary to the Borrower) and (y) distribute from the Collection Account, as directed by the Administrative Agent, the Amount Available for such Payment Date in the following order of priority:
(i)to the payment of Taxes and governmental fees owing by or in respect of the Borrower, if any, which expenses shall not exceed $50,000 on any Payment Date (together with any amounts paid pursuant to Section 2.13(a)(i));
(ii)to accrued and unpaid Administrative Expenses (in the order and priority set forth in the definition thereof), which expenses shall not exceed $150,000 for any rolling 12-month period (together with any amounts paid pursuant to Section 2.13(a)(ii));
(iii)to the Servicer, any accrued and unpaid Servicing Fee (unless waived or deferred); provided that the total amount of deferred Servicing Fees that may be distributed on such Payment Date pursuant to this clause (iii) shall not exceed $300,000;
(iv)to the Arranger and the Administrative Agent, in an amount equal to any accrued and unpaid Agent Fees;
(v)to the Administrative Agent for distribution to the Lenders, in an amount equal to any accrued and unpaid Interest on the Loans made by such Lender and any accrued and unpaid Commitment Fee (such Commitment Fee to be allocated based on the Unused Amount of each Lender) and any other Lender Fees;
(vi)to any Affected Persons, any Increased Costs then due and owing;
(vii)to the extent not previously paid by or on behalf of the Borrower, to each Indemnitee, any Indemnified Amounts then due and owing to each such Indemnitee;
(viii)to fund the Unfunded Exposure Account in an amount necessary to cause the amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount in each Eligible Currency;
(ix)to the Administrative Agent for distribution to the Lenders, in an amount equal to (x) any accrued and unpaid Make-Whole Fee (for the avoidance of doubt, other than Defaulting Lenders and subject in all cases to the other limitations set forth in Section 2.07(b)) and (y) the Total Outstandings;

(x)to the extent not previously paid pursuant to Section 2.13(c)(ii) above, to the Collateral Custodian and the Securities Intermediary, any Collateral Custodian Fees and Expenses due to the Collateral Custodian and the Securities Intermediary;
(xi)(i) first, to the payment of any Taxes or governmental fees owing by or in respect of the Borrower to the extent not paid pursuant to Section 2.13(c)(i) above, and then (ii) second, to pay any other amounts due under this Agreement and the other Loan Documents and not previously paid pursuant to this Section 2.13(c) (including, without limitation, any deferred Servicing Fees which remain unpaid due to the limitation in clause (iii) above); and
(xii)the remaining Amount Available to the Borrower (which may be distributed to the Borrower Parent including in the form of a Restricted Payment).
(c)The Servicer shall instruct the Collateral Custodian, no later than two (2) Business Days immediately preceding each Payment Date, to convert amounts on deposit in the Collection Account into Dollars (pro rata based on available amounts from each other Eligible Currency, unless otherwise directed in writing by the Servicer) to the extent necessary to make payments pursuant to this Section 2.13 (as determined by the Servicer using the applicable currency-Dollar spot rate as set forth in the definition of “Dollar Equivalent”). For purposes of this Section 2.13, any Collections on deposit in the Interest Collection Account and the Principal Collection Account denominated in any Eligible Currency shall be applied on any Payment Date (x) first, to make payments in such Eligible Currency and (y) second, to make payments in any other Eligible Currency (pro rata based on available amounts from each other Eligible Currency), as converted by the Servicer pursuant to the immediately preceding sentence.
(d)Payments to Lenders pursuant to any clause of this Section 2.13 will be paid pro rata and pari passu based on the amount payable to such Lender under such clause.
(e)If on any Payment Date the amount available in the Collection Account is insufficient to make the full amount of the disbursements required by the Payment Date Report, the Collateral Custodian shall make the disbursements called for in the order and according to the priority set forth under Section 2.13(a) to the extent funds are available therefor.
Section 2.14Reinvestments. During the Availability Period, the Borrower (or the Servicer on behalf of the Borrower) may withdraw from the Collection Account any Principal Collections and apply such Principal Collections to (A) prepay the Total Outstandings in accordance with Section 2.03 or (B) acquire (or cause a Securitization Subsidiary to acquire) additional Collateral Assets (each such reinvestment of Principal Collections, a “Reinvestment”), subject to the following conditions (in each case, unless otherwise consented to by the Administrative Agent, in its sole discretion):
(a)the Borrower shall have given written notice to the Collateral Custodian, the Administrative Agent and each Lender of the proposed Reinvestment at or prior to 3:00 p.m., New York City time, one Business Day prior to the proposed date of such Reinvestment (the “Reinvestment Date”). Such notice (the “Reinvestment Request”) shall be in the form of Exhibit H and shall include (among other things) the proposed Reinvestment Date, the amount of such proposed Reinvestment and the Collateral Asset Schedule setting forth the information required therein with respect to the Collateral Assets to be acquired by the Borrower or any Securitization Subsidiary on the Reinvestment Date (if applicable);
(b)each condition precedent set forth in Section 4.02 shall be satisfied; and

(c)upon the written request of the Borrower (or the Servicer on the Borrower’s behalf) delivered to the Collateral Custodian no later than 11:00 a.m. New York City time on the applicable Reinvestment Date, the Collateral Custodian shall have provided to the Administrative Agent by facsimile or e-mail (to be received no later than 1:30 p.m. New York City time on that same day) a statement reflecting the total amount on deposit on such day in the Collection Account.
Subject to the Collateral Custodian’s receipt of the Reinvestment Request, the Collateral Custodian will release funds from the Collection Account to the Borrower or a Securitization Subsidiary (on behalf of the Borrower) in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount on deposit in the Principal Collection Account. Delivery of the Reinvestment Request to the Collateral Custodian will be deemed certification by the Borrower to the Collateral Custodian that the conditions set forth in this Section 2.14 and Section 4.02 have been met.
Section 2.15Optional Sales.
(a)The Borrower shall have the right to sell (or direct any Securitization Subsidiary to sell) all or a portion (including, for the avoidance of doubt, pursuant to participation agreements or other agreements to effectuate assignments following an initial transfer of a participation interest or other portion of a Collateral Asset) of the Collateral Assets (each, an “Optional Sale”), subject to the following terms and conditions:
(i)unless otherwise consented to by the Administrative Agent (in its sole discretion), immediately after giving effect to such Optional Sale:
(A)(1) no Borrowing Base Deficiency (i) exists after giving effect to such Optional Sale unless such Optional Sale is effected pursuant to a BBD Cure Plan delivered pursuant to Section 2.03(b) or (ii) would occur as a result of such Optional Sale and (2) no Currency Asset Amount Shortfall (solely with respect to any Optional Sale of Collateral Assets denominated in the same Eligible Currency as any such Currency Asset Amount Shortfall) exists after giving effect to such Optional Sale unless such Currency Asset Amount Shortfall is maintained or decreased;
(B)no other Default, Event of Default, Unmatured Servicer Termination Event or Servicer Termination Event shall have occurred and be continuing;
(C)during the immediately preceding twelve (12) month period, the Loan Parties will not have sold Collateral Assets (other than Broadly Syndicated Loans, Qualifying Syndicated Loans, Structured Finance Securities, Warranty Collateral Assets, Revalued Collateral Assets, Collateral Assets (or portions thereof) constituting the Excess Concentration Amount, Permitted Collateral Assets, sales effected for the purposes of curing or improving a Borrowing Base Deficiency or Currency Asset Amount Shortfall, in each case, in accordance with Section 2.03(b) and sales of Collateral Assets to another Securitization Subsidiary or to any other special purpose vehicle wholly or partly owned by the Borrower Parent or its Affiliates) in Optional Sales with an Aggregate Adjusted Principal Balance in excess of 30% of the highest Aggregate Adjusted Principal Balance of the Collateral Assets at any time during the Availability Period; and

(D)during the immediately preceding twelve (12) month period, the Loan Parties will not have sold Collateral Assets to any Affiliate of a Loan Party (other than Warranty Collateral Assets, Structured Finance Securities, Revalued Collateral Assets, Permitted Collateral Assets, Collateral Assets (or portions thereof) constituting the Excess Concentration Amount, sales effected for the purposes of curing or improving a Borrowing Base Deficiency or Currency Asset Amount Shortfall, in each case, in accordance with Section 2.03(b) and sales of Collateral Assets to another Securitization Subsidiary or to any other special purpose vehicle wholly or partly owned by the Borrower Parent or its Affiliates) in Optional Sales with an Aggregate Adjusted Principal Balance in excess of 25% of the highest Aggregate Adjusted Principal Balance of the Collateral Assets at any time during the Availability Period;
(ii)at least two (2) Business Days prior to the date of any Optional Sale, the Servicer, on behalf of the applicable Loan Party, shall give the Administrative Agent and the Collateral Custodian written notice of its intent to effect such Optional Sale, which notice shall identify the related Collateral Assets subject to such Optional Sale and the expected proceeds from such Optional Sale and shall include (x) a Borrowing Base Certificate and (y) a certificate of the Servicer substantially in the form of Exhibit E-2 requesting the release of the related Collateral Asset File in connection with such Optional Sale;
(iii)such Optional Sale shall be made by the Servicer, on behalf of the applicable Loan Party (A) in accordance with the Servicing Standard, (B) reflecting arm’s-length market terms and (C) in a transaction in which the applicable Loan Party makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party (other than those which are customarily made or provided in connection with the sale of assets of such type);
(iv)if such Optional Sale is at a price less than the Adjusted Principal Balance of such Collateral Asset, the Administrative Agent has given its prior written consent; and
(v)on the date of such Optional Sale, all proceeds from such Optional Sale (x) will be deposited directly into the Collection Account and (y) with respect to any sold Collateral Asset, will be in the same Eligible Currency as such Collateral Asset, in each case, except to the extent of any non-cash proceeds deemed received by the Borrower and subject to simultaneous dividend to the Borrower Parent pursuant to clause (c) below;
provided that, notwithstanding the foregoing, the applicable Loan Party may sell any Permitted Collateral Asset at any time without restriction and without obtaining consent of the Administrative Agent.
(vi)Notwithstanding any of the foregoing that would otherwise prohibit the sale of a Collateral Asset after the occurrence or during the continuance of a Default or an Event of Default, if the Borrower (or a Securitization Subsidiary) entered into an agreement to sell any such Collateral prior to the occurrence of such Default or an Event of Default, but such sale did not settle prior to the occurrence of such Default or an Event of Default, then the Borrower (or such Securitization Subsidiary) shall be permitted to consummate such sale notwithstanding the occurrence of such Default or an Event of Default; provided that the settlement for such sale shall occur within the customary settlement period for similar trades.

(vii)Notwithstanding anything herein to the contrary and for the avoidance of doubt, the Borrower (or the Servicer on behalf of the Borrower or any Securitization Subsidiary) may sell in the manner directed by the Servicer, any Collateral Asset without restriction (including without regard to any other conditions hereunder applicable to Optional Sales and without consent of the Administrative Agent) in connection with the Payment in Full of all Obligations by the Borrower; provided that such sale will result in the Payment in Full of all Obligations, as certified by the Servicer.
(b)In connection with any Optional Sale, simultaneously with the deposit of all proceeds from such Optional Sale into the Collection Account, the Administrative Agent shall be deemed to release and transfer to the applicable Loan Party without recourse, representation or warranty all of the right, title and interest of the Administrative Agent for the benefit of the Secured Parties in, to and under such Collateral Asset(s) and related Collateral subject to such Optional Sale and such portion of the Collateral so transferred shall be released from the Lien of the Security Agreement.
(c)The purchase price for any Collateral Asset sold by any Loan Party to any special purpose vehicle wholly or partly owned by the Borrower Parent or its Affiliates may be payable (at the discretion of the Servicer) as follows: (i) an amount equal to the then current Advance Rate applicable to such Collateral Asset multiplied by the Adjusted Principal Balance of such Collateral Asset will be payable in cash and (ii) and the remainder of the purchase price not paid in cash will be deemed to have been received by the Borrower and the Borrower shall be deemed to simultaneously dividend such portion of the Collateral Asset to the Borrower Parent.
(d)In connection with any Optional Sale, the Administrative Agent shall, at the sole expense of the Borrower, execute such instruments of release with respect to the portion of the Collateral subject to such Optional Sale to the applicable Loan Party, in recordable form if necessary, as such Loan Party may reasonably request.
(e)Notwithstanding anything herein to the contrary, a Loan Party (or the Servicer on behalf of the Borrower or any Securitization Subsidiary) may sell in the manner directed by the Servicer, or dividend to the Borrower or the Borrower Parent, any Structured Finance Security without restriction (including without regard to any other conditions hereunder applicable to Optional Sales, Restricted Payments or otherwise and without consent of the Administrative Agent).
(f)Notwithstanding anything in this Agreement or any other Loan Document that would prohibit or restrict the sale of a Collateral Asset, any transfer of Collateral Assets in connection with a CLO Takeout shall be subject to the conditions set forth in the Side Letter.
Section 2.16Repurchase of Warranty Collateral Assets. (a) Notwithstanding anything in this Agreement to the contrary, in the event of (i) a Repurchase Event with respect to any Collateral Asset or (ii) (A) a breach of Section 5.18 with respect to any Collateral Asset as of its Cut-Off Date or (B) a material breach of any other representation, warranty, undertaking or covenant set forth in the second sentence of Section 5.27 with respect to a Collateral Asset (or, in each case, the Related Property and other related collateral constituting part of the Collateral related to such Collateral Asset) (each such Collateral Asset described in clause (i) or (ii), a “Warranty Collateral Asset”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of the Servicer and (y) receipt by the Servicer of written notice thereof given by the Administrative Agent (with a copy to each Lender), unless otherwise waived by the Administrative Agent in its sole discretion, the Borrower shall (or shall cause a Securitization Subsidiary to) either:

(i)make a deposit in the Collection Account (from the proceeds of the sale of the Warranty Collateral Asset or otherwise) in an amount equal to the Repurchase Amount of such Warranty Collateral Asset to which such breach relates; or
(ii)substitute for such Warranty Collateral Asset a Substitute Collateral Asset in accordance with Section 2.16(b);
(a)provided that no such repayment shall be required to be made with respect to any Warranty Collateral Asset (and such Collateral Asset shall cease to be a Warranty Collateral Asset) if, on or before the expiration of such 30 day period, either (x) the Servicer (on behalf of the Borrower) has requested that the Administrative Agent deliver a new Approval Notice with respect to such Collateral Asset and the Administrative Agent has delivered an Approval Notice indicating that such Collateral Asset has become an Eligible Collateral Asset, (y) the representations and warranties set forth in clause (a)(ii)(A) above with respect to such Warranty Collateral Asset shall be made true and correct and the representations, warranties, undertakings and covenants set forth in clause (a)(ii)(B) above with respect to such Warranty Collateral Asset shall be made true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) with respect to such Warranty Collateral Asset as if such Warranty Collateral Asset had become part of the Collateral on such day or (z) the Total Outstandings do not exceed the Borrowing Base.
(b)On any Business Day during the Availability Period, the Borrower may, upon two (2) Business Days’ prior notice to the Administrative Agent (or such lesser period as agreed to by the Administrative Agent) and subject to the conditions set forth in this Section 2.16(b), replace (or direct any Securitization Subsidiary to replace) any Warranty Collateral Asset with one or more Eligible Collateral Assets (each, a “Substitute Collateral Asset”); provided that, no such replacement shall occur unless each of the following conditions is satisfied as of the date of such replacement and substitution (the “Substitution Date”) (as certified to the Administrative Agent by the Borrower):
(i)each Substitute Collateral Asset is an Eligible Collateral Asset on the Substitution Date;
(ii)the Servicer shall deliver to the Administrative Agent (with a copy to the Lenders and the Collateral Custodian) a completed Borrowing Base Certificate and updated Collateral Asset Schedule;
(iii)after giving effect to any such substitution of any such Substitute Collateral Asset on any Substitution Date, (x) no Borrowing Base Deficiency shall exist; (y) all representations and warranties contained in Article V and Section 8.04 hereof shall continue to be true and correct in all material respects except to the extent relating to an earlier date and (z) neither a Default nor an Event of Default shall have resulted from such substitution;
(iv)the Borrower shall notify the Administrative Agent of any amount to be deposited into the Collection Account in connection with any such substitution; and
(v)the Borrower shall be deemed to have certified to the Administrative Agent on the date of such substitution that each of the foregoing is true and correct as of such date.

(c)In connection with any conveyance of a Warranty Collateral Asset as set forth in Section 2.16(a), following substitution or deposit into the Collection Account, the Administrative Agent shall be deemed to release and transfer to the applicable Loan Party without recourse, representation or warranty all of the right, title and interest of the Administrative Agent for the benefit of the Secured Parties in, to and under such Warranty Collateral Asset(s) and related Collateral subject to such conveyance and such portion of the Collateral so transferred shall be automatically released from the Lien of this Agreement.
(d)In connection with any conveyance of a Warranty Collateral Asset as set forth in Section 2.16(a), the Administrative Agent shall, at the sole expense of the Borrower, execute such instruments of release with respect to the portion of the Collateral subject to such conveyance to the applicable Loan Party, in recordable form if necessary, as such Loan Party may reasonably request.
(e)Upon the sale of a Warranty Collateral Asset, the delivery by the Borrower (or the applicable Securitization Subsidiary) of a Substitute Collateral Asset for such Warranty Collateral Asset or upon the direction of the Administrative Agent to the Borrower to dividend a Warranty Collateral Asset to the Borrower Parent (the date of such confirmation, delivery or direction, the “Release Date”), as the case may be, such Warranty Collateral Asset and related Collateral shall be removed from the Collateral and, as applicable, the Substitute Collateral Asset and related Collateral shall be included in the Collateral. On the Release Date of each Warranty Collateral Asset, the Administrative Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower (or the applicable Securitization Subsidiary), without recourse, representation or warranty, all the right, title and interest and any Lien of the Administrative Agent, for the benefit of the Secured Parties in, to and under the Warranty Collateral Asset and any related Collateral and all future monies due or to become due with respect thereto.
Section 2.17Unfunded Exposure Account. (a) Amounts on deposit in the Unfunded Exposure Account may be withdrawn by the Borrower from time to time to fund any draw requests of the relevant obligors under any Revolving Asset or Delayed Draw Asset. As of any date of determination, the Servicer (or, after delivery of a notice of exclusive control, the Administrative Agent) may cause any amounts on deposit in the Unfunded Exposure Account to be deposited into the Principal Collection Account as Principal Collections or, so long as no Event of Default or Borrowing Base Deficiency has occurred and is continuing, to the Interest Collection Account as Interest Collections or to dividend such amounts to the Borrower Parent in accordance with Section 7.06; provided that, after the end of the Availability Period, an amount equal to the Aggregate Unfunded Exposure Amount remains on deposit in the Unfunded Exposure Account after giving effect thereto.
(a)Any draw request made by an obligor under a Revolving Asset or Delayed Draw Asset, along with wiring instructions for the applicable obligor, shall be forwarded by the applicable Loan Party to the Collateral Custodian (with a copy to the Administrative Agent) along with an instruction to the Collateral Custodian to withdraw the applicable amount from the Unfunded Exposure Account and a certification that the conditions to fund such draw are satisfied, and the Collateral Custodian shall fund such draw request in accordance with such instructions from the applicable Loan Party.
(b)If any Loan Party shall receive any Principal Collections from an obligor with respect to a Revolving Asset following the occurrence and during the continuation of an Event of Default or following the end of the Availability Period and, as of the date of such receipt (and after taking into account such repayment), the aggregate amount on deposit in the Unfunded Exposure Account is less than the aggregate Required Funding Amount with respect to all Loans included in the Collateral (the amount of such shortfall, in each case, the “Unfunded

Exposure Shortfall”), the Collateral Custodian shall deposit into the Unfunded Exposure Account an amount of such Principal Collections designated by the Borrower equal to the lesser of (i) the aggregate amount of such Principal Collections and (ii) the Unfunded Exposure Shortfall.
Section 2.18Release of Collateral Assets.
(a)A Securitization Subsidiary may obtain the release of its entire Securitization Subsidiary Collateral (including such Securitization Subsidiary’s Collection Accounts) and shall no longer be party to this Agreement upon (i) the closing of a Securitization by such Securitization Subsidiary and transfer by the Borrower of the equity in such Securitization Subsidiary to an Affiliate, third party or charitable trust or any combination of the foregoing and (ii) satisfaction of the conditions set forth in the Side Letter relating to a CLO Takeout.
(b)The Administrative Agent, for the benefit of the Secured Parties, shall, at the sole expense of the Borrower, execute such documents and instruments of release as may be prepared by the Servicer on behalf of applicable Securitization Subsidiary and take other such actions (including consenting to a UCC-3 termination for the relevant Securitization Subsidiary, as applicable) as shall reasonably be requested by the applicable Securitization Subsidiary to effect such release of the Lien in such Securitization Subsidiary Collateral created pursuant to this Agreement and the Security Agreement (which release shall be effective simultaneously with the closing of the relevant Securitization) and to evidence that such Securitization Subsidiary is no longer party to this Agreement. The Servicer shall give notice of such release to the Collateral Custodian (in the form of Exhibit E-1) (with a copy to the Administrative Agent). Upon receiving such notification from the Servicer as described in the immediately preceding sentence, the Collateral Custodian shall deliver the Collateral Asset Files to the applicable Securitization Subsidiary or any trustee or collateral administrator of such Securitization Subsidiary, as applicable, as directed by the Servicer.
ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Laws. If any Applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with Applicable Law and if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(a)Payment of Other Taxes by the Loan Parties. Each Loan Party shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(b)Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(c)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (x) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d).
(d)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Status of Lenders. (i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (B) or (D)) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.
(i)Without limiting the generality of the foregoing,
(A)any Recipient that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Recipient is exempt from U.S. federal backup withholding Tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)executed copies of IRS Form W-8ECI;
(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
(IV)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(ii)Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the written request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.01(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.01(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.01(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(g) shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.
(g)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the Payment in Full of the Obligations.
Section 3.02Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate, or to determine or charge interest rates based upon a Relevant Rate or to purchase or sell, or to take deposits of, any Alternative Currency in the applicable interbank market, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or maintain Alternative Currency Loans in the affected currency or currencies or, in the case of Loans denominated in Dollars, to make or maintain SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be, in each case, suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the SOFR Component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the SOFR Component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all SOFR Loans or Alternative Currency Loans, as applicable, in the affected currency or currencies or, if applicable and such Loans are denominated in Dollars, convert all SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the SOFR Component of the Base Rate), in each case, immediately, or, in the case of Alternative Currency Term Rate Loans, on the last day of the Interest Period therefor if such Lender may lawfully continue to maintain such Alternative Currency Term Rate Loans to such day and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the SOFR Component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
Section 3.03Inability to Determine Rates. (a) If in connection with any request for a SOFR Loan or an Alternative Currency Loan or a conversion of Base Rate Loans to SOFR Loans, as applicable, (i) the Administrative Agent determines, in its commercially reasonable judgment, that (A) no Successor Rate for the Relevant Rate for the applicable Eligible Currency has been determined in accordance with Section 3.03(b), Section 3.03(c) or Section 3.03(d) and the circumstances under clause (i) of Section 3.03(b), Section 3.03(c) or Section 3.03(d), the Scheduled Unavailability Date, or the SOFR Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Eligible Currency for any determination date(s) or Interest Period, as applicable, with respect to a proposed SOFR Loan or an Alternative Currency Loan or in connection with an existing or proposed Base Rate Loan or (ii) the Administrative Agent determines that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Eligible Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to the Required Lenders of funding such Loan and, in the case of both clause (i) and (ii) of this Section 3.03(a) the Administrative Agent has made a similar determination with respect to similarly situated borrowers (as compared to the Borrower) pursuant to transaction documents in materially similar credit or loan facilities (in the case of the Administrative Agent, within the credit asset financing group (or any successor group) of the Administrative Agent for which it serves as administrative agent), then the Administrative Agent will promptly so notify the Borrower and each Lender in writing.
Thereafter, unless a Successor Rate for the Relevant Rate for the applicable Eligible Currency has been determined in accordance with Section 3.03(b), Section 3.03(c) or Section 3.03(d), (x) the obligation of the Lenders to make or maintain Loans in the affected currencies or to convert Base Rate Loans to SOFR Loans, as applicable, shall be suspended in each case to the extent of the affected Alternative Currency Loans or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the SOFR Component of the Base Rate, the utilization of the SOFR Component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), the Administrative Agent upon instruction of the Required Lenders) revokes such notice, which revocation shall occur promptly upon the cessation of events giving rise to the conditions described above.
Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to SOFR Loans, or Borrowing of Alternative Currency Loans to the extent of the affected Alternative Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii)(A) any outstanding SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately and (B) any outstanding affected Alternative Currency Loans, at the Borrower’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Borrower (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Borrower of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Borrower shall be deemed to have elected clause (1) above.
(a)Replacement of SOFR or SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent, in consultation with the Borrower, determines, or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and, in each case, such circumstances are unlikely to be temporary; or
(ii)the Applicable Authority has made a public statement identifying a specific date after which Term SOFR shall or will no longer be representative or made available or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease; provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent and the Borrower that will continue to provide Term SOFR on a representative basis (the date on which Term SOFR is no longer representative or available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);
or if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to any SOFR Successor Rate then in effect, then, (x) with respect to the replacement of Term SOFR, on a date and time determined by the Administrative Agent, in consultation with the Borrower (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period and, solely with respect to clause (ii) above, no later than the SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in consultation with the Borrower, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) otherwise (including if the Administrative Agent determines, in consultation with the Borrower, that Daily SOFR is not available on or prior to the Term SOFR Replacement Date), the Administrative Agent and the Borrower may amend this Agreement and the other Loan Documents solely for the purpose of replacing SOFR for Dollars or any then current SOFR Successor Rate for Dollars in accordance with this Section 3.03 with an alternative benchmark rate mutually agreed upon by the Administrative Agent and the Borrower giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks (any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “SOFR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
If this Section 3.03(b) applies and the Borrower so requires, the Administrative Agent and the Borrower shall enter into negotiations (for a period of not more than ten (10) Business Days) with a view to agreeing a substitute basis for determining the rate of interest.
(b)Replacement of Relevant Rate or Canadian Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document:
(i)Replacing Canadian Benchmarks. Upon the occurrence of a Canadian Benchmark Transition Event, the Canadian Benchmark Replacement will replace the then-current Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of any Canadian Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Canadian Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Canadian Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Canadian Benchmark has permanently or indefinitely ceased to provide such Canadian Benchmark or such Canadian Benchmark has been announced by the administrator or the regulatory supervisor for the administrator of such Canadian Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a Borrowing of, or conversion to Loans denominated in CAD to be made or converted that would bear interest by reference to such Canadian Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Canadian Benchmark Replacement has replaced such Canadian Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Canadian Prime Rate Loans.
(ii)At any time (including in connection with the implementation of a Canadian Benchmark Replacement), if the then-current Canadian Benchmark is a term rate, then (i) the Administrative Agent, in consultation with the Borrower, may remove any tenor of such Canadian Benchmark that is unavailable or, as reasonably determined by the Administrative Agent, non-representative for Canadian Benchmark (including Canadian Benchmark Replacement) settings and (ii) the Administrative Agent, in consultation with the Borrower, may reinstate any such previously removed tenor for Canadian Benchmark (including Canadian Benchmark Replacement) settings.
(c)Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent, in consultation with the Borrower, determines, or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Eligible Currency (other than Dollars) because none of the tenors of such Relevant Rate under this Agreement is available or published on a current basis, and such circumstances are unlikely to be temporary; or
(ii)the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Eligible Currency (other than Dollars) under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Eligible Currency (other than Dollars), or shall or will otherwise cease; provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent and the Borrower that will continue to provide such representative tenor(s) of the Relevant Rate for such Eligible Currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such Eligible Currency (other than Dollars) under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);
or if the events or circumstances of the type described in Section 3.03(d)(i) or (ii) have occurred with respect to any Alternative Currency Successor Rate then in effect, then, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Eligible Currency or any then current Successor Rate for an Eligible Currency in accordance with this Section 3.03 with an alternative benchmark rate mutually agreed upon by the Administrative Agent and the Borrower, giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Eligible Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Eligible Currency for such benchmarks (any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Alternative Currency Successor Rate”, and collectively with the SOFR Successor Rate and the Canadian Benchmark Replacement, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
If this Section 3.03(d) applies and the Borrower so requires, the Administrative Agent and the Borrower shall enter into negotiations (for a period of not more than ten (10) Business Days) with a view to agreeing a substitute basis for determining the rate of interest.
(d)Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent, in consultation with the Borrower.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0%, the Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation and administration of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time, in each case, in consultation with the Borrower, and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
Section 3.04Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or any applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement, SOFR Loans made by such Lender or Alternative Currency Loans made by such Lender or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon prompt written request (including delivery of a certificate of such Lender as described in clause (c) below) (such Lender, an “Affected Person”), the Borrower will pay to such Affected Person (unless the Borrower exercises its rights set forth in Section 3.06 with respect to such Lender) on the next Payment Date in accordance with the priority of payments in Section 2.13 such additional amount or amounts as will compensate such Affected Person for additional costs incurred or reduction suffered as specified in a certificate delivered to the Borrower pursuant to clause (c) of this Section 3.04; provided that such certificate shall have been delivered no less than three (3) Business Days prior to the Determination Date immediately preceding such Payment Date.
(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time, upon the written request of such Lender, the Borrower will pay to such Lender (unless the Borrower exercises its rights set forth in Section 3.06 with respect to such Lender) such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender delivered to the Borrower setting forth (i) in reasonable detail the basis for such demand and the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 3.04(a) or (b) for such additional costs incurred or reduction suffered and (ii) that such Lender is charging similar increased costs to similarly situated borrowers (and in the case of Bank of America, N.A. within its credit asset financing group (or any successor group)), along with the calculation thereof, shall be conclusive absent manifest error and shall certify as to compliance with Section 3.04(d) below. The Borrower shall pay such Lender the amount shown as due on any such certificate on the next Payment Date so long as such certificate is delivered no less than three (3) Business Days prior to the Determination Date immediately preceding such Payment Date.
(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 3.04 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.05Compensation for Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss (excluding loss of anticipated profits), cost or expense actually incurred by it as a result of:
(a)any payment or prepayment of any Loan other than a Base Rate Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise) on a day other than a Payment Date, or pursuant to Section 2.03 or Section 2.04(a) or to cure a Borrowing Base Deficiency or a Currency Asset Amount Shortfall; or
(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to borrow or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower unless such notice is rescinded in accordance with the terms hereof.
Section 3.06Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. Each Lender may make any Loan to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Loan in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04 or Section 3.05, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01, 3.04 or 3.05, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.
(a)Replacement of Lenders. If any Lender requests compensation under Section 3.04 or Section 3.05, or if any Lender gives a notice pursuant to Section 3.02, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender (including any Participant pursuant to Section 11.06(d) that makes such request) or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a) that would eliminate the amounts payable under Section 3.01, Section 3.04 or Section 3.05 or eliminate the need for notice pursuant to Section 3.02, the Borrower may replace such Lender in accordance with Section 11.13.
Section 3.07Survival. All obligations of the Borrower under this Article III shall survive the Payment in Full of the Obligations and the resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO BORROWINGS
Section 4.01Conditions of Initial Borrowing. The obligation of each Lender to make Loans in respect of the initial Borrowing hereunder is subject to satisfaction of the following conditions precedent:
(a)The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies unless otherwise specified, each properly executed by a Responsible Officer of the applicable Persons, each dated the Closing Date (or, in the case of certificates of governmental officials, a reasonably recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:
(i)executed counterparts of the Loan Documents;
(ii)Notes executed by the Borrower in favor of each Lender requesting Notes;
(iii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of each Loan Party, the Borrower Parent and the Servicer as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Person is a party;
(iv)such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Loan Parties, the Borrower Parent, the Trustee and the Servicer is duly formed, organized, incorporated, formed or registered, as applicable, and that each of the Loan Parties, the Borrower Parent and the Servicer is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization, formation, incorporation or registration;
(v)an opinion of Haynes and Boone, LLP, counsel to the Borrower, addressed to the Administrative Agent and each Lender, as to the matters concerning the Borrower, the Borrower Parent, the Servicer and the Loan Documents as the Required Lenders may reasonably request;
(vi)an opinion of counsel to the borrower parent as of the Closing Date, addressed to the Administrative Agent and each Lender, as to the matters concerning such borrower parent and the Loan Documents as the Required Lenders may reasonably request;
(vii)a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Section 4.02 have been satisfied;
(viii)the documentation and other information that has been requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least 10 days prior to the Closing Date; and
(ix)if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification.

(b)Any fees required to be paid on or before the Closing Date that have been invoiced at least two (2) Business Days prior to the Closing Date shall have been paid.
(c)Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable fees, charges and disbursements of outside counsel to the Secured Parties (directly to such counsel if requested by any such Secured Party) to the extent invoiced not later than two (2) Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings; provided, however, that such fees, charges and disbursements shall only be due and payable to the extent provided pursuant to Section 11.04.
(d)The representations and warranties of each Loan Party, the Borrower Parent and the Servicer contained herein and in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct on and as of the Closing Date and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct in all material respects on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects, or as so qualified, as applicable) as of such earlier date.
(e)No Default or Event of Default shall exist, or would result from such Borrowing or from the application of the proceeds thereof.
(f)The Administrative Agent and the Lenders shall have a valid and perfected first-priority lien and security interest in the Collateral, all filings (including all UCC financing statements and similar filings contemplated by the Security Agreement, each Sale Agreement, including all back-up filings in relation to Collateral Assets sold thereunder), recordations and searches necessary or desirable in connection with the Collateral shall have been duly made, and all filing and recording fees and taxes shall have been duly paid, including in each case under, and as required by, all Applicable Laws.
(g)The initial Lender shall have received and reviewed all financial statements required to be delivered under Section 6.01 and, in each case, such financial statements shall be satisfactory to the initial Lender in its sole discretion.
Section 4.02Conditions to all Borrowings and Reinvestments. The obligation of each Lender to honor any request for a Borrowing hereunder and any purchase of a Collateral Asset is subject to the following conditions precedent:
(a)The representations and warranties of each Loan Party, the Borrower Parent and the Servicer contained herein and in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct on and as of the date of such Borrowing and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects or as so qualified, as applicable) as of such earlier date.
(b)No Default or Event of Default shall exist or would result from such proposed Reinvestment or Borrowing or from the application of the proceeds thereof.

(c)The Availability Period shall not have ended.
(d)In connection with any request for a Borrowing hereunder, the Administrative Agent and Collateral Custodian shall have received a Loan Notice in accordance with the requirements hereof, which shall include a Borrowing Base Certificate.
(e)[Reserved].
(f)(1) No Borrowing Base Deficiency (i) exists on the date of such Reinvestment or Borrowing (unless the relevant Reinvestment or Borrowing is in accordance with a BBD Cure Plan pursuant to Section 2.03(b)) or (ii) would arise after giving effect to the relevant Reinvestment or Borrowing and (2) no Currency Asset Amount Shortfall (solely with respect to any Reinvestment of Collateral Assets or Borrowing denominated in the same Eligible Currency as any such Currency Asset Amount Shortfall) (i) exists unless such Currency Asset Amount Shortfall is maintained or decreased after giving effect to such Reinvestment or Borrowing or (ii) would arise after giving effect to the relevant Reinvestment or Borrowing, as applicable.
(g)After giving effect to the proposed Reinvestment or Borrowing, the Total Outstandings would not exceed the Aggregate Commitments.
(h)In connection with the acquisition of any Collateral Asset by any Loan Party (other than a Qualifying Syndicated Loan), the Administrative Agent shall have received the Obligor Information for such Collateral Asset and the Borrower shall have received a copy of an Approval Notice with respect to such Collateral Asset.
(i)In connection with the purchase of any Collateral Asset (other than a Broadly Syndicated Loan or a Qualifying Syndicated Loan) by any Loan Party, after giving effect to the proposed purchase and all other sales or purchases previously or simultaneously committed to, the Weighted Average Spread Test will be satisfied or, if the Weighted Average Spread Test was not satisfied immediately prior to giving effect to such purchase, such test will be maintained or improved after giving effect to such purchase.
Each Loan Notice submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in this Section 4.02 have been satisfied on and as of the date of the applicable Borrowing.
Section 4.03Conditions of Amendment and Restatement. The amendment and restatement of this Agreement on the Amendment and Restatement Date shall be subject to the following conditions precedent:
(a)The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies unless otherwise specified, each properly executed by a Responsible Officer of the applicable Persons, each dated on or a reasonably recent date before the Amendment and Restatement Date and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:
(i)executed counterparts of this Agreement and each of the other Loan Documents;
(ii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of each Loan Party, the Borrower Parent and the Servicer as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Person is a party;
(iii)such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Loan Parties, the Borrower Parent, the Trustee and the Servicer is duly formed, organized, incorporated, formed or registered, as applicable, and that each of the Loan Parties, the Borrower Parent and the Servicer is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization, formation, incorporation or registration;
(iv)an opinion of Haynes and Boone, LLP, counsel to the Borrower Parent and the Servicer, addressed to the Administrative Agent and each Lender, as to the matters concerning the Borrower Parent, the Servicer and the Loan Documents as the Required Lenders may reasonably request, dated a reasonably recent date before the Amendment and Restatement Date;
(v)a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Section 4.02 have been satisfied;
(vi)the documentation and other information that has been requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least 10 days prior to the Amendment and Restatement Date; and
(vii)if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification.
(b)Any fees required to be paid on or before the Amendment and Restatement Date that have been invoiced at least two (2) Business Days prior to the Amendment and Restatement Date shall have been paid.
(c)Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable fees, charges and disbursements of outside counsel to the Secured Parties (directly to such counsel if requested by any such Secured Party) to the extent invoiced not later than two (2) Business Days prior to the Amendment and Restatement Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings; provided, however, that such fees, charges and disbursements shall only be due and payable to the extent provided pursuant to Section 11.04.
(d)The representations and warranties of each Loan Party, the Borrower Parent and the Servicer contained herein and in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct on and as of the Amendment and Restatement Date and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct in all material respects on and as of the Amendment and Restatement Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects, or as so qualified, as applicable) as of such earlier date.
(e)The Administrative Agent and the Lenders shall have a valid and perfected first-priority lien and security interest in the Collateral, all filings (including all UCC financing statements and similar filings contemplated by the Security Agreement, each Sale Agreement, including all back-up filings in relation to Collateral Assets sold thereunder), recordations and searches necessary or desirable in connection with the Collateral shall have been duly made, and all filing and recording fees and taxes shall have been duly paid, including in each case under, and as required by, all Applicable Laws.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Administrative Agent and the Lenders as of each Measurement Date (other than clause (v), (vii), (xi) and (xii) of the definition thereof) (unless such representation is only made as of a specific date set forth below):
Section 5.01Existence, Qualification and Power. Such Loan Party (a) is duly formed, organized, incorporated or registered, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its formation, incorporation, registration or organization, (b) has all requisite power and authority and has acquired all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business in which it is currently engaged and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except, solely in the case of clause (b) or (c), where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 5.02Authorization; No Contravention. The execution, delivery and performance by such Loan Party of each Loan Document to which it is a party, have been duly authorized by all necessary corporate or other organizational action, and do not (a) violate the terms of any of such Loan Party’s Organization Documents; (b) result in any breach or contravention of, or the creation of any Lien (other than a Permitted Lien) under, or require any payment to be made under (i) any Contractual Obligation to which such Loan Party is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (c) violate any Applicable Law.
Section 5.03Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement or any other Loan Document to which it is a party, other than such as have been met or obtained and are in full force and effect, except to the extent that the failure to obtain any such approval, consent, exemption or authorization, the omission of any such action, or failure to provide any such notice or filing, in each case, would not have a Material Adverse Effect.
Section 5.04Binding Effect. This Agreement has been, and each other Loan Document to which such Loan Party is a party, when delivered hereunder, will have been, duly executed and delivered by such Loan Party. This Agreement constitutes, and each other Loan Document to which such Loan Party is a party when so delivered, and when executed and delivered by the other parties thereto, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (whether such enforceability is considered in a suit at law or in equity).
Section 5.05[Reserved].
Section 5.06Litigation. There are no proceedings or investigations pending or, to such Loan Party’s knowledge, threatened against such Loan Party, before any Governmental Authority having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Loan Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Loan Documents, (C) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the performance by such Loan Party of its obligations under, or the validity or enforceability of, this Agreement or any of the other Loan Documents or (D) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect on the Collateral taken as a whole.
Section 5.07No Default. Such Loan Party has no Contractual Obligations other than (A) contemplated by (i) the Loan Documents, (ii) the Collateral Assets and (iii) the purchase or sale of Collateral Assets and other financial assets as permitted under the Loan Documents, or, in each case, Contractual Obligations that are incidental thereto, (B) customary Contractual Obligations entered into on or prior to the closing date of a Securitization and (C) as indicated in Schedule 5.07 (as such Schedule may be updated from time to time by written agreement of the Borrower and the Administrative Agent). Such Loan Party is not in default in any material respect under or with respect to any Contractual Obligation, the default of which would result in a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
Section 5.08Taxes. (a) Such Loan Party has filed all material Federal, state and other material tax returns and reports required to be filed by it, and has paid or caused to be paid all material Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable by it, except those which are being contested in good faith by appropriate proceedings diligently conducted. There is no tax assessment proposed in writing against such Loan Party that would reasonably be expected to result in a Material Adverse Effect. Such Loan Party is not party to any tax sharing agreement (unless with the Borrower Parent or its subsidiaries that are treated as disregarded entities of the Borrower Parent for U.S. federal income tax purposes).
(a)For U.S. federal income tax purposes, (i) Borrower is a disregarded entity and the Borrower Parent is its sole owner, (ii) each Securitization Subsidiary is a disregarded entity and the Borrower is its sole owner and (iii) Borrower Parent is a U.S. Person. The Borrower (and each Securitization Subsidiary) has not and will not elect to be treated as an association taxable as a corporation or as a partnership for U.S. federal, state or local income or franchise tax purposes and shall take any action necessary to avoid classification as an association or a publicly traded partnership, in either case, taxable as a corporation for U.S. federal, state or local income or franchise tax purposes.
Section 5.09ERISA Matters.
(a)Such Loan Party does not sponsor, maintain, or contribute to, and has not within the past six (6) years immediately preceding the Closing Date, sponsored, maintained, or contributed to, and, except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Affiliate sponsors, maintains, contributes to, or has any liability in respect of, or has ever sponsored, maintained, contributed to, or had any liability in respect of, a Plan.

(b)No ERISA Event has occurred on or prior to the date that this representation is made or deemed made that, whether alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.
(c)Such Loan Party is not a Benefit Plan Investor.
Section 5.10Equity Interests. All Equity Interests of such Loan Party are duly and validly issued.
Section 5.11Margin Regulations; Investment Company Act. (a) Such Loan Party is not primarily engaged in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(a)Such Loan Party is not required to be registered as an “investment company” under the Investment Company Act.
Section 5.12Disclosure. All information (other than, subject to the provisos set forth below, projected financial information and any information provided to such Loan Party by an obligor) heretofore furnished by or on behalf of such Loan Party in writing to any Lender, the Collateral Custodian or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby (taking into account all updates, modifications, supplements and revisions) is true and correct in all material respects as of the date provided (or, with respect to any information therein which refers to an earlier date, as of such earlier date specified therein) and does not omit to state a material fact necessary to make the statements contained therein (when taken as a whole), in light of the circumstances under which they were made, not misleading; provided that solely with respect to information furnished by such Loan Party which was provided to such Loan Party from an obligor with respect to a Collateral Asset, such information shall only need to be accurate, true, complete and correct to the actual knowledge of such Loan Party; provided, further, that, with respect to projected financial information, such Loan Party represents only that such information represents such Loan Party’s good faith estimates as of the date of preparation thereof, based upon methods and data such Loan Party believes to be reasonable and accurate, but actual results during the periods covered by such projections may differ materially from such projections.
Section 5.13Compliance with Laws. Such Loan Party is in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.
Section 5.14Taxpayer Identification Number; Other Identifying Information. The true and correct U.S. taxpayer identification number of such Loan Party and the Borrower Parent are set forth on Schedule 5.14 (or, in the case of a Securitization Subsidiary, Schedule 1 to the related Securitization Subsidiary Joinder). Such Loan Party’s and the Borrower Parent’s exact legal name at the date of this Agreement (or, in the case of a Securitization Subsidiary, the date of the related Securitization Subsidiary Joinder) and any prior legal names, and such Loan Party’s and the Borrower Parent’s jurisdiction of organization, organizational identification number, registered office, in each case at the date of this Agreement (or, in the case of a Securitization Subsidiary, the date of the related Securitization Subsidiary Joinder) and for the four months immediately preceding the date of this Agreement (or, in the case of a Securitization Subsidiary, the date of the related Securitization Subsidiary Joinder) are, in each case, as set forth on Schedule 5.14 (or, in the case of a Securitization Subsidiary, Schedule 1 to the related Securitization Subsidiary Joinder).

Section 5.15Anti-Corruption Laws; Sanctions. (a) Neither such Loan Party nor, to the knowledge of such Loan Party, any director, officer, employee or affiliate thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.
(a)Such Loan Party has conducted its business in compliance with all Anti-Corruption Laws.
(b)As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
Section 5.16Solvency. After giving effect to each Loan made hereunder, such Loan Party is Solvent.
Section 5.17[Reserved].
Section 5.18No Liens, Etc. The Collateral and each part thereof is owned by the applicable Loan Party free and clear of any Adverse Claim (other than Permitted Liens) and the applicable Loan Party has the full right, power and lawful authority to assign by way of security, charge, transfer and pledge the same and interests therein, and upon the making of each Loan, the Administrative Agent, for the benefit of the Secured Parties, has acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in such Collateral, free and clear of any Adverse Claim (other than Permitted Liens), to the extent (as to perfection and priority) that a security interest in said Collateral may be perfected under the applicable UCC. Such Loan Party has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral and has not filed or authorized the filing of a financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming the applicable Loan Party as debtor and covering all or any part of the Collateral in any recording office, except such as may have been filed in favor of the Administrative Agent as “Secured Party” pursuant to the Security Agreement. There are no judgments or Liens for Taxes (other than Permitted Liens) with respect to such Loan Party and no claim has been asserted by any Governmental Authority in writing with respect to the Taxes of such Loan Party other than those being contested in good faith.
Section 5.19[Reserved].
Section 5.20Collateral. Except as otherwise permitted or required by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by such Loan Party to any Person.
Section 5.21Selection Procedures. In selecting the Collateral Assets hereunder, no selection procedures were employed which are intended to be adverse to the interests of the Administrative Agent or any Lender.
Section 5.22Indebtedness. Such Loan Party has no Indebtedness, secured or unsecured, other than Indebtedness (i) incurred or permitted under this Agreement or the terms of the other Loan Documents, including, without limitation, costs and expenses incurred in the ordinary course of business, (ii) obligations under its Organization Documents or (iii) pursuant to customary indemnification, expense reimbursement and similar provisions under the Underlying Instruments.
Section 5.23No Injunctions. No injunction, writ, restraining order or other court order of any nature materially and adversely affects such Loan Party’s performance of its obligations under this Agreement or any other Loan Document to which such Loan Party is a party.
Section 5.24No Subsidiaries. Such Loan Party has no subsidiaries other than (i) in the case of the Borrower, any Securitization Subsidiaries (formed in compliance with the conditions set forth in Section 7.16) and (ii) in connection with the receipt of equity securities pursuant to an exercise of remedies with respect to a Collateral Asset or any workout or restructuring of a Collateral Asset; provided that, the Borrower (or the Servicer on behalf of the Borrower) shall use commercially reasonable efforts to sell any such equity securities described in this clause (ii).
Section 5.25[Reserved].
Section 5.26Collections. Such Loan Party acknowledges that all Collections received by it or its Affiliates with respect to the Collateral pledged hereunder are held in trust for the benefit of the Administrative Agent, on behalf of the Secured Parties until deposited into the Collection Account in accordance with Section 6.17 or the Unfunded Exposure Account pursuant to Section 2.17, as applicable.
Section 5.27Value Given. Such Loan Party has given fair consideration and reasonably equivalent value (which, for the avoidance of doubt, may be in the form of an increase of the value of the Borrower Parent’s Equity Interests in the Borrower) to the Borrower Parent in exchange for the purchase of the Collateral Assets (or any number of them). No such transfer has been made for or on account of an antecedent debt owed by such Loan Party to the Borrower Parent.
Section 5.28Use of Proceeds. Such Loan Party is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock.
Section 5.29[Reserved].
Section 5.30Loan Documents. The Loan Documents delivered to the Administrative Agent or the Collateral Custodian and any assignment or participation agreement relating to the Underlying Instruments represent all material agreements relating to such Loan Party’s acquisition of Eligible Collateral Assets. Upon the purchase and/or contribution of each Collateral Asset (or an interest in a Collateral Asset) pursuant to this Agreement or the applicable Sale Agreement, such Loan Party shall be the lawful owner of, and have good title to, such Collateral Asset and all assets relating thereto, free and clear of any Adverse Claim (subject to Permitted Liens); provided that, with respect to any Participation Interest, such Loan Party shall not be the record owner of the underlying Bank Loan until such Participation Interest has been elevated to a loan. All such assets are transferred to such Loan Party without recourse to the Borrower Parent, except as described in the applicable Sale Agreement. The purchases of such assets by such Loan Party are intended to constitute valid and true sales (or valid and true participations) for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by such Loan Party are intended to constitute valid and true transfers for consideration, each enforceable against creditors of the Borrower Parent; provided that, with respect to any Participation Interest, such Loan Party shall not be the record owner of the underlying Bank Loan until such Participation Interest has been elevated to a loan.
Section 5.31Eligibility of Collateral Assets. All Collateral Assets included as Eligible Collateral Assets in the Borrowing Base as of such date are Eligible Collateral Assets; provided that, notwithstanding anything to contrary contained herein, to the extent any such Collateral Asset is repurchased or otherwise removed from the Borrowing Base pursuant to the applicable Sale Agreement, then no such breach of the foregoing shall constitute an Event of Default or other breach of this Agreement.
Section 5.32Broker-Dealer. Such Loan Party is not a broker-dealer subject to the Securities Investor Protection Act of 1970, as amended.
Section 5.33Instructions to Obligors. The Collection Account is the only account to which obligors have been instructed by any Loan Party, or the Servicer on the any Loan Party’s behalf, to send Principal Collections and Interest Collections on the Collateral. Notwithstanding the foregoing, any Securitization Subsidiary may notify administrative or payment agents of any changes in payment instructions necessary to close a Securitization. Such Loan Party has not granted any Person other than the Administrative Agent, on behalf of the Secured Parties, a Lien on the Collection Account (other than Permitted Liens).
Section 5.34EEA Financial Institution. Such Loan Party is not an EEA Financial Institution.
ARTICLE VI

AFFIRMATIVE COVENANTS
Until the Payment in Full of the Obligations, each Loan Party shall:
Section 6.01Financial Statements. Deliver (including by causing the Borrower Parent to deliver) to the Administrative Agent and each Lender:
(a)as soon as available, but in any event within 120 days after the end of each fiscal year of Borrower Parent (beginning with the fiscal year ended September 30, 2026), consolidated audited financial statements of the Borrower Parent, audited by a firm of nationally recognized independent public accountants;
(b)within seventy-five (75) days after the end of each of the first three fiscal quarters of each fiscal year of Borrower Parent (commencing with the first full fiscal quarter ended after the Closing Date), consolidated unaudited financial statements (consisting of a balance sheet and income statement) of Borrower Parent as at the end of such fiscal quarter;
(c)promptly following any reasonable request therefor, such other information (not including, for the avoidance of doubt, any IC Memos, if applicable) regarding the operations, business affairs and financial condition of such Loan Party, which information is (A) reasonably available to such Loan Party without undue burden or expense and (B) not otherwise subject to any applicable confidentiality restrictions.
Documents required to be delivered pursuant to this Section 6.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) such Loan Party or the Borrower Parent posts such documents, or provides a link thereto on the website listed on Schedule 11.02, (ii) such documents are posted on such Loan Party’s or the Borrower Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), or (iii) such Loan Party provides to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided that: such Loan Party shall notify the Administrative Agent (by facsimile or electronic mail) of the posting pursuant to clause (i) and (ii) above of any such documents, and the Administrative Agent hereby agrees that it shall use commercially reasonable efforts to post such documents received pursuant to clause (iii) above on such Loan Party’s behalf to a commercial, third-party or other website sponsored by the Administrative Agent and notify the Lenders of such posting. The Administrative Agent shall have no obligation to request the delivery or to maintain any copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by such Loan Party with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Notwithstanding the foregoing, the Borrower shall be deemed to have satisfied the requirements of Section 6.01(a) and (b) above if the financial statements are publicly available when required to be filed on EDGAR at www.sec.gov or on any successor service or website provided by the SEC.
Section 6.02Certificates; Other Information. Deliver or cause the Servicer (on behalf of such Loan Party) to deliver to the Administrative Agent and each Lender:
(a)concurrently with (or no later than two Business Days following delivery of such financial statements) the delivery of any of the financial statements, Monthly Report or Payment Date Report, a duly completed Compliance Certificate of such Loan Party signed by a Responsible Officer of such Loan Party (or of the Servicer on behalf of such Loan Party), as applicable (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(b)on each applicable Measurement Date (other than the Closing Date or on a Determination Date with respect to which a Monthly Report or Payment Date Report is delivered), a Borrowing Base Certificate showing the Borrowing Base as of such date; and
(c)promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.
Documents required to be delivered pursuant to this Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) such Loan Party posts such documents, or provides a link thereto on the website listed on Schedule 11.02, (ii) such documents are posted by or on behalf of such Loan Party on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), or (iii) such Loan Party provides to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided that: such Loan Party shall notify the Administrative Agent (by facsimile or electronic mail) of the posting pursuant to clause (i) and (ii) above of any such documents, and the Administrative Agent hereby agrees that it shall use commercially reasonable efforts to post such documents received pursuant to clause (iii) above on such Loan Party’s behalf to a commercial, third-party or other website sponsored by the Administrative Agent and notify the Lenders of such posting. The Administrative Agent shall have no obligation to request the delivery or to maintain any copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by such

Loan Party with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Notwithstanding the foregoing or anything herein to the contrary, (i) none of such Loan Party, the Borrower Parent or the Servicer shall be required to provide any such information (including, without limitation, documents, reports, letters, recommendations or other records or information) to the extent it is prohibited from disclosing or providing such information to the Administrative Agent or any Lender pursuant to applicable confidentiality restrictions and (ii) any investment committee memoranda and internal documents or reports (including, without limitation, internal monitoring reports with respect to an obligor of a Collateral Asset) prepared by GC Advisors LLC, Golub Capital Private Income Fund S or its affiliates and provided to an investment committee of GC Advisors LLC, Golub Capital Private Income Fund S or its affiliates in connection with the origination, acquisition, amendment, restatement, supplement, waiver or other modification of a Collateral Asset (each, an “IC Memo”) shall only be delivered to the Administrative Agent and shall not be shared with any Lender or any other Person and no IC Memo shall be required to be provided or delivered for any Qualifying Syndicated Loan (other than in connection with it being approved as a Broadly Syndicated Loan).
Section 6.03Notices. Promptly notify the Administrative Agent upon a Responsible Officer of the Borrower becoming aware:
(a)of the occurrence of any Default, Event of Default, Unmatured Servicer Termination Event or Servicer Termination Event;
(b)of any (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party; (ii) any action, suit, dispute, litigation, investigation, proceeding or suspension involving (x) any Loan Party and (y) any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party, in each case, that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)of the occurrence of a Revaluation Event; provided that, (i) the Borrower (or the Servicer on behalf of the Borrower) will not be deemed to be aware of or have knowledge of any Revaluation Event that requires a determination to be made by the Administrative Agent until such determination has been made and (ii) (x) in respect of any Revaluation Event occurring pursuant to clause (d) of the definition thereof, noting such Revaluation Event in the latest Borrowing Base Certificate delivered to the Administrative Agent, and (y) in respect of any Revaluation Event occurring pursuant to clause (e) of the definition thereof, delivery of the related amendment, waiver, or supplement to the Administrative Agent, in each case, shall constitute notice in satisfaction of this clause (c); and
(d)of any event or circumstance whereby any Collateral Asset which was included in the latest calculation of the Borrowing Base as an Eligible Collateral Asset shall fail to meet one or more of the Eligibility Criteria (other than criteria waived by the Administrative Agent on or prior to the related Funding Date in respect of such Collateral Asset, if applicable).
Each notice pursuant to this Section 6.03 shall be delivered by the Borrower and accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Section 6.04Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with the Applicable Accounting Standard are being maintained by such Loan Party; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with the Applicable Accounting Standard are being maintained by such Loan Party; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
Section 6.05Preservation of Existence, Etc. To the maximum extent permitted pursuant to Applicable Laws, (a) preserve, renew and maintain in full force and effect its legal existence and good standing (if applicable) under the Laws of the jurisdiction of its formation, organization, incorporation or registration except in a transaction permitted by Section 7.04 or 7.05, (b) take all reasonable action to maintain all rights, privileges, authorizations, approvals, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect and (c) observe all organizational procedures required by its Organization Documents and the laws of its jurisdiction of formation, organization, incorporation or registration, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect. At least ten (10) Business Days prior the effective date thereof, such Loan Party shall provide to the Administrative Agent notice of any change in the name, jurisdiction of formation, organization, incorporation or registration or organizational structure of such Loan Party; provided that such Loan Party agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.
Section 6.06[Reserved].
Section 6.07Further Assurances. Promptly, upon the reasonable written request of the Administrative Agent, execute and deliver such further instruments and take such further action in order to maintain and protect the Administrative Agent’s first-priority (subject to Permitted Liens) perfected security interest in the Collateral pledged by such Loan Party for the benefit of the Secured Parties free and clear of any Liens (other than Permitted Liens). At the reasonable request of the Administrative Agent, it shall promptly take such further action in order to establish and protect the rights, interests and remedies created or intended to be created under this Agreement in favor of the Secured Parties in the Collateral, including all actions which are necessary to enable the Secured Parties to enforce their rights and remedies under this Agreement and the other Loan Documents.
Section 6.08Compliance with Laws. Comply in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.
Section 6.09Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with the Applicable Accounting Standard consistently applied shall be made of all material financial transactions and matters involving the assets and business of such Loan Party; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party.
Section 6.10Inspection Rights. Permit employees, representatives and independent contractors (collectively, “Representatives”) of the Administrative Agent and each Lender to (x) inspect and make copies of and abstracts from its records (other than items protected by attorney-client privilege or that may not be disclosed pursuant to Applicable Law or contractual confidentiality obligations) relating to the Collateral Assets, and (y) to visit its properties in connection with the collection, processing or servicing of the Collateral Assets for the purpose of examining such records, and to discuss matters relating to the Collateral Assets or such Person’s performance under this Agreement and the other Loan Documents with any Responsible Officer or auditor (if any) of such Person having knowledge of such matters, in each case, during normal business hours and so long as any such inspection or visit does not otherwise interfere in any material respect with the Borrower’s or the Servicer’s business and operations; provided that when an Event of Default exists the Administrative Agent (accompanied by any requesting Lender) may do any of the foregoing at the expense of the Borrower, upon not less than one (1) Business Day’s notice, during normal business hours and so long as any such inspection or visit does not otherwise interfere in any material respect with the Borrower’s or the Servicer’s business and operations; provided, further that so long as no Event of Default has occurred and is continuing, (x) such visits and inspections shall occur (i) upon no less than three Business Days’ prior written notice and (ii) together with any visits and inspections under Section 8.09, no more than once per fiscal year without the Borrower and Servicer’s consent and (y) no more than one such visit or inspection (together with any visits and inspections under Section 8.09) shall be at the expense of the Borrower per fiscal year. The Administrative Agent shall be permitted to schedule such visits on behalf of the Lenders and, whenever possible, shall conduct such inspections (together with any accompanying Lenders and Representatives) as a single group. For the avoidance of doubt, Representatives shall be subject to the confidentiality provisions set forth in Section 11.07 and any records, documents or other information (including any oral or other information communicated in discussions with independent public accountants and Responsible Officers) described above shall be deemed to constitute Information. Notwithstanding anything herein to the contrary, any IC Memos shall only be delivered (or made available) to the Administrative Agent and shall not be shared with any Lender or any other Person.
Section 6.11Nothing in this Section 6.10 shall derogate from the obligation of any Loan Party to observe any Applicable Law prohibiting disclosure of information regarding the obligors, and the failure of such Loan Party to provide access as a result of such obligation shall not constitute a breach of this Section 6.10.
Section 6.12Organization Documents. Give prior notice to the Administrative Agent of any amendment to its Organization Documents or any Sale Agreement.
Section 6.13Security Interest. Maintain a first-priority (subject to Permitted Liens), perfected security interest in the Collateral for the benefit of the Secured Parties, their successors, transferees and assigns so long as this Agreement is in effect.
Section 6.14Sanctions. Maintain or be subject to policies and procedures reasonably designed to ensure compliance with Sanctions.
Section 6.15Anti-Corruption Laws; Sanctions. Conduct its businesses in compliance with all applicable Anti-Corruption Laws and with all applicable Sanctions.

Section 6.16Securitization Subsidiary. The Borrower shall cause the Organization Documents of each Securitization Subsidiary to prohibit any transfer of the equity in such Securitization Subsidiary (except in accordance with Section 2.18) without the prior written consent of each of the Administrative Agent and the governing body of such Securitization Subsidiary.
Section 6.17Special Purpose Entity Requirements. Each Loan Party shall conduct its business and operations separate and apart from that of any other Person (including the Borrower Parent and any of their Affiliates) and in furtherance of the foregoing:
(a)shall maintain its accounts, financial statements, books, accounting and other records, and other documents separate from those of any other Person; provided that the Borrower may be consolidated into the Borrower Parent solely for tax and accounting purposes or to the extent any Securitization Subsidiary’s financial and operating results are consolidated with those of such Loan Party;
(b)shall not commingle or pool any of its funds or assets with those of the Servicer, the Borrower Parent or any of their Affiliates or any other Person, and it shall hold all of its assets in its own name, except as otherwise permitted or required under the Loan Documents;
(c)shall conduct its own business in its own name and, for all purposes, shall not operate, or purport to operate, collectively as a single or consolidated business entity with respect to any Person (although, in connection with certain financial reporting, regulatory filings, advertising and marketing, it may be identified as a subsidiary of the Borrower Parent);
(d)shall pay its own debts, liabilities and expenses (including overhead expenses, if any) only out of its own assets as the same shall become due (other than in connection with administrative and other expenses owed by Securitization Subsidiaries, which may be paid by the Borrower); provided, however, the Servicer may from time to time advance expenses of the Borrower for which the Servicer is later reimbursed pursuant to the priority of payments set forth in Section 2.13;
(e)each Loan Party shall observe all organizational formalities, in each case to the extent necessary or advisable to preserve its separate existence (although, in connection with certain financial reporting, regulatory filings, advertising and marketing, it may be identified as a subsidiary of the Borrower Parent), and shall preserve its existence, and it shall not, nor shall it permit any Affiliate or any other Person to, amend, modify or otherwise change its Organization Documents in a manner that would adversely affect the existence of the Borrower as a bankruptcy-remote special purpose entity. Each Loan Party shall have at least one Independent Manager at all times (subject to the time periods for replacement of Independent Managers as set forth in the Loan Party’s Organization Documents);
(f)shall not guarantee, become obligated for, or hold itself or its credit out to be responsible for or available to satisfy, the debts or obligations of any other Person (it being understood that the assets of the Securitization Subsidiaries shall be pledged to secure the obligations of the Borrower);
(g)shall, at all times, hold itself out to the public as a legal entity separate and distinct from any other Person (although, in connection with certain financial reporting, advertising and marketing, it may be identified as a subsidiary of the Borrower Parent); provided that the assets of the each Loan Party may be consolidated for accounting purposes and included in consolidated financial statements of the Borrower Parent as required by GAAP or Applicable Law;

(h)shall not identify itself as a division of any other Person;
(i)shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person;
(j)except as may be provided in the Loan Documents, any transaction between a Loan Party and its Affiliates shall be on arm’s length terms (other than in connection with the transfer or assets or funds amongst the Borrower and the Securitization Subsidiaries or the Borrower Parent as permitted by this Agreement and subject to the terms of the applicable Sale Agreement);
(k)shall not acquire any securities or debt instruments issued by the Borrower Parent, the Servicer, any Affiliates of the foregoing or any other Person (except for the Securitization Subsidiaries and equity interests in obligors in connection with the exercise of any remedies with respect to a Collateral Asset, Cash Equivalents or any exchange offer, work-out or restructuring of a Collateral Asset);
(l)shall not make loans or advances to any Person, except for the Collateral Asset and as permitted by or pursuant to the Loan Documents;
(m)shall file its own tax returns separate from those of any other Person or entity, except to the extent that such Loan Party is not required to file tax returns under Applicable Law or is not permitted to file its own tax returns separate from those of any other Person;
(n)shall, to the extent used in its business, use separate stationery, invoices and checks;
(o)shall correct any known misunderstanding regarding its separate identity;
(p)shall maintain adequate capital in light of its contemplated business operations (it being understood that this covenant shall apply to the Borrower and the Securitization Subsidiaries on a combined basis);
(q)in the case of the Borrower, shall at all times be organized as a single-purpose statutory trust with Organization Documents substantially similar to those in effect on the Amendment and Restatement Date; and
(r)shall at all times conduct its business so that any assumptions made with respect to the Borrower in any “substantive non-consolidation” opinion delivered in connection with the Loan Documents will continue to be true and correct in all material respects.
Section 6.18Deposit of Collections. To the extent that any Collections are received directly by any Loan Party, the Servicer or any of their respective Affiliates, transfer, or cause to be transferred, all Collections to the Collection Account or the Unfunded Exposure Account, as applicable, by the close of business on the second Business Day following the date such Collections (if any) are received by any Loan Party, the Servicer or any of their respective Affiliates, as applicable.
Section 6.19Taxes. File or cause to be filed on a timely basis all federal and other material Tax returns (including foreign, state, local and otherwise) required to be filed, if any, and will pay all material Taxes due and payable by it and any material assessments made against it or any of its property (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with the Applicable Accounting Standard are provided on the books of such Loan Party).
Section 6.20[Reserved].
Section 6.21Delivery of Collateral Asset Files. Deliver (or the Servicer on behalf of the applicable Loan Party shall deliver) to the Collateral Custodian (with a copy to the Administrative Agent via e-mail) the Collateral Asset Files promptly upon receipt but in no event later than two (2) Business Days (or, in the case of any UCC financing statements, 30 days) of the related Funding Date; provided that, notwithstanding the foregoing, if the Servicer or its Affiliate is the agent with respect to such Loan, the applicable Loan Party shall cause the documentation required by this Section 6.20 to be in the possession of the Collateral Custodian not later than fifteen (15) days after the related Cut-Off Date; provided, further that any file-stamped document included in any Collateral Asset File shall be delivered as soon as they are reasonably available (even if not within two (2) Business Days of the related Funding Date).
ARTICLE VII

NEGATIVE COVENANTS
Until the Payment in Full of the Obligations, no Loan Party shall, directly or indirectly:
Section 7.01Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Permitted Liens.
Section 7.02Investments. Own any Structured Finance Security.
Section 7.03Indebtedness; Bank Accounts. (a) Create, incur, assume or suffer to exist any Indebtedness, other than Indebtedness (i) incurred or permitted under this Agreement or the terms of the other Loan Documents, including, without limitation, costs and expenses incurred in the ordinary course of business, (ii) obligations under its Organization Documents or (iii) pursuant to customary indemnification, expense reimbursement and similar provisions under the Underlying Instruments; or (b) open or establish any bank accounts except as contemplated by the Loan Documents.
Section 7.04Fundamental Changes. Without the Administrative Agent’s prior written consent, merge, dissolve, liquidate, wind-up, consolidate with or into another Person, enter into any Division or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person other than as permitted in the Loan Documents.
Section 7.05Sale of Collateral Assets. Sell, assign, transfer, convey or otherwise Dispose (including without limitation, any effective transfer or other Disposition as a result of a Division) of any Collateral Asset other than in accordance with this Agreement.
Section 7.06Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment or issue or sell any Equity Interests (other than in respect of any portion of a Collateral Asset that is deemed to be a contribution to the Borrower), except that (i) the Borrower may, on any Business Day during the Availability Period, make a distribution of any Collections on deposit in the Collection Account, the proceeds of any Loan on the applicable Funding Date, or in connection with a Securitization if, in each case, after giving effect to such distribution, (x)

no Default or Event of Default shall have occurred and be continuing or would result therefrom, (y) no Borrowing Base Deficiency shall have occurred and be continuing or would result therefrom and (z) sufficient proceeds will be available for all required payments to be made pursuant to Section 2.13(a) on the next Payment Date on a pro forma basis, as determined by the Servicer (not to be called into question as a result of subsequent events), which determination shall be supported by such pro forma calculations furnished by the Servicer to the Administrative Agent in writing, identifying reserves for known and expected interest payments and Administrative Expenses to be paid on the next Payment Date, and solely with respect to clause (z), so long as the Administrative Agent does not reasonably object to such payment within two (2) Business Days after receipt of such calculations from the Servicer because the Administrative Agent reasonably disagrees with such calculation continuing, and (ii) the Borrower may make distributions of amounts paid to it pursuant to Section 2.13. Notwithstanding the foregoing and for the avoidance of doubt, nothing herein shall restrict any Securitization Subsidiary from effecting any Restricted Payment or any other dividend of Collateral Assets or cash from such Securitization Subsidiary to the Borrower, which dividend shall not (x) require the consent of the Administrative Agent or any other Person or (y) prevent the Borrower from making any Restricted Payment or other dividend to the Borrower Parent in connection with the repurchase or substitution of a Warranty Collateral Asset in accordance with Section 2.16 or in connection with the disposition of a Structured Finance Security.
Section 7.07Transactions with Affiliates. Transfer Collateral Assets to, or acquire Collateral Assets from, the Servicer, the Borrower Parent and/or any of their Affiliates other than in accordance with Sections 2.14, 2.15, and 2.16 and in accordance with the applicable Sale Agreement, unless such transaction is on arm’s-length terms at a price not less than fair market value (it being agreed that any purchase or sale at par shall be deemed to comply with this provision and except in the case of repurchases or substitutions of Collateral Assets by the Borrower Parent in accordance with Section 2.16 hereof and pursuant to the terms of the applicable Sale Agreement). Notwithstanding the foregoing or anything to the contrary contained herein, nothing shall prohibit a Loan Party from transferring or distributing the Collateral Assets to the Borrower Parent or an Affiliate of the Borrower Parent, as applicable, in accordance with this Agreement and the applicable Sale Agreement. For the avoidance of doubt, the Loan Parties may sell Collateral Assets to Affiliates (including in connection with a Securitization) subject to satisfaction of the conditions and limitations set forth in Sections 2.15 and 2.16, as applicable.
Section 7.08Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement, any other Loan Document or customary Contractual Obligations entered into on to the closing date of a Securitization) that (a) limits the ability of such Loan Party to create, incur, assume or suffer to exist Liens on property of such Loan Party (other than to the extent that a Collateral Asset prohibits such Loan Party from pledging such Collateral Asset) or (b) requires the grant of a Lien (other than a Permitted Lien) to secure an obligation of such Loan Party if a Lien is granted to secure another obligation of such Loan Party.
Section 7.09Use of Proceeds. Use the proceeds of any Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (b) to purchase securities or other assets in a manner that to the knowledge of such Loan Party would cause such credit extension to become a “covered transaction” as defined in Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and Regulation W of the FRB, including any transaction where the proceeds of any Borrowing are used for the benefit of, or transferred to, an entity that, to the knowledge of a Responsible Officer of such Loan Party, is an Affiliate of a Lender.

Section 7.10Sanctions. Directly or, to the knowledge of a Responsible Officer of such Loan Party, indirectly, use the proceeds of any Loan hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person, to fund any activities of or business with any Person that, at the time of such funding, is subject to Sanctions, or in any other manner that, to the knowledge of a Responsible Officer of such Loan Party, will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent or otherwise) of Sanctions.
Section 7.11Special Purpose Entity Requirements.
(a)Without the Administrative Agent’s prior written consent, modify, amend or supplement its Organization Documents in any manner inconsistent with the Special Purpose Entity Requirements or otherwise materially adverse to the Lenders.
(b)Be party to any agreement under which it has any material obligation or liability (direct or contingent) without including customary “non-petition” provisions substantially similar to Section 11.20(b), except for loan agreements, related loan documents, any agreements related to the purchase and sale of any Collateral Asset which contain customary purchase or sale terms or which are documented using customary loan trading documentation in connection with the Collateral Assets and any agreement that does not impose a material obligation on a Loan Party and that is of a type that customarily does not include “non-petition” provisions (including customary service contracts and engagement letters entered into with third party service providers (including independent accountants and providers of independent managers)), or as otherwise consented to by the Administrative Agent.
(c)Own any property other than (i) the assets that are the subject of the current transaction and as otherwise contemplated by the Loan Documents and (ii) similar corporate loans (“Subject Assets”) and personal property necessary or incidental to its ownership or operation of the Subject Assets and will not engage in any business other than the ownership and operation of the Subject Assets or as otherwise contemplated by the Loan Documents and activities ancillary or incidental thereto.
Section 7.12ERISA.
(a)Become a Benefit Plan Investor at any time.
(b)[Reserved].
(c)Sponsor, maintain, or contribute to, any Plan. Except as would not reasonably be expected to have a Material Adverse Effect, (i) such Loan Party shall not, and shall not permit any ERISA Affiliate to, permit to exist any occurrence of any ERISA Event, and (ii) such Loan Party shall not permit any ERISA Affiliate to sponsor, maintain, contribute to, or incur any liability in respect of, any Plan.
Section 7.13Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by such Loan Party as of the date hereof, in the case of the Borrower, or as of the date of any Securitization Subsidiary Joinder, in the case of the applicable Securitization Subsidiary or, in each case, as otherwise contemplated herein, including borrowing Loans pursuant to this Agreement, funding, acquiring, owning, holding, administering, selling, enforcing, lending, exchanging, redeeming, pledging, contracting for the management of and otherwise dealing with Collateral Assets, Cash Equivalents and the Collateral in connection therewith (and any business related to the foregoing) and entering into and performing its obligations under the Loan Documents to which it is a party, any applicable Underlying Instruments and any other agreement contemplated by this Agreement or customary Contractual Obligations entered into on or prior to the closing date of a Securitization.
Section 7.14Anti-Corruption Laws. Directly or knowingly indirectly use the proceeds of any Borrowing for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, or other similar anti-corruption legislation in other jurisdictions.
Section 7.15Use of Proceeds. Use any of the proceeds of the Loans, directly or indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X, as promulgated by the FRB.
Section 7.16Limitation on Investments. Form, or cause to be formed, any subsidiaries other than (i) in the case of the Borrower, any Securitization Subsidiaries (formed subject to the receipt by the Administrative Agent of internal approvals in connection therewith and delivery to the Administrative Agent of a complete set of all agreements, documents, certificates and opinions for such Securitization Subsidiary, substantially similar to the agreements, documents, certificates and opinions delivered for the Borrower on the Closing Date, together with any further agreements, documents, certificates or opinions as may be required for such formation under the laws of the jurisdiction of incorporation, formation or registration of such Securitization Subsidiary (as advised to the Administrative Agent by local counsel of nationally recognized standing who is competent in such matters)), and (ii) in connection with the receipt of equity securities pursuant to an exercise of remedies with respect to a Collateral Asset or any workout or restructuring of a Collateral Asset; provided that, the Borrower (or the Servicer on behalf of the Borrower) shall use commercially reasonable efforts to sell any such equity securities described in this clause (ii); or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Loan Documents.
ARTICLE VIII

ADMINISTRATION AND SERVICING OF COLLATERAL ASSETS
Section 8.01Retention and Termination of the Servicer. The servicing, administering and collection of the Collateral Assets shall be conducted by the Person designated as Servicer from time to time in accordance with this Section 8.01. Subject to early termination due to the occurrence of a Servicer Termination Event or as otherwise provided below in this Article VIII, each of the Loan Parties hereby appoints Golub Capital Private Income Fund S, and Golub Capital Private Income Fund S hereby agrees to serve, as Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of the applicable Loan Party, in respect of the Collateral. For the avoidance of doubt, the Servicer is not an agent of the Administrative Agent or any Lender.
Section 8.02Resignation and Removal of the Servicer; Appointment of Successor Servicer. (a) If a Servicer Termination Event shall occur and be continuing, the Administrative Agent, by written notice given to the Servicer (a “Servicer Termination Notice”), may terminate all of the rights and obligations of the Servicer and appoint a successor pursuant to the terms hereof. In addition, if the Servicer is terminated upon the occurrence of a Servicer Termination Event, the Servicer shall, if so requested by the Administrative Agent, acting at the direction of the Required Lenders, deliver to any successor servicer copies of its Records within ten (10) Business Days after demand therefor. On and after the receipt by the Servicer of a

Servicer Termination Notice pursuant to this Section 8.02(a), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Servicer and the Administrative Agent and shall be entitled to receive the Servicing Fee therefor accrued until such date. After such date, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably believes will facilitate the transition of the performance of such activities to the Successor Servicer, and except as provided herein the Successor Servicer shall assume each and all of the Servicer’s obligations to service and administer the Collateral, on the terms and subject to the conditions herein set forth, and the Servicer shall cooperate and use reasonable efforts to assist the Successor Servicer in assuming such obligations, including the transfer to any successor servicer for the administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or thereafter received with respect to the Collateral Assets.
(a)The Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon the Servicer’s determination that the performance of its duties hereunder is or becomes impermissible under Applicable Law. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 8.02(d).
(b)Unless in connection with a Permitted BDC Merger, any Person (i) into which the Servicer may be merged or consolidated in accordance with the terms of this Agreement, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) acquiring by conveyance, transfer or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer in any of the foregoing cases, shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.
(c)At any time following delivery of a Servicer Termination Notice pursuant to this Section 8.02, the Administrative Agent, may appoint a successor servicer (a “Successor Servicer”), which appointment shall take effect upon the Successor Servicer accepting such appointment by a written assumption in a form satisfactory to the Administrative Agent in its sole discretion, and the Successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement and on and after the date of such appointment, shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. Upon the appointment of a Successor Servicer, the initial Servicer shall have no liability with respect to any action performed by the Successor Servicer on or after the date that the Successor Servicer assumes the servicing duties of the Servicer.
(d)At any time, any of the Administrative Agent or any Lender may irrevocably waive any rights granted to such party under Section 8.02(a). Any such waiver shall be in writing and executed by such party that is waiving its rights hereunder. A copy of such waiver shall be promptly delivered by the waiving party to the Servicer and the Administrative Agent.
(e)Notwithstanding anything herein to the contrary, (i) any Successor Servicer (for the avoidance of doubt, other than any Affiliate of Golub Capital Private Income

Fund S) shall not, without the prior written consent of the Borrower Parent, sell or transfer any Collateral Asset to any Affiliate or account, client, fund or other investment vehicle managed by the Successor Servicer or its Affiliates and (ii) any sales, transfers or dispositions of any Collateral Asset by the Successor Servicer shall be subject to, if applicable, Article IX and all Applicable Law (including relating to foreclosure sales).
Section 8.03Duties of the Servicer. The Servicer shall manage, service, administer and make collections on the Collateral Assets and perform the other actions required by the Servicer in accordance with the terms and provisions of this Agreement and the Servicing Standard.
(a)The Servicer shall take or cause to be taken all such actions, as may be necessary or advisable to attempt to recover Collections from time to time, all in accordance with (i) Applicable Law, (ii) the applicable Collateral Asset and its Underlying Instruments and (iii) the Servicing Standard. Prior to the delivery of a Servicer Termination Notice, but subject to the terms of this Agreement, the Servicer has the sole and exclusive authority to make any and all decisions with respect to the Collateral and take or refrain from taking any and all actions with respect to the Collateral. Each Loan Party hereby appoints the Servicer, from time to time designated pursuant to Section 8.01, as agent for itself and in its name to enforce and administer its rights and interests in the Collections and the related Collateral Assets. Without limiting the foregoing, the duties of the Servicer shall include the following:
(i)supervising the Collateral, including communicating with obligors, executing amendments, providing consents and waivers, exercising voting rights, enforcing and collecting on the Collateral and otherwise managing the Collateral on behalf of each Loan Party;
(ii)maintaining all necessary servicing records with respect to the Collateral and providing such reports to the Administrative Agent and each Lender (with a copy to the Collateral Custodian) in respect of the servicing of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent or any Lender may reasonably request under the terms of this Agreement (subject to any applicable confidentiality restrictions and which can be obtained without any undue burden or expense);
(iii)maintaining and implementing administrative and operating procedures (including an ability to recreate servicing records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;
(iv)identifying each Collateral Asset in its internal servicing records to reflect the ownership of such Collateral Asset by the applicable Loan Party;
(v)using its commercially reasonable efforts to maintain the perfected security interest of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral;
(vi)assisting the Loan Parties with respect to the purchase and sale of and payment for the Collateral Assets and Cash Equivalents;
(vii)instructing the obligors and the administrative agents on the Collateral Assets to make payments directly into the Collection Account established and maintained with the Collateral Custodian;

(viii)delivering assignments and promissory notes (as applicable) to the Collateral Custodian;
(ix)complying with such other duties and responsibilities as may be required of the Servicer by this Agreement; and
(x)assisting in the acquisition and sale of Collateral Assets and other Collateral in accordance with this Agreement and the Servicing Standard.
(xi)It is acknowledged and agreed that in circumstances in which a Person other than a Loan Party or the Servicer acts as lead agent with respect to any Collateral Asset, the Servicer shall perform its servicing duties hereunder only to the extent a lender under the applicable Underlying Instruments has the right to do so.
(b)The Servicer shall administer the Collections in accordance with the procedures described herein. The Servicer shall deposit all Collections received directly by it (if any) into the Collection Account or the Unfunded Exposure Account, as applicable, by the close of business on the second Business Day following the date such Collections are received by it and shall hold such Collections in trust until such Collections are deposited into the Collection Account or the Unfunded Exposure Account, as applicable, and shall notify all obligors to remit payments directly to the Collection Account. The Servicer shall identify all Collections as either Principal Collections or Interest Collections, as applicable. The Servicer shall make such deposits or payments by electronic funds transfer through the Automated Clearing House system, or by wire transfer. The Servicer may, on any Business Day, instruct the Collateral Custodian to convert funds on deposit in the Collection Account into any Eligible Currency using the applicable currency-Dollar spot rate as set forth in the definition of “Dollar Equivalent” if, after giving effect to such exchange, no Borrowing Base Deficiency or Currency Asset Amount Shortfall (other than with respect to Loans denominated in USD) would exist.
(c)The Servicer shall maintain for each Loan Party and the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Custodian and shall, as soon as reasonably practicable upon demand of the Administrative Agent, make available, or, upon the occurrence and during the continuation of a Servicer Termination Event, deliver to the Administrative Agent copies of all material Records in its possession which evidence or relate to the Collections.
(d)The Servicer will use commercially reasonable efforts to direct the collection of all payments called for under the terms and provisions of the Collateral Assets included in the Collateral as and when the same become due, all in accordance with the Servicing Standard.
(e)The Servicer may perform any of its duties and obligations under this Agreement and the other Loan Documents by or through its subsidiaries, affiliates, agents or attorneys in fact; provided that, it shall remain liable for all such duties.
(f)The Administrative Agent may at any time dispute the determination of whether a Collateral Asset is an Eligible Collateral Asset, any item in the Monthly Report or Payment Date Report (or component thereof) or the determination as to compliance with any of the Portfolio Criteria by delivering a Collateral Dispute Notice to the Collateral Custodian, the Servicer and the applicable Loan Party. Upon delivery of any Collateral Dispute Notice, the Servicer, the Collateral Custodian and the Administrative Agent shall promptly consult each other regarding the information or determination so disputed. Subject to Section 12.04, the corrected information or determination in such Collateral Dispute Notice shall control (and be used for all calculations and other purposes under the Credit Agreement) until such time as the applicable Loan Party, the Servicer and the Administrative Agent agree in writing that such dispute has been resolved (and notice of such resolution has been delivered to the Collateral Custodian) or the Administrative Agent withdraws in writing such Collateral Dispute Notice.
Section 8.04Representations and Warranties of the Servicer. The Servicer represents, warrants and covenants as of each Measurement Date (other than clause (v), (vii), (xi) and (xii) of the definition thereof) (unless such representation is only made as of a specific date set forth below):
(a)Organization and Good Standing. The Servicer has been duly organized and is validly existing as a statutory trust in good standing under the laws of its jurisdiction of organization, with power and authority to own or lease its properties and to conduct its business as such business is currently conducted and to enter into and perform its obligations pursuant to this Agreement.
(b)Due Qualification. The Servicer is duly qualified to do business as a statutory trust in good standing under the laws of the State of Delaware and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a Material Adverse Effect.
(c)Power and Authority. The Servicer has the power, authority and legal right to execute and deliver this Agreement and the Loan Documents to which it is a party (in any capacity) and to perform its obligations hereunder and thereunder; and the execution, delivery and performance of this Agreement and the Loan Documents to which it is a party (in any capacity) have been duly authorized by the Servicer by all necessary organizational action.
(d)Binding Obligations. This Agreement and the Loan Documents to which it is a party (in any capacity) have been duly executed and delivered by the Servicer and, assuming due authorization, execution and delivery by each other party hereto and thereto, constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms.
(e)No Violation. The execution, delivery and performance of this Agreement and the Loan Documents to which it is a party (in any capacity), the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its Organization Documents, or any material indenture, agreement, mortgage, deed of trust or other material instrument to which it is a party or by which it or its properties are bound, (B) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such material indenture, agreement, mortgage, deed of trust or other instrument (other than Permitted Liens and except as may be created pursuant to this Agreement or any other Loan Document), or (C) violate in any material respect any Applicable Law except, in the case of subclauses (A), (B) and (C), to the extent that such conflict, violation or Adverse Claim would not reasonably be expected to have a Material Adverse Effect.
(f)No Proceedings. There are no proceedings or investigations pending or, to the best of the Servicer’s knowledge, threatened against it, before any Governmental Authority having jurisdiction over it or its properties (A) asserting the invalidity of any of the Loan Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Loan Documents or (C) that would reasonably be expected to have a Material Adverse Effect.

(g)No Consents. No consent, license, approval, authorization or order of, or registration, declaration or filing with, any Governmental Authority having jurisdiction over it or any of its properties is required to be made in connection with the execution, delivery or performance of this Agreement and the Loan Documents to which it is a party (in any capacity) or the consummation of the transactions contemplated thereby, in each case other than (A) consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof and (B) where the lack of such consents, licenses, approvals, authorizations, orders, registrations, declarations or filings would not reasonably be expected to have a Material Adverse Effect.
(h)[Reserved].
(i)Information True and Correct. All information (other than projections and forward-looking information and any information provided to a Loan Party or the Servicer by an un-Affiliated third party) heretofore furnished by or on behalf of the Servicer in writing to any Lender, the Collateral Custodian or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby is and will be (when taken as a whole), as of the date provided (or, with respect to any information therein which refers to an earlier date, as of such earlier date specified therein), true and correct in all material respects and does not omit to state any material fact necessary to make the statements contained therein (when taken as a whole), in light of the circumstances under which they were made, not misleading. Any projections or forward-looking information provided by or on behalf of the Servicer were prepared in good faith based on assumptions believed by the Servicer to be reasonable at the time so prepared.
(j)[Reserved].
(k)[Reserved].
(l)Collections. The Servicer acknowledges that all Collections received by it or its Affiliates with respect to the Collateral are held in trust for the benefit of the Secured Parties until deposited into the Collection Account or the Unfunded Exposure Account, as applicable.
(m)Solvency. The Servicer is Solvent.
(n)No Injunctions. No injunction, writ, restraining order or other order of any nature materially adversely affects the Servicer’s performance of its obligations under this Agreement or any Loan Document to which the Servicer is a party.
(o)Allocation of Charges. There is not any agreement or understanding between the Servicer and any Loan Party (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.
(p)Selection Procedures. In selecting the Collateral Assets hereunder, no selection procedures were employed which are intended to be adverse to the interests of the Administrative Agent or any Lender.
Section 8.05Covenants of the Servicer. Until the Payment in Full of the Obligations:
(a)Compliance with Agreements and Applicable Laws. The Servicer shall perform each of its obligations under this Agreement and the other Loan Documents and comply with all Applicable Laws, including those applicable to the Collateral Assets and all Collections thereof, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.
(b)Maintenance of Existence and Conduct of Business. The Servicer shall: (i) do or cause to be done all things reasonably necessary to (A) preserve and keep in full force and effect its existence as a statutory trust and (B) qualify and remain qualified as an organization in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a Material Adverse Effect; and (ii) at all times maintain, preserve and protect all of its applicable licenses, permits, charters and registrations except where the failure to maintain, preserve and protect such licenses, permits, charters and registrations would not reasonably be expected to have a Material Adverse Effect.
(c)Books and Records. The Servicer shall maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Collateral Assets.
(d)Payment, Performance and Discharge of Obligations. The Servicer shall pay, perform and discharge or cause to be paid, performed and discharged promptly all Charges payable by it except where the failure to so pay, discharge or otherwise satisfy such obligation would not, individually or in the aggregate, be expected to have a Material Adverse Effect.
(e)ERISA. The Servicer shall give the Administrative Agent and each Lender prompt written notice of any ERISA Event that, alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.
(f)Compliance with Collateral Assets and Servicing Standard. The Servicer shall comply with the Servicing Standard in all material respects with respect to all Collateral Assets.
(g)Maintain Records of Collateral Assets. The Servicer shall, at its own cost and expense, maintain reasonably satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral, including a record that the Collateral has been pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement. The Servicer shall maintain its computer systems so that, from and after the time of sale of any Collateral Asset to a Loan Party, the Servicer’s master computer records (including any back-up archives) that refer to such Collateral Asset shall indicate the interest of the applicable Loan Party in such Collateral Asset and that such Collateral Asset is owned by such Loan Party.
(h)[Reserved].
(i)Mergers. If the Servicer, directly or indirectly, by operation of law or otherwise, merges with, consolidates with, or otherwise combines with, any Person, and, in each case, the Servicer does not remain the surviving entity of such transaction, the Servicer shall give written notice to the Administrative Agent within thirty (30) days of effecting such transaction.
(j)Servicing Obligations. The Servicer will not interpose any claims, offsets or defenses it may have as against any Loan Party as a defense to its performance of its obligations in favor of any Lender hereunder or under any other Loan Document other than any good faith dispute relating to the scope and requirements of such obligations.
(k)[Reserved].

(l)Obligor Reports. The Servicer shall furnish to the Administrative Agent (which may be effected via electronic communication pursuant to Section 6.01):
(i)within 10 Business Days of receipt thereof, any financial reporting packages with respect to each obligor and with respect to each Collateral Asset for each obligor (including any attached or included information, statements and calculations);
(ii)within 10 Business Days of the completion of the Servicer’s portfolio review (which, for any individual obligor, shall occur no less frequently than quarterly) of each obligor (other than obligors for which all Eligible Collateral Assets are Broadly Syndicated Loans or Qualifying Syndicated Loans, unless requested by the Administrative Agent), the internal monitoring report prepared by the Servicer with respect to such obligor; provided that (x) in no case, shall the Servicer be obligated hereunder to deliver such obligor reports to the Administrative Agent more than once per calendar quarter and (y) to the extent that the Servicer prepares any such obligor reports more frequently than quarterly, the Servicer shall furnish such reports to the Administrative Agent; and
(iii)within 10 Business Days after demand by the Administrative Agent, such other information as the Administrative Agent may reasonably request with respect to any Collateral Asset or obligor (to the extent reasonably available to the Servicer without undue burden or expense);
(iv)provided that any information provided to the Administrative Agent pursuant to this Section 8.05(l) shall not be provided to the Lenders or any other third party without the prior consent of the Servicer.
(m)[Reserved].
(n)Commingling. The Servicer shall not, and shall not direct any of its Affiliates (other than a Loan Party) to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Collateral Assets into the Collection Account, the Interest Collection Account, the Principal Collection Account or the Unfunded Exposure Account; provided that, for the avoidance of doubt, this clause (n) shall not prohibit the deposit of proceeds of a capital contribution made by the Borrower Parent to the Borrower in accordance with the Borrower’s Organization Documents (or any deemed contribution pursuant to the applicable Sale Agreement), including any such capital contribution made for purposes of curing a Borrowing Base Deficiency pursuant to Section 2.03(b).
Section 8.06Servicing Fees; Payment of Certain Expenses by Servicer. On each Payment Date, to the extent not waived, the Servicer shall be entitled to receive out of the Collection Account the Servicing Fee for the related Interest Period pursuant to Section 2.13. The Servicer may defer any accrued but unpaid Servicing Fees. The Servicer shall be reimbursed for any reasonable out-of-pocket expenses incurred on behalf of a Loan Party or otherwise in connection with the performance of its duties and obligations pursuant to this Agreement and the other Loan Documents.
Section 8.07Collateral Reporting. The Servicer shall reasonably cooperate with the Collateral Custodian in the performance of the Collateral Custodian’s duties under Section 12.03. Without limiting the generality of the foregoing, the Servicer shall supply in a timely fashion any information maintained by it that the Collateral Custodian may from time to time request with respect to the Collateral Assets and reasonably necessary to complete the reports and certificates required to be prepared by the Collateral Custodian hereunder or required to permit the Collateral Custodian to perform its obligations hereunder.
Section 8.08Notices. The Servicer shall deliver to the Administrative Agent, each Lender and the Collateral Custodian, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, notice of any Servicer Termination Event, Default or Event of Default.
Section 8.09Access to Servicer and Servicer’s Records. (a) The Servicer shall permit Representatives of the Administrative Agent and each Lender to (x) inspect and make copies of and abstracts from its records (other than items protected by attorney-client privilege or that may not be disclosed pursuant to Applicable Law or contractual confidentiality obligations) relating to the Collateral Assets, and (y) to visit its properties in connection with the collection, processing or servicing of the Collateral Assets for the purpose of examining such records, and to discuss matters relating to the Collateral Assets or such Person’s performance under this Agreement and the other Loan Documents with any Responsible Officer or auditor (if any) of such Person having knowledge of such matters, in each case, during normal business hours and so long as any such inspection or visit does not otherwise interfere in any material respect with the applicable Loan Party’s or the Servicer’s business and operations; provided that when an Event of Default exists the Administrative Agent (accompanied by any requesting Lender) may do any of the foregoing at the expense of the Borrower, upon not less than one (1) Business Day’s notice, during normal business hours and so long as any such inspection or visit does not otherwise interfere in any material respect with the applicable Loan Party’s or the Servicer’s business and operations; provided, further that so long as no Event of Default has occurred and is continuing, (x) such visits and inspections shall occur (i) upon no less than three Business Days’ prior written notice and (ii) together with any visits and inspections under Section 6.10, no more than once per fiscal year without the Servicer’s consent and (y) no more than one such visit or inspection (together with any visits and inspections under Section 6.10) shall be at the expense of the Borrower per fiscal year. The Administrative Agent shall be permitted to schedule such visits on behalf of the Lenders and, whenever possible, shall conduct such inspections (together with any accompanying Lenders and Representatives) as a single group. For the avoidance of doubt, Representatives shall be subject to the confidentiality provisions set forth in Section 11.07 and any records, documents or other information (including any oral or other information communicated in discussions with independent public accountants and Responsible Officers) described above shall be deemed to constitute Information. Notwithstanding anything herein to the contrary, any IC Memos shall only be delivered (or made available) to the Administrative Agent and shall not be shared with any Lender or any other Person.
(a)Nothing in this Section 8.09 shall derogate from the obligation of the Servicer to observe any Applicable Law prohibiting disclosure of information regarding the obligors, and the failure of the Servicer to provide access as a result of such obligation shall not constitute a breach of this Section 8.09.
(b)The Borrower shall bear the reasonable costs and expenses of all audits and inspections permitted by Section 6.10 and this Section 8.09 as well as Section 12.08, subject to a maximum of $50,000 per annum of such expenses in the aggregate, and any additional audits, inspections or expenses in excess of $50,000 per annum shall be for the account of the Administrative Agent or Lenders, as applicable; provided that during the continuance of an Event of Default or a Servicer Termination Event, the Borrower shall be required to bear the reasonable expense of all such inspections and audits.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES
Section 9.01Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”):
(a)Non-Payment. The Borrower fails to pay in the currency required hereunder (i) all outstanding Obligations on the Maturity Date, or (ii) other than with respect to the Maturity Date, any Interest on any Loan, any fee due hereunder or any other amount payable hereunder or under any other Loan Document within three (3) Business Days after the same becomes due; provided that, in the case of a default in payment other than on the Maturity Date resulting solely from an administrative error or omission by the Administrative Agent or the Collateral Custodian or any paying agent, such default continues for a period of five (5) Business Days after the Administrative Agent or the Collateral Custodian, as applicable, delivers written notice thereof to a Responsible Officer of the Borrower;
(b)Borrowing Base Deficiency. A Borrowing Base Deficiency exists and the Borrower fails to cure the Borrowing Base Deficiency in accordance with Section 2.03(b);
(c)Specified Covenants. The Borrower or any Loan Party (i) fails to perform or observe in any material respect any covenant in Sections 6.05, 7.03, 7.04, 7.07, 7.09 or 7.11(a), (ii) fails to perform or observe in any material respect any covenant in Sections 7.01 or Section 7.08; provided that this clause (ii) shall not apply with respect to an immaterial portion of the Collateral which failure does not result in a Borrowing Base Deficiency; (iii) fails to perform or observe in any material respect Section 7.02 and does not sell, transfer or otherwise dispose of such Structured Finance Security within five (5) Business Days following a Responsible Officer obtaining actual knowledge of a Loan Party’s ownership of a Structured Finance Security; provided that any sale, transfer or disposition of such Structured Finance Security by the applicable Loan Party following the five (5) Business Day period referenced above shall be deemed to have automatically cured any Event of Default resulting solely pursuant to this Section 9.01(c)(iii); or (iv) fails to perform or observe in any material respect any covenant in Section 7.06 and, in the case of a Restricted Payment made during a Default without consent of the Administrative Agent, fails to repay such Restricted Payment within three (3) Business Days after receipt by a Responsible Officer of the Servicer of written request from the Administrative Agent; provided that if the Servicer or a Loan Party obtains actual knowledge of a Restricted Payment subject to this Section 9.01(c) and the Administrative Agent has not sent a request for repayment to the Servicer, then the Servicer shall provide notice of such Restricted Payment (including the amount thereof) to the Administrative Agent within three (3) Business Days, and if requested by the Administrative Agent in its sole discretion, the applicable Loan Party shall deposit the amount of such Restricted Payment into the Collection Account within either (A) three (3) Business Days of receipt of such notice or (B) if such Loan Party has provided evidence reasonably satisfactory to the Administrative Agent that it will receive funds in connection with a capital call or other means available to the Borrower Parent and its Affiliates, fifteen (15) Business Days; provided, further, that if the Default that led to such Event of Default pursuant to this Section 9.01(c)(iv) is no longer continuing, such repayment shall not be required, and such Event of Default shall no longer be deemed continuing;
(d)Insolvency Event. An Insolvency Event shall have occurred and be continuing with respect to either a Loan Party or the Borrower Parent;
(e)Other Defaults. Any failure on the part of any Loan Party or the Borrower Parent duly to observe or perform in any material respect any other covenants or agreements of such Loan Party or the Borrower Parent set forth in this Agreement or the other Loan Documents

(other than those specifically addressed by a separate clause (other than clause (c)(ii)) under this Section, and it being understood, without limiting the generality of the foregoing, any Eligibility Criteria, Portfolio Criteria or the existence of any Excess Concentration Amount, the existence of any Currency Asset Amount Shortfall or Borrowing Base Deficiency or other asset-specific test is not a breach under this subclause (e)) to which such Loan Party or the Borrower Parent is a party and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to a Responsible Officer of such Loan Party or the Borrower Parent by the Administrative Agent and (ii) the date on which a Responsible Officer of such Loan Party or the Borrower Parent acquires knowledge thereof;
(f)Representations and Warranties. Any representation, warranty or certification made by any Loan Party or the Borrower Parent in any Loan Document or in any certificate delivered pursuant to any Loan Document shall prove to have been incorrect when made and continues to be unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to a Responsible Officer of such Loan Party or the Borrower Parent by the Administrative Agent and (ii) the date on which a Responsible Officer of such Loan Party or the Borrower Parent acquires knowledge thereof; provided that, any inaccurate representation that a Collateral Asset is an Eligible Collateral Asset hereunder or under the applicable Sale Agreement shall not constitute an Event of Default if the applicable Loan Party complies with Section 2.03(b) and/or Section 2.16 and the Borrower Parent complies with Section 6.1 or 6.2 of the applicable Sale Agreement; provided, further, that the delivery of a certificate or other report within 30 days that corrects any inaccuracy contained in a previous certificate or report shall be deemed to cure such inaccuracy as of the date of delivery of such updated certificate or report;
(g)Security Interest Failure. (i) The Administrative Agent fails for any reason to have a perfected first-priority (subject to any Permitted Liens) security interest in any Collateral in accordance with the terms of the Security Agreement or (ii) the Borrower (or the applicable Securitization Subsidiary) ceases to have a valid ownership interest in all of the Collateral (provided that ownership interest shall not be deemed invalid due to Permitted Liens on the Collateral); provided that this clause (g) shall not apply with respect to (x) an immaterial portion of the Collateral which failure does not result in a Borrowing Base Deficiency; (y) any transfers or dispositions or Collateral otherwise permitted by this Agreement or (z) any such failure resulting from a mistake on the part of the Administrative Agent;
(h)Invalidity of Loan Documents. Any material obligation of any Loan Party or its Affiliates under any Loan Document at any time after its execution and delivery and for any reason other than as permitted hereunder or thereunder or Payment in Full of the Obligations, ceases to be in full force and effect; or any Loan Party, the Borrower Parent or the Servicer or Affiliate thereof contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document other than as permitted hereunder or thereunder or Payment in Full of the Obligations;
(i)Servicer Termination Event. A Servicer Termination Event shall have occurred and be continuing;
(j)Change in Control. A Change in Control shall have occurred;
(k)Investment Company Act. Any Loan Party shall become required to register as an “investment company” within the meaning of the Investment Company Act or the arrangements contemplated by the Loan Documents shall require registration as an “investment company” within the meaning of the Investment Company Act;
(l)Independent Manager. (i) Failure of each Loan Party to maintain at least one Independent Manager, (ii) the removal of any Independent Manager without Cause or prior written notice to the Administrative Agent (in each case as required by the Organization Documents of the applicable Loan Party) or (iii) an Independent Manager of any Loan Party that does not meet the definition of “Independent Manager” set forth herein shall be appointed without the consent of the Administrative Agent; provided that, any failure or removal occurring pursuant to clause (i) or (ii) above, as applicable, shall not constitute an Event of Default if such failure or removal was solely the result of the death or incapacity of an Independent Manager so long as such Independent Manager is replaced within the time period provided in the Organization Documents of such Loan Party;
(m)Failure to Make Payments. Failure of any Loan Party to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $250,000, in each case, individually or in the aggregate; or the occurrence of any event or condition (after giving effect to any related grace period or any required notice) that gives rise to a right of acceleration with respect to any such recourse debt in excess of $250,000;
(n)Judgments. Any court shall render a final, non-appealable judgment against any Loan Party for the payment of money in an amount in excess of the Dollar Equivalent of $250,000 (in each case, net of amounts covered by insurance) and the applicable Loan Party shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal, in each case, within sixty (60) days from the date of entry thereof;
(o)Settlements. Any Loan Party shall have made payments (other than payments made on behalf of a Loan Party from insurance proceeds) individually or in aggregate in excess of $1,000,000 in settlement of any litigation claim or dispute;
(p)Bankruptcy Remoteness. Any Loan Party shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that Haynes and Boone, LLP, Mayer Brown LLP, Dechert LLP or any other reputable counsel of nationally recognized standing who is competent in such matters could no longer render a substantive non-consolidation opinion, or equivalent opinion, with respect to such Loan Party; provided that, if Haynes and Boone, LLP, Mayer Brown LLP or Dechert LLP confirms that it could render such opinion at such time, or provides certain conditions under which it could render such opinion, and such Loan Party takes steps to satisfy such conditions within ten (10) Business Days, no Event of Default pursuant to this clause (p) shall be deemed to have occurred;
(q)Assignment. Any Loan Party makes any assignment or attempted assignment of its respective rights or obligations under this Agreement or any other Loan Document without first obtaining the specific written consent of each Lender, which consent may be withheld in the exercise of its sole and absolute discretion;
(r)Tax Liens. The Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any of the assets of any Loan Party that (a) remains in place for five (5) Business Days after the earlier of receipt of written notice thereof by such Loan Party, and (b) is not (i) discharged, released, bonded off, or stayed, or (ii) subject to a good faith contest by the applicable Loan Party;

(s)Deposits. The failure on the part of any Loan Party or the Servicer to (i) deposit Collections directly received by it in accordance with Section 6.17 or Section 8.03(b), as applicable, or (ii) otherwise observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral and, in either case of clause (i) or (ii), such failure continues unremedied for three (3) Business Days after a Responsible Officer of the Borrower or the Servicer receives written notice or has actual knowledge of such failure;
(t)[Reserved];
(u)ERISA Event. An ERISA Event occurs that, alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect;
(v)Required Reports. Any Loan Party or the Servicer fails to provide (i) any Borrowing Base Certificate on or before the date occurring five (5) Business Days after receipt of notice by the Administrative Agent of such failure or (ii) any other Required Reports hereunder on or before the date occurring ten (10) Business Days after receipt of notice by the Administrative Agent of such failure, in each case under the terms of this Agreement; in each case, not including any such failure caused by the delay of a third party outside of the Loan Party or Servicer’s control; or
(w)Unencumbered Liquidity. The Borrower Parent and each fund that directly or indirectly owns the Borrower Parent, collectively, fail to maintain Unencumbered Liquidity in an aggregate amount of at least $35,000,000.
Section 9.02Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may (and shall at the request of the Required Lenders) take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all Interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Loan Party;
(c)deliver a notice of exclusive control in relation to the Accounts and give instructions to the Collateral Custodian in relation thereto under the provisions of the Loan Documents, and may (in addition to all other rights and remedies under the Loan Documents and of a secured party under the UCC and other legal or equitable remedies) realize upon the Collateral, and may, if the Loans have been accelerated in accordance with this Agreement, subject to the rights of the Purchasing Parties in Section 9.03, sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof, subject to, and in accordance with the terms of the Security Agreement;
(d)subject to Section 9.03, send obligor notification forms to give notice to the obligors of the Administrative Agent’s interest in the Collateral and the obligation to make payments as directed by the Administrative Agent; or
(e)subject to Section 9.03, exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided that upon the occurrence of an Insolvency Event with respect to any Loan Party, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all Interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
Section 9.03Purchase Right. Upon the declaration that the unpaid principal amount of all outstanding Loans, all Interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document be immediately due and payable (or the occurrence thereof), or the declaration of a Servicer Termination Event, any Loan Party, or any Affiliate of a Loan Party or the Servicer or funds, accounts or vehicles (including, without limitation, collateralized loan obligation transactions or credit facilities) managed by the Servicer or its Affiliates designated by the Servicer (such parties collectively in such capacity, the “Purchasing Parties”) may, purchase the Collateral, in whole but not in part, at a purchase price determined by the Borrower but in any event not less than the amount of the Obligations outstanding. The Purchasing Parties may exercise such right by (A) delivering notice to the Administrative Agent and the Borrower not later than 4:00 p.m. on the third Business Day following the declaration or automatic occurrence of the acceleration of the Loans (or such later deadline as the Administrative Agent and each of the Lenders may agree with the Borrower) indicating their intention to purchase the Collateral and (B) paying such amount to the Administrative Agent for the benefit of the Secured Parties not later than 4:00 p.m. on the tenth (10th) Business Day following the declaration or automatic occurrence of the acceleration of the Loans (or such later deadline as the Administrative Agent and each of the Lenders may agree with the Borrower), and thereafter, the Purchasing Parties’ right of first refusal shall terminate.
ARTICLE X

ADMINISTRATIVE AGENT
Section 10.01Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Loan Parties shall have no rights as third-party beneficiaries of any such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.
Section 10.02Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with a Loan Party or Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.03Exculpatory Provisions. The Administrative Agent or the Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arranger, as applicable:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents or those rights and powers that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;
(d)shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and Section 11.01) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by a Loan Party or a Lender;
(e)shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Loan Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and
(f)shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders. Without limiting the generality of the foregoing, the

Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.
Section 10.04Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon in the absence of its own gross negligence or willful misconduct. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for a Loan Party), independent accountants and other independent experts selected by it with due care, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.
Section 10.05Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent; provided that no such delegation shall affect the Administrative Agent’s responsibility for performance of its duties and obligations hereunder. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any non-Affiliated sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 10.06Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon any such notice of resignation, the Required Lenders shall have the right, if no Event of Default exists or is continuing upon the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed), and if an Event of Default exists and is continuing in consultation with the Borrower, to appoint a successor, which at all times shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and the Borrower and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(a)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders and the Borrower may, to the extent permitted by Applicable Law, remove such Person as Administrative Agent and, with the consent of the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the date that is ten (10) Business Days after the Removal Effective Date.
(b)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
Section 10.07Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Borrower of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a structured lending facility and (ii) it is engaged in making, acquiring or holding structured loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
Section 10.08No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Arranger shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
Section 10.09Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to a Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 11.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which any Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid the Administrative Agent shall be authorized (i) to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (f) of Section 11.01 of this Agreement), (iii) to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
Section 10.10Collateral Matters. Without limiting the provisions of Section 10.09, the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate

Commitments and Payment in Full of the Obligations, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;
(b)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted hereunder; and
(c)to acknowledge that the Lien of the Administrative Agent under any Loan Document does not encumber a Collateral Asset that has been sold by a Loan Party for cash consideration if (i) such cash consideration has been delivered into the Collection Account, (ii) the transfer of such Collateral Asset has not been or cannot be completed and (iii) the applicable Loan Party has settled such sale as a participation or similar arrangement (including settlement as a participation pending transfer).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 10.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Section 10.11Indemnification. The Lenders agree to indemnify the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by a Loan Party as required under the Loan Documents or the Servicer as required pursuant to Article XI hereunder), ratably according to the outstanding amounts of their Loans from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Administrative Agent or the affected Person in connection with any investigative, or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Loan Documents or any other document furnished in connection herewith or therewith.
Section 10.12Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.
ARTICLE XI

MISCELLANEOUS
Section 11.01Amendments, Etc. Except in connection with the adoption of a Successor Rate, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders, the Administrative Agent, the Servicer and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
(b)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;
(c)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Interest Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders and the Borrower shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate and, for the avoidance of doubt, this clause (d) shall not apply in the case of an amendment to adopt a Successor Rate;
(e)change any provision in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, except in connection with payments required to be made in respect of payments made on account of a Defaulting Lender pursuant to Section 2.12(a) or in connection with the replacement of a Lender pursuant to Section 11.13, which, in each case, shall not require the consent of any Lender for purposes of any corresponding waiver or amendment effected pursuant to this clause (e); or
(f)change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;
and, provided, further that (i) no amendment, waiver or consent shall amend, modify or waive any provision adversely affecting the rights, obligations or duties of the Collateral Custodian or the Securities Intermediary, in each case without the prior written consent of the Collateral Custodian or the Securities Intermediary, as applicable, and (ii) each Fee Letter may be amended, or rights or privileges thereunder may be waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, the Required Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than the Defaulting Lenders whose Commitments shall be excluded for such purposes) (x) the Commitment of any Defaulting Lender may not be increased or extended and the maturity date of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case, without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately and materially adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Section 11.02Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.02(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrower, the Servicer, the Administrative Agent or the Collateral Custodian, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02;
(ii)if to any Securitization Subsidiary, to the address, facsimile number, electronic mail address or telephone number specified for such Person in the related Securitization Subsidiary Joinder; and
(iii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to a Loan Party). Any notices required to be provided to any Lender(s) may be provided to the Administrative Agent on behalf of such Lender(s).
Notices and other communications sent by hand, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by overnight courier service shall be deemed to have been given one Business Day after delivery to such courier; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 11.02(b) below, shall be effective as provided in such Section 11.02(b).

(a)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon sending, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(b)The Platform. Each Loan Party hereby acknowledges that the Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of such Loan Party hereunder (collectively, “Loan Party Materials”) by posting the Loan Party Materials on DebtDomain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”). Each of the Administrative Agent, the Arranger and the Lenders shall assume that any information posted on the Platform contains material non-public information and shall treat such information accordingly and maintain the confidentiality thereof in accordance with Section 11.07 of this Agreement. None of the Servicer, the Borrower nor any other Loan Party shall be responsible or have any liability with respect to the posting or provision of any such information on any Platform or the maintenance thereof.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE LOAN PARTY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE LOAN PARTY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE LOAN PARTY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of such Loan Party’s or the Administrative Agent’s transmission of Loan Party Materials or notices through the Platform, any other electronic platform or messaging service, or through the Internet, except to the extent such losses, claims, damages, liabilities or expenses arise out of the gross negligence or willful misconduct of any Agent Party.

(c)Effectiveness of Facsimile or Electronic Mail Documents. Loan Documents may be transmitted by facsimile or electronic mail. The effectiveness of any such documents and signatures shall, subject to Applicable Law, have the same force and effect as manually-signed originals and shall be binding on the applicable Loan Party, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or electronic mail document or signature.
(d)Change of Address, Etc. Any Loan Party, the Administrative Agent, the Servicer or the Collateral Custodian may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(e)Reliance by Administrative Agent, Collateral Custodian and Lenders. The Administrative Agent, the Lenders and the Collateral Custodian shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices) purportedly given by or on behalf of a Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.
Section 11.03No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against any Loan Party shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (a)(i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents or (ii) the Collateral Custodian from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Collateral Custodian) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 11.04Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and each Lender and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of one outside counsel and local counsel for the Administrative Agent, subject to a cap as provided in the last sentence of this Section 11.04(a)), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable and documented fees, charges and disbursements of any one outside counsel and local counsel for the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such reasonable and documented expenses incurred during any workout, restructuring or negotiations in respect of such Loans. Notwithstanding and in addition to the foregoing, the Borrower shall bear the costs and expenses of the Administrative Agent for all audits and inspections permitted by Section 6.10, Section 8.09 and Section 12.08, subject to a maximum of $50,000 per annum of such costs and expenses in the aggregate, and any additional audits, inspections, costs or expenses in excess of $50,000 per annum shall be for the account of the Administrative Agent; provided that during the continuance of an Event of Default, the Borrower shall be required to bear the expense of all such inspections and audits.
(a)Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Custodian, the Securities Intermediary and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all costs, losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any one outside counsel and local counsel for any Indemnitee, but for the avoidance of doubt, subject to the limitations in Section 4.01(c)) (all of the foregoing being collectively called “Indemnified Amounts”) incurred by any Indemnitee or awarded against any Indemnitee by any Person (including any Loan Party), other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof), the Collateral Custodian and their respective Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01, other than, for the avoidance of doubt, with respect to any Taxes that represent Indemnified Amounts as described below), (ii) any Loan or the use or proposed use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing (including without limitation any such claim, litigation or proceeding arising from any sale or distribution of securities by a Loan Party), whether based on contract, tort or any other theory, whether brought by a third party or by a Loan Party, and, solely to the extent any such Indemnified Amounts represent reasonable and documented out-of-pocket costs or expenses incurred in connection with a claim, litigation, investigation or proceeding to which such Indemnitee reasonably expects to be subject (whether by joinder, pursuant to a future claim, proceeding or similar action) and which is substantially related to the claim, litigation, investigation or proceeding with respect to which such Indemnified Amounts are being claimed, regardless of whether such Indemnitee is a party; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Indemnified Amounts (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by a Loan Party against an Indemnitee for a breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if a Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from the performance or non-performance of the Collateral Assets or the collectability or uncollectability thereof. Notwithstanding the foregoing but without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim. If a Loan Party has made any payment pursuant to this Section 11.04(b) and the recipient thereof later collects any payments from others (including insurance companies) in respect of such amounts or is found in a final and nonappealable judgment by a court of competent jurisdiction not to be entitled to such indemnification, then the recipient agrees that it shall promptly repay to such Loan Party such amounts collected.
(b)Indemnification by the Servicer. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Servicer agrees to indemnify each Indemnitee forthwith on demand, from and against any and all Indemnified Amounts incurred by such Indemnitee by reason of (i) any material breach by the Servicer of any of its covenants or obligations under any Loan Document or (ii) any acts or omissions of the Servicer constituting willful misconduct or gross negligence of its duties under this Agreement or under the Loan Documents, excluding, however, Indemnified Amounts payable to an Indemnitee (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct of such Indemnitee, (b) related to the nonpayment by any obligor of an amount due and payable with respect to a Collateral Asset, any change in the market value of any Collateral Asset or otherwise constituting recourse for uncollectible or uncollected amounts in respect of any Collateral Asset, (c) related to any loss in value of any Cash Equivalent or (d) in respect of Taxes (other than Taxes that represent losses or damages arising from a non-Tax claim). Notwithstanding anything to the contrary contained herein, each Indemnitee hereby agrees to not seek payment from the Servicer with respect to any indemnification pursuant to this Section 11.04(c) prior to seeking payment from the Borrower; provided that any Indemnitee may seek payment from the Servicer with respect to such indemnification pursuant to this Section 11.04(c) if (x) the Borrower is insolvent or is the subject of any Insolvency Event, (y) such Indemnitee is stayed from such request to the Borrower under applicable bankruptcy laws or (z) the Borrower does not make such payment within five (5) Business Days of the Payment Date immediately succeeding receipt of written request by the Indemnitee in accordance with Section 11.04(f).
(c)Reimbursement by Lenders. To the extent that the Loan Parties for any reason fails to indefeasibly pay any amount required under Section 11.04(a) or (b) to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Aggregate Commitments at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent

(or any sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 11.04(d) are subject to the provisions of Section 2.10(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, each party hereto shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.
(e)Payments. All amounts due under this Section shall be payable on each Payment Date in accordance with the priority of payments set forth in Section 2.13 until such amounts have been paid in full so long as notice thereof has been provided to the Borrower and the Servicer not later than two (2) Business Days prior to the Determination Date immediately preceding such Payment Date; provided that the Servicer shall not be required to make any such payments pursuant to Section 11.04(c) until the later of (i) the next Payment Date following the date notice thereof has been provided to the Servicer and (ii) the day that is thirty (30) calendar days after the date notice thereof has been provided to the Servicer.
(f)Legal Proceedings. In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an “Action”) for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the “Indemnifying Party”) in writing of the nature and particulars of the Action; provided that its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure has a material adverse effect on the Indemnifying Party. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action (subject to the exclusion in the penultimate sentence of Section 11.04(b) and the last sentence of Section 11.04(c), as applicable), the Indemnifying Party may assume the defense of the Action at its expense with counsel acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the legal fees and expenses of the Indemnified Party after the Indemnifying Party has done so; provided that if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified Party and the Indemnifying Party in connection with the Action, or that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party; provided, further, that the Indemnifying Party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate firm of attorneys (and any required local counsel) for such Indemnified Party, which firm (and local counsel, if any) shall be designated in writing to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that the Indemnifying Party and its counsel shall, as requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense. The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action. If the Indemnifying Party elects not to assume the defense of the Action, the Indemnified Party shall have full control over the conduct of such defense; provided that the Indemnified Party and its counsel shall, as requested by the Indemnifying Party or its counsel, consult with and keep them informed with respect to the conduct of such defense; provided, further, that the Indemnified Party shall not settle an Action without the prior written approval of the Indemnifying Party (such consent not to be unreasonably withheld, conditioned, or delayed); provided, however, that if the Indemnifying Party does not consent to the proposed settlement of such Action or does not respond to a request for consent to such proposed settlement within thirty (30) days after receiving notice thereof, then such Indemnified Party shall be entitled to settle such Action unless the Indemnifying Party shall assume the defense of such Action pursuant to this Section 11.04(g).
(g)Survival. The agreements in this Section and the indemnity provisions of Section 11.02(f) shall survive the termination of this Agreement, resignation of the Administrative Agent, the replacement of any Lender and Payment in Full of the Obligations.
Section 11.05Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the Collateral Custodian or any Lender, or the Administrative Agent, the Collateral Custodian or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the Payment in Full of the Obligations.
Section 11.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Loan Parties nor the Servicer (except as provided in the last sentence of this clause (a)) may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. Notwithstanding the foregoing, the Servicer may assign or transfer any of its rights and obligations hereunder to any Permitted Affiliate without the consent of the Administrative Agent, any Lenders or any other Person.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it (or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 11.06(b)(i)(B) in the aggregate) or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in Section 11.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $25,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;
(iii)Required Consents. No consent shall be required for any syndication and/or assignment except to the extent required by Section 11.06(b)(i)(B) and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) will be required for the syndication or assignment by any Lender of all or a portion of its rights and obligations under this Agreement, unless (1) an Event of Default has occurred and is continuing at the time of such syndication or assignment or (2) such syndication or assignment is to an Affiliate of a Lender; provided that the consent of the Borrower shall not be required upon the reasonable determination by a Lender (with notice thereof to the Borrower and the Servicer) that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule); and
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender.
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500, it being understood that for the purposes of such fee, the Borrower will not be considered as a party to each assignment; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to any Loan Party or any of the Loan Parties’ Affiliates, (B) to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B); (C) to a natural Person or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person; or (D) unless the Borrower has otherwise consented to such assignment in writing, any financial institution, fund or Person or an Affiliate thereof, that is primarily engaged in the business of originating or acquiring middle market loans (including acting in an advisory or management capacity with respect any fund or investment vehicle that originates or acquires middle market loans) (any such Person described in clause (D), a “Disqualified Institution” and any such Person described in clause (A), (B), (C) or (D), a “Disqualified Lender”).
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued and unpaid thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits and obligations of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon written request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d) and shall otherwise be deemed null and void.
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each

Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, with the prior written consent of the Administrative Agent and the Borrower (unless an Event of Default has occurred and is continuing or such participation is sold to an Affiliate of any Lender), such consent not to be unreasonably withheld, conditioned or delayed, sell participations to any Person (other than a Disqualified Lender or a Lender who is a Benefit Plan Investor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(d) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Each Loan Party agrees that each Participant shall be entitled to the benefits of Section 3.04 and Section 3.01 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.06(b) as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 3.01 or Section 3.04, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits and obligations of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender and to Section 11.07 as set forth therein. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Status as Approved Lender. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, each Lender hereunder, and each Participant, must at all times be an Approved Lender. Accordingly:
(i)each Lender represents to the Borrower, (A) on the date that it becomes a party to this Agreement (whether by being a signatory hereto or by entering into an Assignment and Assumption) and (B) on each date on which it makes a Loan hereunder, that it is an Approved Lender;
(ii)each Lender agrees that it shall not assign, or grant any participations in, any of its rights or obligations under this Agreement to any Person unless such Person is an Approved Lender; and
(iii)the Borrower agrees that, to the extent it has the right to consent to any assignment or participation herein, it shall not consent to such assignment or participation hereunder unless it reasonably believes that the assignee or participant satisfies clause (i) of the definition of “Approved Lender” at the time of such assignment or participation and that such assignment or participation will not cause any Loan Party or the pool of Collateral to be required to register as an investment company under the Investment Company Act; provided that, the Borrower shall not have any duty or obligation, or any liability with respect to, any determination as whether any such Lender is a Disqualified Lender.
Section 11.07Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders, any Participants, any Successor Servicer and the Collateral Custodian agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, and the disclosing party shall be responsible for any breach by any such Affiliate or Related Party of the confidentiality provisions contained herein), (b) to the extent (i) required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), it being understood that the Persons to whom such disclosure is made shall be informed of the confidential nature of such Information, or (ii) required by applicable laws or regulations or by any subpoena or similar legal process with prior written notice to the Borrower;

provided that, with respect to any such disclosure under this clause (b), any such disclosure shall be limited to the portion of the Information as may be required by the applicable regulatory authority or Governmental Authority pursuant to a subpoena or other legal process, (y) the disclosing party shall use reasonable efforts to protect the confidentiality of such Information and, if requested by the Borrower, shall cooperate with the Borrower to obtain a protective order or other measures determined by the Borrower in seeking to resist or limit such disclosure of Information, (c) to any other party hereto, (d) to the extent required in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (e) subject to a non-disclosure agreement in writing with the Borrower, in form and substance reasonably acceptable to the Borrower containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in or any prospective Lender of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrower and its obligations, this Agreement or payments hereunder, (f) with the consent of the Borrower or (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, the Servicer or any of their respective representatives or agents that has not breached a confidentiality obligation to the Borrower, the Servicer or any of their Affiliates. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement but not the terms of this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. Notwithstanding anything herein to the contrary, no IC Memos (or any portion thereof or extract therefrom) shall be shared with any Lender or any other Person by the Administrative Agent. “Information” means all information received from a party to this Agreement, the terms and substance of this Agreement and each other Loan Document and any term sheet and all information with respect to the other parties, including all information regarding the Collateral Assets, the related obligors, the Borrower, the Servicer, the Borrower Parent and each Securitization Subsidiary (including any Affiliate of any of the foregoing) and their respective businesses obtained by any other party hereto (including, without limitation and for the avoidance of doubt, any information obtained by any party pursuant to Section 6.10 or Section 8.09) in connection with the structuring, negotiation and execution of the transactions contemplated herein. Notwithstanding anything herein to the contrary, all prospective Lenders and participants shall be required to execute a non-disclosure agreement in a form and substance acceptable to the Borrower prior to the receipt of any Information.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information will include material non-public information concerning the Borrower, (b) it has developed compliance procedures regarding the use of material non-public information and (c) without limitation of any of the foregoing, it will handle such material non-public information in accordance with Applicable Law, including United States Federal and state securities Laws.
(a)No Lender shall, without first obtaining the Borrower’s express written consent: (x) use or permit the use of any Information for any purpose whatsoever except for the specific purposes of performing under this Agreement; (y) disclose or permit the disclosure of any Information to any person or entity other than as specified above; or (z) disclose any Information to any other client (except to the extent permitted above) or Affiliate of such Lender or any

Disqualified Institution. Each Lender shall be responsible for any breach of this Section 11.07 by its Affiliates.
(b)The Administrative Agent, the Collateral Custodian and each Lender acknowledges that improper disclosure of Information may irreparably harm the Borrower. Because money damages may not be a sufficient remedy for any breach of this Agreement, the Borrower shall be entitled to seek and obtain specific performance and injunctive or other equitable relief on an emergency, temporary, preliminary and/or permanent basis, as a remedy for any such breach or threatened breach, without first being required to demonstrate actual damages or post any security or bond. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other legal, equitable or contractual remedies that the Borrower may have.
(c)The provisions of this Section 11.07 shall survive the termination hereof in respect of the Administrative Agent, each Lender, each Participant, any Successor Servicer and/or each of the Related Parties, for so long as such Person retains any Information after the termination of this Agreement.
Section 11.08Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Secured Party or its Affiliates, irrespective of whether or not such Secured Party or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Secured Party different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the other Secured Parties, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Secured Party and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Secured Party or its Affiliates may have. Each Secured Party agrees to notify in writing the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 11.09Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law,

(a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 11.10Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the final and entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 11.11Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect until the Payment in Full of the Obligations.
Section 11.12Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 11.13Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)the Borrower shall have paid or cause to be paid by the assignee to the Administrative Agent the assignment fee (if any) to the extent required by the Administrative Agent pursuant to Section 11.06(b);
(b)such Lender (subject to Section 2.12) shall have received payment of an amount equal to the Outstanding Amount of its Loans, accrued and unpaid interest thereon, accrued and unpaid fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05, except in the case of any Defaulting Lender) from the assignee (to the extent of such Outstanding Amount and accrued and unpaid interest and fees) or the Borrower (in the case of all other amounts); provided that, with the prior written consent of the Administrative Agent, the Borrower shall have the right, but not the obligation, to repay on a non-pro rata basis the Outstanding Amount of the Loans of such Lender; provided, however, that any such non-pro rata payment may not occur so long as an Event of Default has occurred and is continuing;
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with Applicable Laws; and
(e)in the case of any such assignment and delegation by a Non-Consenting Lender, (i) such assignment and delegation shall be subject to the requirements of Section 11.06(b)(iii) and (ii) the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Each party hereto agrees that (a) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto.
Section 11.14Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(a)SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN ANY LOAN DOCUMENT THAT EXPRESSLY PROVIDES FOR SUBMISSION TO ANY OTHER COURT), OR FOR RECOGNITION OF ENFORCEMENT OF ANY JUDGMENT WITH RESPECT THERETO, AND EACH PARTY HERETO AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE SERVICER, ANY LENDER OR ANY LOAN PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WITH REGARD TO THE ENFORCEMENT OF A JUDGMENT ORDERED BY ANY COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, OR ANY APPELLATE COURT FROM ANY THEREOF, AGAINST ANY PARTY HERETO OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(b)WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(c)SERVICE OF PROCESS. EACH PARTY HERETO (OTHER THAN THE COLLATERAL CUSTODIAN) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 11.15Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE

BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 11.16No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) each party hereto acknowledges and agrees, and acknowledges its respective Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent the Arranger, and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, (B) each party hereto has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each party hereto is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates, on the one hand, and neither the Servicer, the Borrower or any of their respective Affiliates has any obligation to the Administrative Agent, the Arranger nor any Lender, on the other hand, with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) (A) the Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates and neither the Administrative Agent, the Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower or any of its Affiliates and (B) the Borrower, the Servicer and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Administrative Agent, the Arranger and the Lenders and their respective Affiliates and neither the Borrower, the Servicer nor any of their respective Affiliates has any obligation to disclose any of such interests to the Administrative Agent, the Arranger, the Lenders or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 11.17Electronic Execution of Assignments and Certain Other Documents. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Loan Parties, the Servicer, the Collateral Custodian and each of the Administrative Agent and each Lender agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by a duly authorized representative of such Person by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent, the Collateral Custodian and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent and the Collateral Custodian have agreed to accept such Electronic Signature, the Administrative Agent, the Collateral Custodian and each of the Lenders shall be entitled to conclusively rely on any such Electronic Signature reasonably believed in good faith to be given by or on behalf of a Loan Party, the Servicer and/or any Lender without further verification and (b) upon the request of the Administrative Agent, the Collateral Custodian or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For the avoidance of doubt, original manual signatures shall be used for execution and endorsement of writings and authentications when required under the UCC or other relevant electronic signatures law due to the character or intended character of such writings.
The Administrative Agent and the Collateral Custodian shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s or the Collateral Custodian’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent and the Collateral Custodian shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and reasonably believed by it in good faith to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each Loan Party, the Servicer and each Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, the Collateral Custodian, each Lender and each Related Party for any liabilities arising solely from the Administrative Agent’s, the Collateral Custodian’s and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of any Loan Party or the Servicer to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
Section 11.18USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act (as hereinafter defined), the Administrative Agent (for itself and not on behalf of any Lender) and the Collateral Custodian hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender, the Collateral Custodian or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the PATRIOT Act. Each Loan Party shall, promptly following a written request by the Administrative Agent, the Collateral Custodian or any Lender, provide all documentation and other information that the Administrative Agent, the Collateral Custodian or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.
Section 11.19[Reserved].
Section 11.20Non-Recourse Obligations; No Petition. (a) Each of the Servicer and the Secured Parties covenants and agrees that the obligations of the Loan Parties under this Agreement are limited recourse obligations of the Loan Parties, payable solely from the Collateral in accordance with the terms of the Loan Documents, and, following realization of the Collateral, any claims of the Lenders and the Administrative Agent and all obligations of the Loan Parties shall be extinguished and shall not thereafter revive. It is understood that the foregoing provisions of this Section 11.20(a) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Agreement until the Collateral has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished and shall not thereafter revive.
(a)Each of the parties hereto (other than the Loan Parties) covenants and agrees that, prior to the date that is one year and one day (or, if longer, any applicable preference period and one day) after the Payment in Full of the Obligations, no party hereto shall institute against, or join any other Person in instituting against, any Loan Party any bankruptcy, reorganization, examinership, arrangement, insolvency, winding up or liquidation proceedings or other similar proceedings under any federal, state or foreign bankruptcy or similar law.
(b)The provisions of this Section 11.20 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 11.20 and the Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, examinership, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws.
(c)The provisions of this Section 11.20 shall survive the termination of this Agreement.
Section 11.21Time of the Essence. Time is of the essence of the Loan Documents.
Section 11.22Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency (the “Agreement Currency”) into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given (the “Judgment Currency”). On the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, the Administrative Agent or such Lender, as the case may be, shall, in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency (unless otherwise consented to by the Borrower). If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Loan Parties in the Agreement Currency, the Loan Parties agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Loan Parties (or to any other Person who may be entitled thereto under Applicable Law).
Section 11.23Acknowledgement Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 11.23, the following terms have the following meanings:
(i)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(ii)“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
(v)“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
Section 11.24Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 11.25Amendment and Restatement. This Agreement is an amendment and restatement of the Existing Agreement. The parties hereto acknowledge and agree that the indebtedness evidenced by the Existing Agreement constitutes the same indebtedness evidenced by this Agreement. This Agreement is in no way intended to constitute a novation of the Existing Agreement or indebtedness thereunder. The Borrower confirms its obligations under each other Loan Document after giving effect to the amendment and restatement of the Existing Agreement contemplated hereby, and each reference in any other Loan Document to the “Credit Agreement”

or words of similar import shall be a reference to this Agreement as the same may be amended, supplemented and otherwise modified and in effect from time to time.
ARTICLE XII

COLLATERAL CUSTODIAN
Section 12.01Designation of Collateral Custodian. The role of Collateral Custodian with respect to the Collateral Asset Files shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 12.01. Computershare Trust Company, N.A. is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof.
Section 12.02Duties of the Collateral Custodian. (a) Duties. The Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:
(i)The Collateral Custodian, as the duly appointed agent of the Secured Parties, shall take and retain custody of the Collateral Asset Files delivered to it by, or on behalf of, the Borrower and each Securitization Subsidiary for each Collateral Asset listed on the Collateral Asset Schedule. The Collateral Custodian acknowledges that in connection with any Borrowing or Reinvestment Request and the related Approval Notice (if applicable), additional Collateral Asset Files (specified on the applicable Collateral Asset Schedule or supplement to the Collateral Asset Schedule) may be delivered to the Collateral Custodian from time to time. Promptly upon the receipt of any such delivery of Collateral Asset Files and without any review, the Collateral Custodian shall send notice of such receipt to the Servicer, the Borrower and the Administrative Agent.
(ii)With respect to each Collateral Asset File which has been or will be delivered to the Collateral Custodian, the Collateral Custodian shall act exclusively as the custodian of the Secured Parties, and has no instructions to hold any Collateral Asset File for the benefit of any Person other than the Secured Parties and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In so taking and retaining custody of the Collateral Asset Files, the Collateral Custodian shall be deemed to be acting for the purpose of perfecting the Administrative Agent’s security interest therein under the UCC. Except as provided herein, no Collateral Asset File or other document constituting a part of a Collateral Asset File shall be released from the possession of the Collateral Custodian.
(iii)The Collateral Custodian shall maintain continuous custody of all Collateral Asset Files in its possession in secure facilities in accordance with customary standards for such custody and shall reflect in its records the interest of the Secured Parties therein. Each Collateral Asset File which comes into the possession of the Collateral Custodian (other than documents delivered electronically) shall be maintained in fire-resistant vaults or cabinets at the office of the Collateral Custodian located at 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attention: CTSO Mailroom – GPIF S Funding or at such other office as shall be specified to the Administrative Agent, the Borrower and the Servicer in a written notice. Each Collateral Asset File shall be marked with an appropriate identifying label and maintained in such manner so as to permit retrieval and access by the Collateral Custodian and the Administrative Agent. The Collateral Custodian shall keep the Collateral Asset Files clearly segregated from any other documents or instruments in its files.

(iv)With respect to the documents comprising each Collateral Asset File, the Collateral Custodian shall (i) act exclusively as Collateral Custodian for the Secured Parties, (ii) hold all documents constituting such Collateral Asset File received by it for the exclusive use and benefit of the Secured Parties and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Administrative Agent or the Servicer (on behalf of the applicable Loan Party); provided that in the event of a conflict between the terms of this Agreement and the written instructions of the Administrative Agent, the terms of this Agreement shall control.
(v)The Collateral Custodian shall accept only written instructions of a Responsible Officer of the Borrower (or the Servicer on behalf of the Borrower or any Loan Party) or the Administrative Agent, as applicable, concerning the use, handling and disposition of the Collateral Asset Files.
(vi)In the event that (i) any Loan Party, the Administrative Agent, the Servicer or the Collateral Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Collateral Asset File or a document included within a Collateral Asset File or (ii) a third party shall institute any court proceeding by which any Collateral Asset File or a document included within a Collateral Asset File shall be required to be delivered other than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement (to the extent not prohibited by Applicable Law) copies of all court papers, orders, documents and other materials concerning such proceedings. The Collateral Custodian shall, to the extent permitted by Law, continue to hold and maintain all the Collateral Asset Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Collateral Custodian shall dispose of such Collateral Asset File or a document included within such Collateral Asset File as directed by the Administrative Agent, which shall give a direction consistent with such determination. Expenses of the Collateral Custodian incurred as a result of such proceedings shall be borne by the Borrower.
(vii)The Administrative Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Parties or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Administrative Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.
(viii)The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the

Collateral Custodian, or the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Custodian has actual knowledge of such matter or written notice thereof is received by the Collateral Custodian.
(ix)The Collateral Custodian shall prepare each Monthly Report and Payment Date Report in accordance with Section 12.04 and shall distribute funds in accordance with the Payment Date Report delivered with respect to each month in which a Payment Date occurs in accordance with Section 2.13.
Section 12.03Collateral Administration. (a) The Collateral Custodian shall maintain a database of certain characteristics of the Collateral on an ongoing basis, and provide to the Borrower, the Servicer and the Administrative Agent certain reports, schedules and calculations, all as more particularly described in this Section 12.03, based upon information and data received from the Servicer pursuant to Section 8.07.
(a)In connection therewith, the Collateral Custodian shall:
(i)on or before the Closing Date, create a database with respect to the Collateral that has been pledged to the Administrative Agent for the benefit of the Secured Parties from time to time, comprised of the Collateral Assets credited to the Accounts from time to time and Cash Equivalents in which amounts held in the Accounts may be invested from time to time, as provided in this Agreement (the “Collateral Database”);
(ii)update the Collateral Database on a periodic basis for changes and to reflect the sale or other disposition of assets included in the Collateral and any additional Collateral from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Custodian by the Administrative Agent, the Loan Parties or the Servicer as may be reasonably required by the Collateral Custodian from time to time or based upon notices received by the Collateral Custodian from the issuer, or trustee or agent bank under an Underlying Instrument, or similar source;
(iii)track the receipt and allocation to the Collection Account of Principal Collections and Interest Collections and any withdrawals therefrom and, on each Business Day, provide to the Servicer and Administrative Agent daily reports reflecting such actions to the accounts as of the close of business on the preceding Business Day and the Collateral Custodian shall provide any such report to the Administrative Agent upon its request therefor;
(iv)distribute funds in accordance with each Payment Date Report delivered with respect to each month in which a Payment Date occurs in accordance with Section 2.13;
(v)prepare and deliver to the Administrative Agent, each Lender, the Borrower and the Servicer on each Reporting Date (as applicable), the Monthly Report, the Payment Date Report and any update pursuant to Section 12.04 when requested by the Servicer, the Borrower or the Administrative Agent, on the basis of the information contained in the Collateral Database as of the applicable Determination Date, the information provided by the Administrative Agent pursuant to Section 2.08 and such other information as may be provided to the Collateral Custodian by the Loan Parties, the Servicer or the Administrative Agent;

(vi)provide other such information with respect to the Collateral as may be routinely maintained by the Collateral Custodian in performing its ordinary Collateral Custodian function hereunder, as the Borrower, the Servicer, the Administrative Agent or any Lender may reasonably request from time to time; and
(vii)track the Adjusted Principal Balance and the Principal Balance of each Collateral Asset and report such balances to the Administrative Agent and the Servicer no later than 12:00 noon (New York City time) on each Business Day as of the close of business on the preceding Business Day.
(b)The Collateral Custodian shall provide to the Servicer a copy of all written notices and communications identified as being sent to it in connection with the Collateral Assets and the other Collateral held hereunder which it receives from the related obligor, participating bank and/or agent bank. In no instance shall the Collateral Custodian be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from (absent the existence of an Event of Default or a Servicer Termination Event) the Servicer or (during the continuation of an Event of Default or a Servicer Termination Event) the Administrative Agent, in which event the Collateral Custodian shall vote, consent or take such other action in accordance with such instructions.
(c)So long as no Event of Default has occurred and is continuing, and for so long as any amounts are on deposit in the USD Principal Collection Account, the USD Interest Collection Account, or the USD Unfunded Exposure Account, the Collateral Custodian shall promptly, after transfer of funds into the USD Principal Collection Account, the USD Interest Collection Account, or the USD Unfunded Exposure Account, invest and reinvest such funds held in the USD Principal Collection Account, the USD Interest Collection Account, or the USD Unfunded Exposure Account in the Standby Directed Investment or in other Cash Equivalents if otherwise designated by the Borrower (or the Servicer on behalf of the Borrower). Interest received on such Cash Equivalents shall be retained in the USD Principal Collection Account, the USD Interest Collection Account, or the USD Unfunded Exposure Account and invested and reinvested as aforesaid. Any gain realized from such investments shall be credited to the USD Principal Collection Account, the USD Interest Collection Account, or the USD Unfunded Exposure Account and any loss resulting from such investments shall be charged to the USD Principal Collection Account, the USD Interest Collection Account, or the USD Unfunded Exposure Account. The Collateral Custodian shall not in any way be held liable by reason of any insufficiency of the Collection Account resulting from any loss relating to any such investment. After the occurrence and during the continuance of an Event of Default, and for so long as any amounts are on deposit in the USD Principal Collection Account, the USD Interest Collection Account, or the USD Unfunded Exposure Account, the Collateral Custodian shall promptly, after transfer of funds into the USD Principal Collection Account, the USD Interest Collection Account, or the USD Unfunded Exposure Account, invest and reinvest such funds held in the USD Principal Collection Account, the USD Interest Collection Account, or the USD Unfunded Exposure Account in the Standby Directed Investment or in other Cash Equivalents if otherwise designated by the Administrative Agent.
Section 12.04Reports. (a) The Collateral Custodian shall prepare (based on information provided to it by the Servicer, the Administrative Agent and the Lenders as set forth herein) a Monthly Report determined as of the close of business on each Determination Date (other than any Determination Date immediately preceding a Payment Date) and make available such Monthly Report to the Administrative Agent, each Lender, the Borrower and the Servicer on each Reporting Date (other than any Reporting Date immediately preceding a Payment Date). If any party receiving any Monthly Report disagrees with any items of such report, it shall contact the Collateral Custodian and notify it of such disputed item and provide reasonably sufficient information to correct such item, with (if other than the Administrative Agent or the Servicer, as applicable) a copy of such notice and information to the Administrative Agent and the Servicer, and each of the Collateral Custodian, the Administrative Agent, the Servicer and (if applicable) such other party delivering such notice shall cooperate in good faith to resolve such dispute, and upon resolution, the Collateral Custodian shall distribute a revised Monthly Report on the next Business Day.
(a)The Collateral Custodian shall prepare (based on information provided to it by the Servicer, the Administrative Agent and the Lenders as set forth herein) a Payment Date Report determined as of the close of business on each Determination Date immediately preceding a Payment Date and make available such Payment Date Report to the Administrative Agent, each Lender, the Borrower and the Servicer on each Reporting Date immediately prior to a Payment Date. If any party receiving any Payment Date Report disagrees with any items of such report, it shall contact the Collateral Custodian and notify it of such disputed item and provide reasonably sufficient information to correct such item, with (if other than the Administrative Agent or the Servicer, as applicable) a copy of such notice and information to the Administrative Agent and the Servicer, and each of the Collateral Custodian, the Administrative Agent, the Servicer and (if applicable) such other party delivering such notice shall cooperate in good faith to resolve such dispute, and upon resolution, the Collateral Custodian shall distribute a revised Payment Date Report on the next Business Day.
The Servicer shall use reasonable efforts to cooperate with the Collateral Custodian in connection with the preparation of the Monthly Reports and Payment Date Reports and any supplements thereto. Without limiting the generality of the foregoing, the Servicer shall supply any information maintained by it that the Collateral Custodian may from time to time reasonably request with respect to the Collateral and reasonably needs to complete the reports, calculations and certificates required to be prepared by the Collateral Custodian hereunder or required to permit the Collateral Custodian to perform its obligations hereunder. Without limiting the generality of the foregoing, in connection with the preparation of a Monthly Report or Payment Date Report, (i) subject to the following clause (ii), the Servicer shall be responsible for providing the Collateral Custodian the information required for such Monthly Report or Payment Date Report, as applicable, and (ii) the Administrative Agent shall be responsible for providing to the Collateral Custodian the information required by Section 2.08, in the case of a Payment Date Report, or such information reasonably agreed to by the Servicer, the Administrative Agent and the Collateral Custodian from time to time, in each case, on which the Collateral Custodian may conclusively rely. The Servicer and the Administrative Agent shall review and verify the contents of the aforesaid reports (including each Monthly Report and Payment Date Report), instructions, statements and certificates. Upon receipt of approval from the Servicer and the Administrative Agent, the Collateral Custodian shall send such reports, instructions, statements and certificates to the Borrower and the Servicer for execution.
Section 12.05Delivery of Collateral Asset Files. (a) The Servicer (on behalf of the applicable Loan Party) shall deliver, on or prior to the applicable Funding Date (but no more than five (5) Business Days after such Funding Date, except as set forth in Section 6.20) the Collateral Asset Files for each Collateral Asset listed on the supplement to the Collateral Asset Schedule attached to the related Reinvestment Request. In connection with each delivery of a Collateral Asset File to the Collateral Custodian, the Servicer shall be deemed to represent and warrant that the documents delivered to the Collateral Custodian include all of the Collateral Asset Files unless otherwise specified by the Servicer in connection with the delivery thereof.

(a)From time to time, the Servicer, promptly following receipt, shall forward to the Collateral Custodian (as identified on an accompanying supplement to the Collateral Assets) additional documents evidencing any assumption, modification, consolidation or extension of a Collateral Asset, and upon receipt of any such other documents, the Collateral Custodian shall hold such other documents as the Servicer shall deliver in writing from time to time.
(b)With respect to any documents comprising the Collateral Asset File that have been delivered or are being delivered to recording offices for recording and have not been returned to the Borrower or the Servicer in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, the applicable Loan Party (or in the case of a Securitization Subsidiaries, the Borrower on behalf of such Securitization Subsidiary) or the Servicer shall indicate such on a supplement to the Collateral Asset Schedule and deliver to the Collateral Custodian a true copy thereof. The Borrower or the Servicer shall deliver such original documents to the Collateral Custodian promptly when they are received.
Section 12.06Collateral Asset File Certification. (a) On or prior to each Funding Date, the Servicer shall provide an updated Collateral Asset Schedule dated as of such Funding Date to the Collateral Custodian and the Administrative Agent in Microsoft Excel format (or other format reasonably acceptable to the Collateral Custodian and the Servicer) with respect to the Collateral Assets to be delivered to the Collateral Custodian in connection with such Funding Date.
(a)With respect to the Collateral Asset Files delivered at least three (3) Business Days’ prior to the related Reporting Date, the Collateral Custodian shall prepare a report (to be delivered to the Administrative Agent and included as a part of each Monthly Report and Payment Date Report) in respect of each of the Collateral Assets, to the effect that, as to each Collateral Asset listed on the supplement to the Collateral Assets attached to the related Reinvestment Request, based on the Collateral Custodian’s examination of the Collateral Asset File for each Collateral Asset, except for variances from the documents required to be included in the related Collateral Asset Files (as identified by the Servicer), (i) all documents required to be delivered in respect of such Collateral Assets (pursuant to the definition of “Collateral Asset File”) have been delivered and are in the possession of the Collateral Custodian as part of the Collateral Asset File for such Collateral Asset (other than those released pursuant to Section 12.07), and (ii) all such documents have been reviewed by the Collateral Custodian and appear on their face to be regular and to relate to such Collateral Asset. The Collateral Custodian shall also maintain records of the total number of Collateral Asset Files that do not contain the applicable required documents and will include such total in each Monthly Report and Payment Date Report.
(b)Notwithstanding any language to the contrary herein, the Collateral Custodian shall make no representations as to, and shall not be responsible to verify, (i) the validity, legality, ownership, title, perfection, priority, enforceability, due authorization, recordability, sufficiency for any purpose, or genuineness of any of the documents contained in each Collateral Asset File or (ii) the collectability, insurability, effectiveness or suitability of any such Collateral Asset.
Section 12.07Release of Collateral Asset Files. (a) Upon satisfaction of any of the conditions set forth in Section 8.4 of the Security Agreement, the Servicer will provide a certificate of a Responsible Officer to such effect to the Collateral Custodian (with a copy to the Administrative Agent) and shall request in writing delivery to it of the Collateral Asset File and a copy thereof shall be sent concurrently by the Servicer to the Administrative Agent. Upon receipt of such certification and request, unless it receives notice to the contrary from the Administrative Agent, the Collateral Custodian shall within three days release the related Collateral Asset File to the Servicer and the Servicer will not be required to return the related Collateral Asset File to the Collateral Custodian.
(a)From time to time and as appropriate for the servicing or foreclosure of any of the Collateral Assets, including, for this purpose, collection under any insurance policy relating to the Collateral Assets, the Collateral Custodian shall, upon receipt of a Request for Release and Receipt substantially in the form of Exhibit E-1 from a Responsible Officer of the Servicer, release the related Collateral Asset File or the documents set forth in such Request for Release and Receipt to the Servicer. In the event a Default, an Event of Default, an Unmatured Servicer Termination Event or a Servicer Termination Event has occurred and is continuing, the Servicer shall not make any such request with respect to any original documents unless the Administrative Agent shall have consented in writing thereto (which consent may be evidenced by an executed counterpart to such request). The Servicer shall return each and every original document previously requested from the Collateral Asset File to the Collateral Custodian when the need therefor by the Servicer no longer exists. Notwithstanding the foregoing, to the extent that the Collateral Asset File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Related Security either judicially or non-judicially, the Servicer shall deliver to the Collateral Custodian a certificate executed by a Responsible Officer certifying as to the name and address of the Person to which such Collateral Asset File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of the Servicer substantially in the form of Exhibit E-2, with a copy to the Administrative Agent, stating that such Collateral Asset was either (x) liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited have been so deposited, or (y) sold pursuant to Section 2.15 or Section 2.16, the Collateral Custodian shall within three (3) Business Days after receipt of a Request for Release and Receipt, release the requested Collateral Asset File, and the Servicer will not be required to return the related Collateral Asset File to the Collateral Custodian.
(b)Notwithstanding anything to the contrary set forth herein, the Servicer shall not, without the prior written consent of the Administrative Agent, request any documents (other than copies thereof) held by the Collateral Custodian if the sum of the unpaid Adjusted Principal Balances of all Collateral Assets for which the Servicer is then in possession of the related Collateral Asset File or any document comprising such Collateral Asset File (other than for Collateral Assets then held by the Servicer which have been sold, repurchased, paid off or liquidated in accordance with this Agreement) (including the documents to be requested) exceeds 10% of the Aggregate Adjusted Principal Balance.
(c)The Servicer may hold, and hereby acknowledges that it shall hold, any documents and all other property included in the Collateral that it may from time to time receive hereunder as custodian for the Secured Parties solely at the will of the Secured Parties for the sole purpose of facilitating the servicing of the Collateral Assets and such retention and possession shall be in a custodial capacity only. To the extent the Servicer, as agent of the Administrative Agent and the Loan Parties, holds any Collateral, the Servicer shall do so in accordance with the Servicing Standard as such standard applies to servicers acting as custodial agent. The Servicer shall promptly report to the Collateral Custodian and the Administrative Agent the loss by it of all or part of any Collateral Asset File previously provided to it by the Collateral Custodian and shall promptly take appropriate action to remedy any such loss. The Servicer shall hold (in accordance with Section 9-313(c) of the UCC) all documents comprising the Collateral Asset Files in its possession as agent of the Administrative Agent. In such custodial capacity, the Servicer shall have and perform the following powers and duties:
(i)hold the Collateral Asset Files and any document comprising a Collateral Asset File that it may from time to time have in its possession for the benefit of the

Collateral Custodian, on behalf of the Secured Parties, maintain accurate records pertaining to each Collateral Asset to enable it to comply with the terms and conditions of this Agreement, and maintain a current inventory thereof;
(ii)implement policies and procedures consistent with the Servicing Standard and requirements of this Agreement so that the integrity and physical possession of such Collateral Asset Files will be maintained; and
(iii)take all other actions, in accordance with the Servicing Standard, in connection with maintaining custody of such Collateral Asset Files on behalf of the Administrative Agent.
Acting as custodian of the Collateral Asset Files pursuant to this Section 12.07(d), the Servicer agrees that it does not and will not have or assert any beneficial ownership interest in the Collateral Assets or the Collateral Asset Files.
Section 12.08Examination of Collateral Asset Files. Upon reasonable prior notice to the Collateral Custodian, the Borrower, the Servicer and their agents, accountants, attorneys and auditors will be permitted during normal business hours to examine and make copies of the Collateral Asset Files, documents, records and other papers in the possession of or under the control of the Collateral Custodian relating to any or all of the Collateral Assets. Prior to the occurrence of a Default, an Event of Default, an Unmatured Servicer Termination Event or a Servicer Termination Event, upon the request of the Administrative Agent and at the cost and expense of the Borrower, the Collateral Custodian shall promptly provide the Administrative Agent with the Collateral Asset Files or copies, as designated by the Administrative Agent, subject to the cap on costs and expenses and other terms and conditions set forth in Section 8.09(c); provided, the Collateral Custodian shall not be required to provide such copies if it does not receive adequate assurance of payment.
Section 12.09Lost Note Affidavit. In the event that the Collateral Custodian fails to produce any original promissory note delivered to it related to a Collateral Asset that was in its possession pursuant to Section 6.20 within five (5) Business Days after required or requested by the Administrative Agent (so long as (x) the Collateral Custodian previously certified in writing to the Administrative Agent that it had received such original promissory note and (y) such original promissory note is not outstanding pursuant to a Request for Release and Receipt), the Collateral Custodian shall with respect to any missing original promissory note, promptly deliver to the Administrative Agent upon request a lost note affidavit which shall include customary indemnity language.
Section 12.10Transmission of Collateral Asset Files. Written instructions as to the method of shipment and shipper(s) the Collateral Custodian is directed to utilize in connection with the transmission of Collateral Asset Files in the performance of the Collateral Custodian’s duties hereunder shall be delivered by the Administrative Agent or the Servicer to the Collateral Custodian prior to any shipment of any Collateral Asset Files hereunder. In the event the Collateral Custodian does not receive such written instruction from the Administrative Agent or the Servicer (as applicable), the Collateral Custodian shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Servicer shall arrange for the provision of such services at the Borrower’s sole cost and expense (or, at the Collateral Custodian’s option, reimburse the Collateral Custodian for all costs and expenses incurred by the Collateral Custodian consistent with such instructions) and shall cause the Borrower to maintain such insurance against loss or damage to the Collateral Asset Files as the Servicer deems appropriate.

Section 12.11Merger or Consolidation. Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole or that may succeed to the corporate trust business of the Collateral Custodian, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.
Section 12.12Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder and as Securities Intermediary under each Account Control Agreement, the Collateral Custodian and the Securities Intermediary shall be entitled to its fees and expenses from the Borrower as set forth in the Collateral Custodian Fee Letter and any other accrued and unpaid fees, reasonable and documented out-of-pocket expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Servicer, or both but without duplication, to the Collateral Custodian and the Securities Intermediary (including Indemnified Amounts under Section 11.04) under the Loan Documents (collectively, the “Collateral Custodian Fees and Expenses”). The Borrower agrees to reimburse the Collateral Custodian and the Securities Intermediary in accordance with Section 11.04(b) for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Collateral Custodian or the Securities Intermediary in accordance with any provision of this Agreement or the other Loan Documents or in the enforcement of any provision hereof or of the other Loan Documents. The Collateral Custodian’s entitlement to receive fees (other than any previously accrued and unpaid fees) shall cease on the earlier to occur of: (i) its removal as Collateral Custodian pursuant to Section 12.13 and the appointment of a successor Collateral Custodian or (ii) the Payment in Full of the Obligations.
Section 12.13Removal or Resignation of Collateral Custodian. (a) The Collateral Custodian may at any time resign and terminate its obligations under this Agreement upon at least 60 days’ prior written notice to the Servicer, the Borrower, the Administrative Agent and each Lender; provided that no resignation or removal of the Collateral Custodian will be permitted unless a successor Collateral Custodian has been appointed and has accepted such appointment, and which successor Collateral Custodian, so long as no Servicer Termination Event or Event of Default has occurred and is continuing, is reasonably acceptable to the Servicer. Promptly after receipt of notice of the Collateral Custodian’s resignation, the Administrative Agent shall promptly appoint a successor Collateral Custodian by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Servicer, the resigning Collateral Custodian and to the successor Collateral Custodian. In the event no successor Collateral Custodian shall have been appointed within 60 days after the giving of notice of such resignation, the Collateral Custodian may petition any court of competent jurisdiction to appoint a successor Collateral Custodian.
(a)The Administrative Agent upon at least 60 days’ prior written notice to the Collateral Custodian, may, with the prior written consent of the Servicer (so long as no Event of Default or Servicer Termination Event has occurred and is continuing) remove and discharge the Collateral Custodian or any successor Collateral Custodian thereafter appointed from the performance of its duties under this Agreement for cause. Promptly after giving notice of removal of the Collateral Custodian, the Administrative Agent shall appoint, or the Administrative Agent or the Collateral Custodian may petition a court of competent jurisdiction to appoint, a successor Collateral Custodian reasonably acceptable to the Servicer (so long as no Event of Default or Servicer Termination Event has occurred and is continuing). Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Custodian and the successor Collateral Custodian, with a copy delivered to the Borrower and the Servicer.

(b)In the event of any such resignation or removal, the Collateral Custodian shall, no later than five (5) Business Days after receipt of notice of the successor Collateral Custodian, transfer to the successor Collateral Custodian, as directed in writing by the Administrative Agent, all the Collateral Asset Files being administered under this Agreement. The cost of the shipment of Collateral Asset Files arising out of the resignation of the Collateral Custodian pursuant to Section 12.13(a) or the termination for cause of the Collateral Custodian pursuant to Section 12.13(b) shall be at the expense of the Collateral Custodian.
Section 12.14Limitations on Liability. (a) The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (i) prior to the occurrence of the Maturity Date or absent the continuance of an Event of Default, the written instructions of any designated officer of the Servicer and (ii) after the occurrence of the Maturity Date or during the continuance of an Event of Default, (a) the written instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent.
(a)The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(b)The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its bad faith, willful misconduct or gross negligence in the performance or omission of its duties, including its duties in taking and retaining custody of the Collateral Asset Files. The Collateral Custodian shall not be obligated to take any action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.
(c)The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral.
(d)The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.
(e)The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder. In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations), natural disaster, labor dispute, epidemic or pandemic, national emergency, utility failure, computer hardware or software failure, malware or ransomware attack, communications system failure, unavailability of the Federal Reserve Bank wire or telex system or other applicable wire or funds transfer system, or unavailability of any securities clearing system or the like that delay, restrict or prohibit the providing of services by the

Collateral Custodian as contemplated by this Agreement; provided that the Collateral Custodian shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to mitigate the effects of such circumstances and to resume performance as soon as reasonably practicable under the circumstances.
(f)It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.
(g)In case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of the Maturity Date or absent the continuance of an Event of Default, request instructions from the Servicer and may, after the occurrence of the Maturity Date or during the continuance of an Event of Default, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Custodian be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.
(h)In the absence of bad faith on the part of the Collateral Custodian, the Collateral Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document furnished to the Collateral Custodian, reasonably believed by the Collateral Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of a request, instruction, document, certificate, opinion or other document which by any provision hereof is specifically required to be furnished to the Collateral Custodian, the Collateral Custodian shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that they conform on their face to the form required by such provision. For avoidance of doubt, Collateral Custodian may rely conclusively on certificates of a Responsible Officer delivered by the Servicer. The Collateral Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action, except to the extent that such inaccuracies or errors are caused by the Collateral Custodian’s own bad faith, willful misconduct or gross negligence.
(i)Without limiting the generality of any terms of this Section 12.14, the Collateral Custodian shall have no liability for the acts or omissions of any Loan Party, the Servicer, the Administrative Agent or any other Person and shall have no liability for any failure, inability or unwillingness on the part of the Servicer, the Administrative Agent, the Borrower or any other Person to provide accurate and complete information on a timely basis to the Collateral Custodian, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy, delay or error in the performance or observance on the Collateral Custodian’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof, except in the case of the Collateral Custodian’s own bad faith, willful misconduct or gross negligence.
(j)The Collateral Custodian shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Custodian shall examine the same to determine whether it conforms on its face to the requirements hereof. It is expressly acknowledged by the Borrower, the Servicer and the Administrative Agent that application and performance by the Collateral Custodian of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party with respect to the Collateral Asset, and the Collateral Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Custodian to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time.
(k)Neither the Collateral Custodian nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Servicer, Borrower or any other Person, except by reason of acts or omissions by the Collateral Custodian constituting bad faith, willful misfeasance, gross negligence or reckless disregard of the Collateral Custodian’s duties hereunder.
(l)In no event shall the Collateral Custodian be liable for the selection by the Servicer, any Loan Party, or the Administrative Agent of any investments or any losses in connection therewith, or for any failure of the Borrower or the Administrative Agent, as applicable, to timely provide investment instruction to the Collateral Custodian in connection with the investment of funds in or from any account set forth herein (in each case, except to the extent the Collateral Custodian is otherwise in breach of its express obligations hereunder).
Section 12.15Collateral Custodian as Agent of Administrative Agent. The Collateral Custodian agrees that, with respect to any Collateral Asset File at any time or times in its possession (or the possession of its clearing institution) or held in its name, the Collateral Custodian shall be the agent and custodian of the Administrative Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Administrative Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
GPIF S FUNDING, as Borrower
By: Golub Capital Private Income Fund S, its trust manager

By: /s/ Joseph LaBaw
 Name: Joseph LaBaw
Title: Authorized Signatory

[Signature Page to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Bryson Brannon
 Name: Bryson Brannon
Title: Director

[Signature Page to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By: /s/ Bryson Brannon
 Name: Bryson Brannon
Title: Director

[Signature Page to Amended and Restated Credit Agreement]

GOLUB CAPITAL PRIVATE INCOME FUND S, as Servicer

By: /s/ Joseph LaBaw
 Name: Joseph LaBaw
Title: Authorized Signatory

[Signature Page to Amended and Restated Credit Agreement]

COMPUTERSHARE TRUST COMPANY, N.A., as Collateral Custodian

By: /s/ Rupinder Suri
 Name: Rupinder Suri
Title: Vice President

[Signature Page to Amended and Restated Credit Agreement]